PART II — OFFERING CIRCULAR

An Offering Circular pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an Offering Circular which is not designated as a Preliminary Offering Circular is delivered and the Offering Circular filed with the Commission becomes qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Circular in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular                                                                                                                                                                                                         Subject to Completion, Dated December 11, 2020

GOLDEN CACAO CORPORATION

A Colorado Corporation

(The “Company” or “Golden Cacao”)

Up to $20,000,000 of Golden Cacao Shares

Golden Cacao Corporation, a Colorado corporation (the “Company” or “Golden Cacao”) is offering investors (the “Offering”) the opportunity to purchase Golden Cacao common shares (the “Shares”). The Shares will be sold at a price of $5.00 per Share (the “Maximum Amount”). No exercise price will be required to be paid. This Offering is being conducted pursuant to Tier 1 of Regulation A. The Shares are highly speculative securities, see “Risk Factors” beginning on page 9.

Price to publicUnderwriting discount
and commissions(2)Proceeds to issuer (3)Proceeds to other persons
_____________ __________________ _________________ __________
Per Share(1)$5.00$N/A$ 1,500,000(2)$

Total Maximum$20,000,000$N/A(2)$18,500,000$
____________________________________________________________ ________________

(1) Please refer to the section entitled “Securities Being Offered” on page 64 for a “Description of the Shares”.

(2) The Shares will be offered and sold by our officers and directors who will not receive any direct compensation in connection therewith. However, we reserve the right to engage broker-dealers registered under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and who are FINRA members to participate in the offer and sale of the Shares and to pay to such persons, if any, cash commissions of up to six percent (6%) of the gross proceeds from the sales of Shares placed by such persons and agent warrants (“Agent Shares”) to purchase that number of Shares equal to six percent (6%) of the Shares placed by such persons. The Agent Shares shall have an exercise price equal to 110% ($1.10) of the price of the Shares sold to investors in this Offering and will not be exercisable until one year and a day following their issuance. The Company will decide within sixty (60) days of the date this Offering Circular is “Qualified” as to whether it will secure an agent and issue Agent Shares. Please refer to the section entitled “Plan of Distribution” on page 58 for additional information.

(3) We estimate that our total Offering expenses, including commissions, will be approximately $1,500,000 if the Maximum Amount of $20,000,000 is raised. See “Plan of Distribution.”

Golden Cacao Corporation

8400 E. Prentice Avenue

Denver, CO 80111

Email: info@goldencacao.com

Tel: 920-207-0100

info@Golden Cacao.io and www.Golden Cacao.com

C/O Simmons Associates, Ltd.

Attorneys and Counselors at Law

155 Main Street, Suite 301

Providence, Rhode Island 02903 USA

www.simmonsltd.com

The date of this Offering Circular is December 11, 2020

*The Shares also contain provisions which represent that number of Shares of the Company’s common shares (the “Shares”) offered hereby equal to up to 100% of our issued and outstanding Common Shares at the time of issuance.

The information contained on our website is not incorporated by reference into this Offering Circular, and you should not consider information contained on our website to be part of this Offering Circular.

The Offering will be made on “best-efforts” continuous basis as provided by Rule 251(d)(3)(i)(F) of Regulation A. We expect to commence the sale of the Shares within two days of the date on which the Offering Circular of which this Offering Circular is a part (the “Offering Circular”) is qualified (the “Qualification Date”) by the United States Securities and Exchange Commission (the “SEC”). There is a minimum amount of 1,000,000 Shares that we must sell in order to conduct a closing in this Offering. The minimum amount that must be purchased by each investor is two thousand (2,000) Shares.

This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii)   the date that the Offering is earlier terminated by us in our sole discretion (collectively, the “Termination Date”). There is an escrow established for this Offering through the client COLTAF account for our counsel, Simmons Associates, Ltd. We will hold closings periodically following the receipt of investors’ subscriptions and acceptance of such subscriptions by us. If, on the initial closing date, we have sold less than the Maximum Amount, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Amount or (ii) the Termination Date. There is $5,000,000 aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, development expenses, offering expenses and other uses as more specifically set forth in this Offering Circular only upon receiving the minimum offering requirement of 1,000,000 Shares (“Offering Circular”).

As soon as possible after the issuance of the Shares, we intend to apply to have the Shares listed for trading on the NASDAQ Capital Market (the “NCM”) or over-the-counter market operated by OTC Markets Group Inc. (the “OTCQB”), although application or approval of such application is not a condition to the offering and we will not apply for the listing until the offering is completed.  For more information see “Plan of Distribution”.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A.   For general information on investing, the Company encourages you to refer to www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We are providing the disclosure in the format prescribed by Part I of the S-1 format of Form 1-A.

Golden Cacao Corporation
8400 E. Prentice Avenue

Denver, CO 80111

Email: info@goldencaccao.com

+1.920.207.0100

Golden Cacao Corporation

C/O Simmons Associates, Ltd.

Attorneys and Counselors at Law

155 Main Street, Suite 301

Providence, Rhode Island 02903 USA

www.GoldenCacao.com

Golden Cacao Corporation, a Colorado corporation (variously hereinafter “Golden Cacao”, or the “Company”), hereby offers up to $20,000,000 of Company common shares (“Shares”) in this offering of Shares (the “Offering”). The Company has been formed pursuant to the laws of the state of Colorado, for the purposes of aggregating and exporting high-premium quality cacao beans from Latin America; all as described in further detail in this Memorandum, below.

FREQUENTLY ASKED QUESTIONS

How much money will you be raising?

We will raise a maximum of $20,000,000.

To whom will you offer the Shares?

The general public as defined in “INVESTOR SUITABILITY STANDARDS.”

Into what will you be investing my funds?

Our investment strategy is to invest all of the net proceeds from this offering into (i) various Latin American cacao aggregation strategies; and (ii) supply chain logistics acquisitions.

What kind of distributions may I expect?

Distributions equal to that of a common Company shareholder of the Company.

When will I get my money back?

The Board of Directors expects to run the Company for at least five (5) years.

May I invest less than $2,000?

The Board of Directors may accept Subscriptions for less than $2,000 at their discretion.

Who is the Board of Directors?

The Board of Directors is composed on John Vogel, Christopher Werner and Raul Lacayo.

Does the Company own any assets?

Intellectual property.

What kind of control will the Board of Directors have over the Company and decision making?

The Board of Directors will have control over non-ordinary course, significant business decisions/transactions. The Shareholders will only be able to remove the Board of Directors with good cause. The Board of Directors will make all decisions regarding the day-to-day operations of the Company.

TABLE OF CONTENTS

Contents

PART II — OFFERING CIRCULAR1

TABLE OF CONTENTS4

FORWARD LOOKING STATEMENTS6

OFFERING CIRCULAR SUMMARY7

Overview7

DEFINITIONS10

RISK FACTORS13

Risk Factors Involving Income Taxes28

Duties of Board of Directors to the Shareholders; Indemnification28

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS32

USE OF PROCEEDS33

DETERMINATION OF OFFERING PRICE35

DESCRIPTION OF BUSINESS AND PLAN OF OPERATION35

Federal Regulation and Our Business47

Off-balance sheet arrangements47

Stock-Based Compensation47

LEGAL PROCEEDINGS48

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS48

DILUTION48

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION49

AND RESULTS OF OPERATIONS49

Overview49

Trend Information49

Revenue Trends49

Costs and Expenses Trends49

Operating Results50

Sources of Funds50

Net Cash From Operating Activities51

Net Cash From Investing Activities51

Net Cash From Financing Activities51

Material Capital Commitments51

Off-Balance Sheet Arrangements51

Internal Control over Financial Reporting51

Critical Accounting Policies and Estimates51

Revenue Recognition51

PLAN OF DISTRIBUTION52

BENEFICIAL SECURITY HOLDERS53

BOARD OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS54

Conflicts of Interest62

Term of Office63

EXECUTIVE COMPENSATION63

SECURITY OWNERSHIP OF THE BOARD OF DIRECTORS64

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND65

CERTAIN CONTROL PERSONS AND DIRECTOR INDEPENDENCE65

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON65

ACCOUNTING AND FINANCIAL DISCLOSURE65

INTERESTS OF NAMED EXPERTS AND COUNSEL66

DESCRIPTION OF SHARES66

SHARES ELIGIBLE FOR FUTURE SALE71

Rule 14472

AVAILABLE INFORMATION86

INDEX TO FINANCIAL STATEMENTS87

SHARES OF COMMON STOCK100

OFFERING CIRCULAR100

PART III - INFORMATION NOT REQUIRED IN THE OFFERING CIRCULAR100

SIGNATURES101

GOLDEN CACAO CORPORATION101

FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular constitute forward-looking statements. These statements relate to future events or our future financial performance, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “proposed,” “yet,” “assuming,” “may,” “should,” “expect,” “intend,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “will,” and similar words or phrases or the negative or other variations thereof or comparable terminology. All forward-looking statements are predictions or projections and involve known and unknown risks, estimates, assumptions, uncertainties, and other factors that may cause our actual transactions, results, performance, achievements, and outcomes to differ adversely from those expressed or implied by such forward-looking statements.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating the Company’s forward-looking statements. These factors include, among other things:

●Our ability to implement our proposed Golden Cacao business plan;

●National, international, and local economic and business conditions that could affect our business;

●Markets for our Shares, if and when the Golden Cacao Offering is successfully completed;

●Our cash flows or lack thereof;

●Our operating performance;

●Our financing activities;

●Industry developments affecting our business, financial condition, and results of operations;

●Our ability to compete effectively; and

●Governmental approvals, actions and initiatives and changes in laws and regulations or the interpretation thereof, including without limitation tax laws, regulations and interpretations by the SEC, States, and self-regulatory organizations, including without limitation, FINRA.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future plans, transactions, results, performance, achievements, or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements in order to update its forward-looking statements beyond the date of this Offering Circular.

Please read this offering circular carefully. It describes our business, our financial condition, and results of operations. We have prepared this offering circular so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this offering circular. We have not authorized any other person to provide you with different information. This offering circular is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this offering circular is complete and accurate as of the date on the front cover, but the information may have changed since that date.

OFFERING CIRCULAR SUMMARY

This summary provides an overview of selected information contained elsewhere in this offering circular. It does not contain all the information you should consider before making a decision to purchase the Shares we are offering. You should very carefully and thoroughly read the more detailed information in this offering circular and review our financial statements contained herein.

Overview

Golden Cacao Corporation (the “Company”) intends to expand global operations and aggregate and export high-premium cacao throughout Latin America using funds raised from the sale of Shares (“Shares”) in the Company. The Company expects to share Distributable Cash (after paying expenses and debt service) from operations and equity, if any, with its Shareholders.

We expect to use the proceeds of this offering for working capital, marketing as well as general and administrative expenses. We expect to commence Shares sales in November of 2020 and hope to increase sales in the coming months. See “Use of Proceeds.”

Our business headquarters are located at Golden Cacao Corporation, 8400 E. Prentice Avenue, Denver, CO 80111, U.S.A., Email: info@GoldenCacao.com and our securities counsel is Simmons Associates, Ltd., Attorneys and Counselors at Law, 155 Main Street, Suite 301. Our telephone number is US:+1 (920) 207-0100.

Summary of the Offering

Securities Offered	4,000,000 common shares of the Company (the “Shares”) by the Company at $5.00 per share.
Number of shares outstanding before the Offering	4,000,000 Common Shares as of the date hereof.
Number of shares outstanding after the Offering	8,000,000 Shares will be issued and outstanding after offering of the Shares if all the Shares in this offering being offered are sold.
Minimum number of Shares to be sold in this Offering	None.
Use of Proceeds	The Company intends to use the proceeds of this offering for working capital, marketing and for general and administrative purposes. See ‘Use of Proceeds’ section for details.
Termination of the offering	The offering will conclude upon the earlier of the sale of all 4,000,000 Shares or one year after the date of this offering circular.
The Offering
The following is a summary of the principal terms of this Offering but is not intended to be complete.
Issuer	Golden Cacao Corporation is a Colorado corporation.
Securities Offered	Company Common Shares.
Offering Amount	We are offering a minimum of $5,000,000 (the “Minimum Amount”) and a maximum of $20,000,000 of Shares (the “Maximum Amount”).
Offering Price	$5.00 per Share. The minimum amount that must be purchased by each investor is 2,000 Shares.
Commencement of the Offering	We expect to commence the sale of the Shares within two days following the Qualification Date.
Termination of the Offering

This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii) the date that the Offering is earlier terminated by us, in our sole discretion.

Escrow Account

All investor funds will be deposited in a non-interest-bearing escrow account (the “Escrow Account”) at CVEX Group, 5000 Plaza On The Lake, Suite 305, Austin, TX  78746, Phone: (512) 838-6363 Info:  info@cvexgroup.com, as escrow agent, for the benefit of the investors.

If we do not sell at least the Minimum Amount by the Termination Date all funds will be promptly returned to investors without interest or deduction.

Closings

The Shares will be issued in one or more closings (the “Closings”). We must receive and accept subscriptions for the Minimum Amount in order to hold the initial closing (the “Initial Closing”) and release investor funds on deposit in the Escrow account to the Company. After the Initial Closing, the Offering will continue on a continuous basis and we may have one or more additional Closings until the earlier of the Date or the receipt and acceptance of subscription funds equal to the Maximum Amount.

Termination	If we have not held the Initial Closing prior to the Termination Date, we will instruct the Escrow Agent to return all funds to the investors without interest or deduction.
Investor Qualifications	The Shares will be offered and sold solely to “Qualified Purchasers” (as defined in Rule 256 of Regulation A).
Plan of Distribution

The Offering is being conducted by our Board of Directors on a “best efforts basis as to the Minimum Amount and a “best efforts” basis thereafter up to the Maximum Amount.

Our Board of Directors will not receive any direct compensation for sales of our Shares. However, we reserve the right to engage broker-dealers registered under Section 15 of the Exchange Act (“Selling Agents”), and who are FINRA members to participate in the offer and sale of the Shares and to pay to such Selling Agents, if any, cash commissions of up to 6% of the gross proceeds from the sales of Shares placed by such Selling Agents and agent warrants (“Agent Shares”) which will be exercisable to purchase that number of Shares equal to 10% of the Shares placed by such Selling Agents. The Agent Shares shall have an exercise price equal to 110% ($1.10) of the price of the Shares sold one day after issuance. Our Board of Directors, officers, employees, and affiliates (as defined in the Securities Act) may, but have no obligation to, purchase Shares in the Offering and all such Shares so purchased shall be counted toward the Maximum Amount.

We reserve the right to reject a subscription to purchase Shares, in whole or in part in our sole discretion. If a subscription is so rejected, in whole or in part, we will direct the Escrow Agent to promptly return the funds submitted with such rejected subscription, or the rejected portion thereof, to the investor without interest thereon or deduction therefrom.

How to Subscribe

To subscribe for Shares, complete and execute the Subscription Agreement accompanying this Offering Circular and deliver it to us before the Termination Date, together with full payment for all Shares subscribed in accordance with the instructions provided in the Subscription Agreement. Once you subscribe, subject to acceptance by us, your subscription is irrevocable. We have the right, at any time prior to the issuance of the Shares, to reject subscriptions in our sole discretion.

Reg D Offering

We are also conducting a private offering to accredited investors of up to 2,000,000 Shares at a price of $1.00 per Share in reliance on rule 506(c) of Regulation D and S under the Securities Act of 1933, as amended (the “Securities Act”).  The Shares sold in the Reg D and S Offering have the same rights as those being sold in this Offering. As of the date of this Offering Circular, we placed approximately $0 of Shares in the Reg S Offering.

Use of Proceeds

We intend to use the net proceeds of this Offering for working capital, research and development, marketing, and the development of the Golden Cacao businesses including, retaining necessary personnel, and/or licenses and launching the Golden Cacao platform. See “Use of Proceeds.”

Proposed U.S. Trading	We intend to file an application to have the Shares quoted on the NASDAQ Capital Market or “OTCQB” at such time as determined by management after we hold the Initial Closing.
Risk Factors

Investing in the Shares involves a high degree of risk. See “Risk Factors, beginning on page 9. You should read the Risk Factors section of, and all of the other information set forth in, this Offering Circular to consider carefully before deciding to purchase any Shares in this offering.

Investor Qualifications

Investors may be either “accredited investors” within the meaning of Regulation D under the Securities Act, or any other investors so long as their investment in the Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

In the cash offering, we intend to offer only up to a maximum of $1 million of Shares in the state of Washington. We will not offer Shares through the cash offering within Arizona, Nebraska, North Dakota, or Texas or to any resident of those states. There may be additional states that prohibit or limit us from offering Shares to their residents. In any state that prevents us from, or significantly limits our ability to, offer Shares in that state, we may seek to work with that state’s regulatory bodies so that at some time in the future, the state would permit us to offer our Shares to its residents.

You should rely only upon the information contained in this offering circular. The Company has not authorized anyone to provide you with information, including projections of performance, different from that which is contained in this offering circular. The Company is offering to sell Company and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or of any sale of the Shares.

We are offering our Shares without the use of an exclusive placement agent; however, we may engage various securities brokers to place Shares in this offering with investors for commissions of up to 6% of the gross proceeds. After the minimum offering threshold of 1,000,000 Shares is satisfied, and upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

The Board of Directors will make its best effort to fill the subscription in the states of Arizona, Colorado, Florida, Rhode Island, Texas, and Wisconsin. However, in the event that the Board of Directors is unsuccessful in raising the minimum funds needed, the Company may file a post qualification amendment to include additional jurisdictions that management has determined to be in the best interest of the Company for the purpose of raising the maximum offering.

In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the Shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth.  In the case of an investor who is not a natural person, revenues, or net assets for the investors most recently completed fiscal year are used instead.

The Company has not currently engaged any party for the public relations or promotion of this offering.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the offering statement is qualified, is reasonably expected to be offered and sold within two years from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate offering price calculable using the information in the qualified offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the offering circular after qualification.

Subscriptions are irrevocable, and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

DEFINITIONS

Defined terms are capitalized herein. The singular form of any term defined below shall include the plural form and the plural form shall include the singular form. Whenever they appear capitalized in this Offering Circular, the following terms (which may or may not be capitalized in this Glossary) shall have the meanings set forth below unless the context clearly requires a different interpretation:

Act shall mean the Colorado Business Corporation Act , Article VII et. seq., as amended from time to time (“CBCA”), unless a superseding Act governing limited liability companies is enacted by the state legislature and given retroactive effect or repeals this Act in such a manner that it can no longer be applied to interpret this Agreement, in which case Act shall automatically refer to the new Act.

Advance, Advances or Company Loans shall mean a loan made by the Board of Directors or a Shareholder and shall earn eight percent (8%) per annum interest as described in the Articles of Incorporation and Bylaws.

Affiliate or Affiliated shall mean any Person controlling or controlled by or under common control with the Board of Directors or a member of the Board of Directors wherein the Board of Directors (or a member of the Board of Directors) retains greater than fifty percent (50%) control of the Affiliate if an entity.

Agreement or Company Agreement shall mean the written Articles of Incorporation and Bylaws of the Company as to the affairs of the Company and the conduct of its business in any manner not inconsistent with law or the Articles of Incorporation and Bylaws of the Company, including all amendments thereto.

Article when capitalized and followed by a number refers to sections of the Agreement.

Asset or Company Asset shall mean any real or personal property owned by the Company.

Capital Account shall mean the amount of the Shares of a Shareholder in the Company consisting of that Shareholder’s original Contribution, as (1) increased by any additional Contributions and by that Shareholder’s Shares of the Company Profits, and (2) decreased by any Distribution to that Shareholder and by that Shareholder’s share of the Company’s Losses.

Capital Transaction shall mean the sale or disposition of a Company Asset.

Certificate of Incorporation shall mean the Articles of Incorporation and Bylaws of the Company filed with the State of Colorado pursuant to the formation of the Company, and any amendments thereto or restatements thereof.

Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

Contribution or Capital Contribution shall mean any money, property, or services rendered, or a promissory note or other binding obligation to contribute money or property, or to render services as permitted in the Act, which a Shareholder contributes to a Company as capital in that Shareholder’s capacity as a Shareholder pursuant to an agreement between the Shareholders, including an agreement as to value.

Distributable Cash means all cash of the Company derived from Company operations or Capital Transactions and miscellaneous sources (whether or not in the ordinary course of business) reduced by: (a) the amount necessary for the payment of all current installments of interest and/or principal due and owing with respect to third party debts and liabilities of the Company during such period, including but not limited to any real estate commissions, property management fees, marketing fees, utilities, closing costs, holding costs, construction costs, etc., incurred by or on behalf of the Company; (b) the repayment of Advances, plus interest thereon; and (c) such additional reasonable amounts as the Board of Directors, in the exercise of sound business judgment, determines to be necessary or desirable as a Reserve Account for the operation of the business and future or contingent liabilities of the Company. Distributable Cash may be generated through either operations or Capital Transactions.

Distribution, Distributions or Cash Distributions means the transfer of money or property by the Company to its Shareholders without consideration.

Economic Interest shall mean a Person’s right to Share in the income, gains, losses, deductions, credit, or similar items of, and to receive Distributions from, the Company, but does not include any other rights of a Shareholder, including, without limitation, the right to vote or to participate in management, and any right to information concerning the business and affairs of the Company.

Fee shall mean an amount earned by the Board of Directors as compensation for various aspects of operation of the Company, if applicable, as described in the table “Board of Directors’ Fees or Other Compensation” below.

Fiscal Year shall mean the Company’s fiscal year, which shall be the calendar year.

Interest, when capitalized, or Share shall mean a Shareholder’s rights in the Company, collectively, including the Shareholder’s Economic Interest, plus any additional right to vote or participate in management, and any right to information concerning the business and affairs of the Company described in the Articles of Incorporation and Bylaws of the Company.

Investor shall mean a prospective Shareholder of the Company who is contemplating the purchase of Shares, prior to admission as a Shareholder.

Losses shall mean, for each Fiscal Year, the losses and deductions of the Company determined in accordance with accounting principles consistently applied from year to year under the cash method of accounting and as reported, separately or in the aggregate as appropriate on the Company’s information tax return filed for Federal income tax purposes.

Interest shall mean the incremental dollar amount established by the Board of Directors for sale of the Shares pursuant to this Offering, which Shareholders purchase in order to become Shareholders of the Company. Note: Shares issued by the Company are “personal property” and not “real property” Shares, thus, may be ineligible for exchange under federal tax law or “1031 exchange” rules.

Majority of Shares shall mean Shareholders holding more than fifty percent (50%) of the Shares.

Maximum Dollar Amount shall mean One Hundred Million Dollars ($20,000,000) and is the maximum amount of Capital Contributions that will be accepted from Shareholders pursuant to this Offering.

Minimum Dollar Amount shall mean Five Million Dollars ($5,000,000) and is the minimum amount of Shares that must be raised before impounds may be broken (i.e., Investor funds can be used by the Company) to advance operations.

Minimum Investment Amount shall mean the minimum investment required of an Investor (other than the Board of Directors or its members,) for admission to the Offering. For purposes of this Offering, the Minimum Investment Amount is Two Thousand Dollars ($2,000), or purchase of four hundred (400) Shares at Five Dollars ($5.00) per Share; however, the Board of Directors reserves the right to take less than the Minimum Investment Amount in order to achieve the Minimum or Maximum Dollar Amount of the Offering.

Non-U.S. Person shall mean a Person who is not a U.S. Citizen, not a legal U.S. Resident, or not living in the United States.

Offering shall mean the offer for sale of Shares in the Company in exchange for a Percentage Interest in the Company, pursuant to this Offering Circular.

Offering Period shall mean the amount of time, or any extension or reinstatement thereof, specified by the Board of Directors during which a Person may invest in Shares in the Company and thereby become a Shareholder. The Board of Directors retains the right to terminate the Offering Period at any time.

Organization Expenses shall mean legal, accounting, and other expenses incurred in connection with the formation of the Company.

Company shall refer to Golden Cacao Corporation doing business as Golden Cacao, a Colorado corporation.

Percentage Interest shall be the percentage interests of the Shareholders as determined in accordance with the Articles of Incorporation and Bylaws of the Company.

Person means an individual, Company, limited Company, trust, estate, association, corporation, limited liability company, or other entity, whether domestic or foreign.

Profits shall mean, for each Fiscal Year, the income and gains of the Company determined in accordance with accounting principles consistently applied from year to year under the cash method of accounting and as reported, separately or in the aggregate as appropriate, on the Company’s information tax return filed for Federal income tax purposes.

Reserves or Working Capital and Reserves shall mean, with respect to any fiscal period, funds set aside, or amounts allocated during such period to reserves that shall be maintained in amounts deemed sufficient by the Board of Directors for working capital and to pay taxes, insurance, debt service, or other costs or expenses incident to the ownership or operation of the Company’s business.

Unreturned Capital Contributions means all Contributions made by a Shareholder less any unreturned capital.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business and prospects before deciding to invest in our Shares.

This offering and any investment in our Shares involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our Shares. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed, and you may lose all or part of your investment.

The Company considers the following to be all known material risks to an investor regarding this offering. The Company should be viewed as a high-risk investment and speculative in nature. An investment in our Shares may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our Shares.

Financial Projections. The Pro Forma Financial Projections included in the Business Plan are based upon what the Company believes to be reasonable assumptions concerning certain factors affecting probable future operations of the Company. Despite these future projections, no assurances can be made that these projections will prove to be accurate, and Shareholders are cautioned against placing excessive reliance on such projections in deciding whether to invest in the Company.  In particular, market conditions and capital costs are very volatile, and may cause the Company to seek additional capital or alternative forms of capital. In turn, this could result in a dilution of an Investor’s ownership interest in the Company.

Arbitrary Offering Price. The offering price of $5.00 per Share has been arbitrarily set by the Company and is not based upon earnings, operating history, assets, book value, or any other recognized criteria of value. No independent opinion has been obtained in the determination of the offering price.

GENERAL

RISKS RELATED TO OUR BUSINESS:

Our business is difficult to evaluate because we have limited operating history.

Potential Investors should be aware of the difficulties generally encountered by an enterprise with limited operating history.  These difficulties include, but are not limited to, marketing, competition and unanticipated costs and expenses. Because of our lack of operating history, limited revenues or earnings and limited assets, there is a risk that we will be unable to operate. The cost of operating our business is high because of the costly nature of the operations, facilities, and other infrastructure and supplies. Although we intend to expand operations and grow, our capital is limited and for the near future, it is likely that we will sustain operating expenses without corresponding revenues. There can be no guarantee that we will be able to successfully develop our operations and services.

Even if we sell all of the offered Shares, we may need additional financing to develop our business and to meet our capital requirements.

We believe that the proceeds of this Offering shall be sufficient to enable us to engage in operations to the extent that we believe desirable. See the “USE OF PROCEEDS”.

The sale of the Shares offered shall enable us to engage in preliminary operations. We anticipate, based upon our internal forecasts and assumptions relating to our operations, that the proceeds from this Offering, together with anticipated revenues from operations, shall be sufficient to satisfy our contemplated cash requirements for in excess of 24 months after the Closing of this Offering.

Even if we sell the Securities offered pursuant to this Offering Circular, we may need additional financing to meet our capital requirements to engage in our business. Thus, if we are unable to obtain additional financing, it is possible that we may be unable to achieve our stated business objectives.

We shall be dependent upon the following: (i) future earnings; (ii) the availability of funds from private sources, including, but not limited to, our shareholders and loans (iii) private or public offerings of our securities and (iv) the availability of funds from other sources. If additional capital is raised through borrowing or other debt financing, which we may not be able to obtain, we will incur substantial interest expenses. Sales of equity to raise needed capital would dilute, on a pro-rata basis, the percentage of ownership of all holders of Shares. Further, market conditions for private and public offerings are subject to uncertainty and there can be no assurance when or whether a private and/or public offering shall be successfully completed or that other funds shall be made available to us. In view of our limited operating history, our ability to obtain additional funds may be limited. Such financing may only be available, if at all, upon terms and conditions which may not be reasonable and/or acceptable to us. If adequate funds are not available from operations or additional sources of financing, our business shall be materially adversely affected. Therefore, although selling the total amount of Securities offered shall best meet our plans for business operations, there remains a risk that an investor may experience a complete loss of his investment if we require additional funding but do not obtain it.

We may be unable to obtain market acceptance to expand our operations.

We shall require significant expenditures, management resources and time to develop our operations and services. There can be no assurance that we shall be successful in gaining market acceptance of our strategies and services.

We may experience significant fluctuations in our operating results.

Our revenues and operating results may fluctuate due to a combination of factors. In order to remain competitive within the industry, we must maintain and keep up to date with new advances in cacao aggregation and export operations. Consequently, it is highly uncertain what our operating results will be in the near future. Our revenues and operating results may also fluctuate based upon the number and extent of potential financing activities. Thus, there can be no assurance that we will be able to reach profitability on a quarterly or annual basis.

RISKS RELATED TO OUR BOARD OF DIRECTORS:

Our success depends upon the Board of Directors, the loss of whom could disrupt our business operations.

We depend upon the services of John Vogel, Christopher Werner and Raul Lacayo. The loss of services of Mr. Vogel, Mr. Werner or Mr. Lacayo could disrupt our operations.

Our Board of Directors will have substantial influence over our operations and control substantially all of our business matters.

The Board of Directors includes John Vogel, Christopher Werner and Rau Lacayo. They are responsible for conducting and managing our day-to-day operations. We rely completely upon the judgment of such three people in making business decisions on matters which require the judgment of the Board of Directors.

We are dependent upon attracting and retaining highly skilled personnel.

We believe our future success will depend largely upon our ability to attract and retain highly skilled management, consultants, and advisors in the following areas: operations, sales and marketing and finance. Competition for such personnel is intense and there can be no assurance that we will be successful in attracting and retaining such personnel. The inability to attract or retain qualified personnel in the future, or delays in hiring required personnel, particularly consultants providing research and development, marketing, and chartering operations services, could have a material adverse effect upon our business, results of operations and financial condition.

Our Board of Directors will have discretion with respect to certain items in the Use of Proceeds from this Offering.

Our Board of Directors intends to use the proceeds substantially as stated in the “Use of Proceeds” section of this Offering Circular. Notwithstanding the foregoing, our management has the right, in its sole and absolute discretion, to vary the use of the proceeds.

There can be no assurance that our Board of Directors’ use of proceeds generated through this Offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants, and personal investment advisors prior to making any decision to invest in the Company.

As is the case with any business, particularly one with limited operations, it should be expected that certain expenses unforeseeable to our management at this juncture will arise in the future.

RISKS RELATED TO OUR SHARES:

The Shares being offered pursuant to this Offering Circular are not registered with the Securities and Exchange Commission.

The Shares being offered pursuant to this Offering Circular have not been registered pursuant to the 1933 Act or under the securities laws of any state (“blue sky” laws). They are offered pursuant to an exemption from registration under the 1933 Act in reliance upon intended compliance with the provisions of Section 4(2) of the 1933 Act and Regulation A thereunder. The Shares which we shall issue will not be restricted and can be freely traded, but only after qualification by the S.E.C. Accordingly, the Shares may not be sold, pledged, hypothecated, donated or otherwise transferred, whether or not for consideration, unless the Shares are qualified or unless an exemption from registration applies. Although the Shares will not be registered in various states, we shall comply with the registration or other qualification requirements concerning the offering of securities in each state in which the Shares will be offered. In addition to restrictions under federal laws, the Shares purchased in one state cannot be sold, transferred, pledged, or hypothecated in another state unless an exemption under state securities law applies.

There is no present market for the Shares, and there can be no assurance that any will develop. We are not presently a reporting company under either Section 13(a) or 15(d) of the 1934 Act and therefore, we do not presently file any reports with the SEC. We can give no assurance that we will ever become a reporting company. In addition, there can be no assurance if, and when, a public market will develop and whether our Shares will be able to be resold either at or near their original offering price. Investors should understand that the Shares are not liquid and may have little or no value if an Investor desires to liquidate his or her investment in the Shares. Accordingly, the Shares should not be purchased by anyone who requires liquidity or who cannot afford a complete loss of his investment.

The lack of liquidity and significant risks associated with an investment in our company makes the purchase of the Shares suitable only for an Investor who has substantial net worth, who has no need for liquidity with respect to this investment, who understands the risks involved and has reviewed these risks with his or her legal and investment advisors, and who has adequate means of providing for his or her current and foreseeable needs and contingencies.

The Subscription Price of the Shares pursuant to this Offering has been arbitrarily determined.

We have arbitrarily determined the Subscription Price of the Shares and such Subscription Price should not be construed as indicative of the value of the Shares. We can give no assurance that any of the Shares, if transferable, could be sold for the Subscription Price or for any other amount.

We have never paid dividends on our Shares.

We have never paid any dividends on our Shares. Although our management intends to pay cash dividends on our Shares, there can be no assurance that we shall have sufficient earnings to pay any dividends with respect to our Shares. Moreover, even if we have sufficient earnings, we are not obligated to declare dividends with respect to our Shares.  The future declaration of any cash or stock dividends shall be in the sole and absolute discretion of the Board of Directors and shall depend upon our earnings, capital requirements, financial position, general economic conditions, and other pertinent factors. It is also possible that the terms of any future debt financing may restrict the payment of dividends.  To date, no dividends have been paid on our Shares and we presently intend to retain earnings, if any, for the development and expansion of our business.

We may issue more Shares in future offerings, which will result in substantial dilution to our Shareholders.

Our Articles of Incorporation and Bylaws of the Company authorizes the issuance of a maximum of 50,000,000 Common Shares of the Company. Any additional offerings of Common Shares effected by us may result in substantial dilution in the percentage of our Company Shares held by our then existing stockholders. Moreover, the Company Shares issued in any such offering may be valued upon an arbitrary or non-arm's-length basis by our Board of Directors, resulting in an additional reduction in the percentage of Company Shares held by our then existing shareholders. To the extent that additional Shares of the Company are issued, dilution of the interests of our stockholders will occur and the rights of the holders of Company Shares might be materially adversely affected.

As a result of this offering, there will be immediate dilution.

The purchasers of the Shares being offered hereby shall incur an immediate and substantial dilution in the pro forma net tangible book value of the Shares after the Offering of approximately $2.00 per Share from the Subscription Price of $5.00 per Share if 4,000,000 Shares offered hereby are purchased.

Factual Data

The information which we have set forth in this Offering Circular was obtained from our Board of Directors, who will benefit substantially from the transactions contemplated herein. Such information necessarily incorporates significant assumptions as well as factual matters.  There can be no assurance that such information is complete or accurate.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY:

Our operating results may fluctuate significantly, which makes our future results difficult to predict and could cause our operating results to fall below expectations or our guidance.

Our operating results may fluctuate due to a variety of factors, many of which are outside of our control, including the changing and volatile U.S., European and global economic environment, and any of which may cause our stock price to fluctuate. As a result, comparing our operating results on a period-to-period basis may not be meaningful. You should not rely on our past results as an indication of our future performance. A delay in the recognition of revenue, even from just one account, may have a significant negative impact on our results of operations for a given period. If our revenue or operating results fall below the expectations of investors or securities analysts or below any guidance we may provide to the market, as has occurred recently and at other times in the past, or if the guidance we provide to the market falls below the expectations of investors or securities analysts, as has occurred recently and at other times in the past, the price of our Shares could decline substantially. Such a stock price decline could occur and has occurred recently and at other times in the past, even when we have met our publicly stated revenue and/or earnings guidance.

In addition to other risks listed in this “Risk Factors” section, factors that may affect our operating results include, but are not limited to:

• seasonal fluctuations in demand for our services. For example, many companies in our industry experience adverse seasonal fluctuations in production, particularly in the first and third quarters; we have experienced these seasonal fluctuations in the past and expect that this trend will continue in the future;

• fluctuations in production cycles and operations for our services;

• reductions in operator’s budgets for cacao aggregation and export operations and management purchases and delays in their operating cycles;

• general economic or political conditions in our domestic and international markets, including the deficit spending and government debt issues surrounding the U.S. and Eurozone economies;

• unpredictability in the development of cacao aggregation and export operations, or adjacent markets, or a slowdown or reversal of growth in these markets, and including any markets that we enter as a result of acquisitions;

• limited visibility into operator’s spending and operating plans;

• changing market conditions, including current and potential operator consolidation;

• operator or partner concentration;

• the timing of recognizing revenue in any given quarter as a result of revenue recognition accounting rules, including the extent to which sales transactions in a given period are unrecognizable until a future period or, conversely, the satisfaction of revenue recognition rules in a given period resulting in the recognition of revenue from transactions initiated in prior periods;

• the successful operations of our portfolio in the timeframes we anticipate, including the number and size of operations, and in each quarter;

• delays in operator or partner operating cycles in response to our introduction of new projects and operating transitions;

• our ability to realize the anticipated benefits of any strategic transaction undertaken by us, including any acquisition, divestiture, Company, commercial agreement, or investment;

• any significant changes in the competitive dynamics of our markets, including new entrants or substantial discounting of projects;

• our ability to control costs, including our operating expenses and the costs of the businesses we purchase;

• our ability to timely and effectively implement, and realize the anticipated benefits of, any restructuring plans;

• any component shortages or price fluctuations in our supply chain;

• any decision to increase or decrease operating expenses in response to changes in the marketplace or perceived marketplace opportunities;

• our ability to derive benefits from our investments in operations, collaborative efforts, marketing, engineering, or other activities;

• our ability to successfully work with partners on combined solutions, including with respect to cacao aggregation and export validation, marketing, selling and support;

• unpredictable fluctuations in our effective tax rate due to the geographic distribution of our worldwide earnings or losses, disqualifying dispositions of stock from the employee stock purchase plan and stock options, changes in the valuation of our deferred tax assets or liabilities, changes in actual results versus our estimates, or changes in tax laws, regulations, accounting principles, or interpretations thereof; and

• the effects of natural disasters, including any effects on our supply chain or on the willingness of our projects or prospective cacao aggregation and export operators to make capital commitments.

Our operating results may fluctuate significantly, which makes our future results difficult to predict and could cause our operating results to fall below expectations or our guidance.

Our operating results may fluctuate due to a variety of factors, many of which are outside of our control, including the changing and volatile U.S., European and global economic environment, and any of which may cause our stock price to fluctuate. As a result, comparing our operating results on a period-to-period basis may not be meaningful. You should not rely on our past results as an indication of our future performance.  A delay in the recognition of revenue, even from just one account, may have a significant negative impact on our results of operations for a given period. If our revenue or operating results fall below the expectations of investors or securities analysts or below any guidance we may provide to the market, as has occurred recently and at other times in the past, or if the guidance we provide to the market falls below the expectations of investors or securities analysts, as has occurred recently and at other times in the past, the price of our common stock could decline substantially. Such a stock price decline could occur and has occurred recently and at other times in the past, even when we have met our publicly stated revenue and/or earnings guidance.

Adverse economic conditions make it difficult to predict revenues for a particular period and may lead to reduced cacao farming and operations spending, which would harm our business and operating results. In addition, turmoil in credit markets during economic downturns increases our exposure to our operator’s and partners' credit risk, which could result in reduced revenue or increased write-offs of accounts receivable.

Our business depends on the overall demand for cacao, and in particular for the Latin American cacao and distribution operations and the other markets in which we operate, and on the economic health and general willingness of our current and prospective partners, both enterprises and government organizations, to make capital commitments.

These government organizations include non-U.S. as well as U.S. federal, state and local organizations. In some quarters, sales to government organizations have represented, and may in the future represent, a significant portion of overall sales. If the conditions in the U.S. and global economic environment, including the economies of any international markets that we serve, remain uncertain or continue to be volatile, or if they deteriorate further, our business, operating results, and financial condition would likely be materially adversely affected. For example, U.S. government deficit spending and debt levels, as well as actions taken by the U.S. Congress relating to these matters, could negatively impact the U.S. and global economies and adversely affect our financial results. In addition, our financial results could be negatively impacted by the continuing uncertainty surrounding, or any deterioration relating to, the debt levels or growth prospects for Eurozone economies.

Economic weakness, operator financial difficulties and constrained spending on cacao farming and distribution initiatives have resulted, and may in the future result, in challenging and delayed sales cycles and could negatively impact our ability to forecast future periods. In addition, the markets we serve are emerging and the operations involve material changes to established operating patterns and policies. In addition, our operating expenses are largely based on anticipated revenue trends and a high percentage of our expenses are, and will continue to be, fixed in the short-term. Uncertainty about future economic conditions makes it difficult to forecast operating results and to make decisions about future investments. Weak or volatile economic conditions would likely harm our business and operating results in a number of ways, including spending reductions among cacao farming and distribution operations and prospects, longer sales cycles, lower prices for our operations and reduced production. A reduction in information technology spending could occur or persist even if economic conditions improve. In addition, any increase in worldwide commodity prices may result in higher component prices and increased shipping costs, both of which may negatively impact our financial results.

Many of our operators and partners use third parties to finance their operations. Any freeze, or reduced liquidity, in the credit markets may result in operators either delaying or entirely foregoing planned exploitation or extraction of our operations if they are unable to obtain the required financing. This would result in reduced revenues, and our business, operating results and financial condition would be harmed. In addition, these partners' ability to pay for equipment already purchased may be adversely affected by any credit market turmoil or an associated downturn in their own business, which in turn could harm our business, operating results and financial condition.

We face intense competition that could reduce our revenue and adversely affect our financial results.

The market for production and export of cacao is highly competitive and we expect competition to intensify in the future. Other companies may introduce new financing models and innovative strategies in the same markets we serve or intend to enter.

This competition could result, and has resulted in the past, in increased pricing pressure, reduced profit margins, increased sales and marketing expenses and failure to increase, or the loss of, market share, any of which would likely seriously harm our business, operating results and financial condition.

Many of our current or potential competitors have longer operating histories, greater name recognition, larger operator bases and significantly greater financial, technical, sales, marketing, and other resources than we do.  We also face competition from a large number of smaller private companies and new market entrants.

We expect increased competition from our current competitors as well as other established and emerging companies if our market continues to develop and expand.  In addition, some of our competitors have made acquisitions or entered into collaboration agreements or other strategic relationships with one another to offer a more comprehensive operating solution than they individually had offered. We expect this trend to continue as companies attempt to strengthen or maintain their market positions in an evolving industry and as companies enter into partnerships or are acquired. Many of the companies driving this consolidation trend have significantly greater financial, technical, and other resources than we do and are better positioned to acquire and offer complementary products and technologies. The companies resulting from these possible consolidations may create more compelling product offerings and be able to offer greater pricing flexibility, making it more difficult for us to compete effectively, including on the basis of streamlining cacao aggregation and export operations, price, sales and marketing programs, technology, or product functionality. Continued industry consolidation may adversely impact operators' perceptions of the viability of smaller and even medium-sized technology companies and consequently operators' willingness to purchase from such companies. These pressures could materially adversely affect our business, operating results, and financial condition.

Our international operations subject us to additional risks that may harm our operating results.

We expect to continue to add personnel in additional countries. Our international operations make us subject to various U.S. and international laws and regulations, including those relating to antitrust, data protection, and business dealings with both commercial and governmental officials and organizations. Our international sales and operations subject us to a variety of additional risks, including:

• the difficulty and cost of managing and staffing international offices and the increased travel, infrastructure, legal, and other compliance costs associated with multiple international locations;

• difficulties in enforcing contracts and collecting accounts receivable, and longer payment cycles, especially in emerging markets;

• tariffs and trade barriers and other regulatory or contractual limitations on our ability to sell or develop our operations in certain foreign markets;

• the effects of any political instability on the general willingness of our current and prospective partners to make capital commitments;

• unfavorable changes in tax treaties or laws; and

• increased exposure to foreign currency exchange rate risk.

As we continue to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our international operations. Our failure to manage any of these risks successfully, or to comply with these laws and regulations, could harm our operations, reduce our sales, and harm our business, operating results, and financial condition. For example, in certain foreign countries, particularly those with developing economies, certain business practices that are prohibited by laws and regulations applicable to us, such as the Foreign Corrupt Practices Act, may be more commonplace. Although we implement policies and procedures with the intention of ensuring compliance with these laws and regulations, our employees, contractors, and agents, as well as channel partners involved in our international sales, may take actions in violation of our policies. Any such violation could have an adverse effect on our business and reputation.

Some of our business partners also have international operations and are subject to the risks described above. Even if we are able to successfully manage the risks of international operations, our business may be adversely affected if our business partners are not able to successfully manage these risks.

Foreign currencies periodically experience rapid fluctuations in value against the U.S. dollar. Any foreign currency devaluation against the U.S. dollar increases the real cost of our products to our operators and partners in foreign markets where we sell in U.S. dollars, which has resulted in the past and may result in the future in delayed or cancelled purchases of our products and, as a result, lower revenues. In addition, this increase in cost increases the risk to us that we will be unable to collect amounts owed to us by such operators or partners, which in turn would impact our revenues and could materially adversely impact our business and financial results. Any devaluation may also lead us to discount our prices more aggressively in foreign markets in order to maintain competitive pricing, which would negatively impact our revenues and gross margins. Conversely, a weakened U.S. dollar could increase the cost of local operating expenses and procurement of raw materials to the extent we purchase components in foreign currencies.

We are investing in engineering, operations, services, and infrastructure, and these investments may achieve delayed or lower than expected benefits, which could harm our operating results.

We intend to continue to add personnel and other resources to our engineering, sales, operations, services and infrastructure functions as we focus on developing new operations, growing our market segments, capitalizing on existing or new market opportunities, increasing our market share, and enabling our business operations to meet anticipated demand. We are likely to recognize the costs associated with these investments earlier than some of the anticipated benefits, and the return on these investments may be lower, or may develop more slowly, than we expect. If we do not achieve the benefits anticipated from these investments, or if the achievement of these benefits is delayed, our operating results may be adversely affected.

If we fail to manage future growth effectively, our business would be harmed.

We have expanded our operations significantly since inception, both organically and through acquisitions of complementary businesses and operations and anticipate that further significant expansion will be required. This growth is expected to continue to place significant demands on our management, infrastructure, and other resources. To manage our growth, we need to hire, integrate, and retain highly skilled and motivated employees. We will also need to continue to improve our financial and management controls, reporting systems, and procedures.

We are subject to various regulations that could subject us to liability or impair our ability to operate.

Our operations are subject to a variety of government regulations, including export controls, import controls, environmental laws, laws relating to the use of cacao aggregation and export, and required certifications. For example, our cacao is subject to export controls of the U.S. and other countries and may be exported outside the U.S. and other countries only with the required level of export license or through an export license exception, because we incorporate encryption technology into our products. Any change in regulations, shift in approach to the enforcement or scope of existing regulations, or change in the countries, persons or operations targeted by such regulations, could result in decreased use of our services by, or in our decreased ability to export or sell our services to, existing or potential operators with international operations. We must comply with various and increasing environmental regulations, both domestic and international, regarding our operations. Failure to comply with these and similar laws on a timely basis, or at all, could have a material adverse effect on our business, operating results, and financial condition.

We are exposed to risks from legislation requiring companies to evaluate internal control over financial reporting.

The Sarbanes-Oxley Act requires that we test our internal control over financial reporting and disclosure control and procedures. Moreover, if we are not able to comply with the requirements of Section 404 in the future, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock may decline and we could be subject to sanctions or investigations by the Nasdaq Stock Market's Global Select Market, the SEC or other regulatory authorities, which would require significant additional financial and management resources.

Changes in financial accounting standards may cause adverse unexpected revenue fluctuations and affect our reported results of operations.

A change in accounting policies can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New pronouncements and varying interpretations of existing pronouncements have occurred with frequency and may occur in the future. Changes to existing rules, or changes to the interpretations of existing rules, could lead to changes in our accounting practices, and such changes could adversely affect our reported financial results or the way we conduct our business.

We may have exposure to greater than anticipated tax liabilities.

Our provision for income taxes is subject to volatility and could be adversely affected by nondeductible stock-based compensation, changes in the research and development tax credit laws, earnings being lower than anticipated in jurisdictions where we have lower statutory rates and being higher than anticipated in jurisdictions where we have higher statutory rates, transfer pricing adjustments, not meeting the terms and conditions of tax holidays or incentives, changes in the valuation of our deferred tax assets and liabilities, changes in actual results versus our estimates, or changes in tax laws, regulations, accounting principles or interpretations thereof. In addition, like other companies, we may be subject to examination of our income tax returns by the U.S. Internal Revenue Service and other tax authorities. While we regularly assess the likelihood of adverse outcomes from such examinations and the adequacy of our provision for income taxes, there can be no assurance that such provision is sufficient and that a determination by a tax authority will not have an adverse effect on our results of operations.

If we fail to successfully manage our exposure to the volatility and economic uncertainty in the global financial marketplace, our operating results could be adversely impacted.

We are exposed to financial risk associated with the global financial markets, including volatility in interest rates and uncertainty in the credit markets. Additionally, instability and uncertainty in the financial markets, as has been recently experienced, could result in the incurrence of significant realized or impairment losses associated with certain of our operations, which would reduce our net income.

If we need additional capital in the future, it may not be available to us on favorable terms, or at all.

We have historically relied on outside financing and cash flow from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to fund our operations or respond to competitive pressures or strategic opportunities. We may not be able to secure timely additional financing on favorable terms, or at all. If we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new securities we issue could have rights, preferences and privileges senior to those of holders of our Shares. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

Our business is subject to the risks of earthquakes, fire, floods, pandemics, and other natural catastrophic events, and to interruption by manmade problems such as computer viruses, break-ins, or terrorism.

Our main operations are located in regions known for severe earthquakes and flooding. A significant natural disaster, such as an earthquake or a flood, could disrupt our operations and therefore harm our business, operating results, and financial condition. A natural disaster could also impact our ability to operate and deliver our products to operators, or provide support to our operators, any of which would harm our business, operating results, and financial condition.

Any of these incidents could result in both legal and reputational costs. Natural disasters, acts of unrest or terrorism or war could also cause disruptions in our or our operators' business, our domestic and international markets, or the economy as a whole. To the extent that such disruptions result in delays or cancellations of operator orders or the deployment of our products, our business, operating results, and financial condition would be adversely affected.

Unregistered Brokers/Agents. The Company may utilize finders, agents, and brokers to seek potential Shareholders. Depending on the locations of and activities conducted by such persons or entities, certain laws may require that they be registered with the Commission, state authorities, or foreign authorities. The Company intends only to utilize registered finders, agents, and brokers, or work with persons and entities it believes (or has been informed) do not need to be registered. If the Company uses finders, agents, or brokers that should be registered but are not, the Company may be liable to return investment monies and for other fines and penalties. In addition, the securities exemptions that the Company is relying upon may be made unavailable. In either case, the Shareholders may lose all or a portion of their investment.

Forward-looking Statements May Prove Materially Inaccurate. The statements contained in this Offering Circular that are not historical facts are forward-looking statements within the meaning of the Federal securities laws. These forward-looking statements are based on current expectations, beliefs, assumptions, estimates, and projections about the industry and locale in which the Company’s hotel, fitness facility and spa will be operated. Words such as “expect”, “anticipate”, “intend”, “plan”, “believe”, “seek”, and “estimate”, variations of such words, and other similar expressions, identify such forward-looking statements. Forward-looking statements contained in this Offering Circular, or other statements made for or on behalf of the Offering either orally or in writing from time to time, are expressly not guarantees of future performance, and involve certain risks, uncertainties, and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

While forward-looking statements in this Offering Circular reflect the Company’s estimates and beliefs, they are not guarantees of future performance. The Company does not promise to update any forward-looking statements to reflect changes in the underlying assumptions or factors, new information, future events, or other changes.

Such Shareholders May Be Subject to the Bad Actor Provisions of Rule 506(d). Regulation D, Rule 506(d) was adopted by the SEC under the JOBS Act on September 23, 2013. Rule 506(d) pertains to Shareholders (“covered persons”) who acquire more than 20% of the voting (equity) interests in companies seeking an exemption from securities registration under Rule 506. If such Shareholders have been subject to certain "disqualifying events" (as defined by the SEC), are required to either: a) disclose such events to other Shareholders (if they occurred before September 23, 2013); or b) own less than twenty percent (20%) of the voting (equity) Shares in the Company (if they occurred after September 23, 2013), and c) and they may not participate in management or fundraising for the Company. Disqualifying events are broadly defined to include such things as criminal convictions, citations, cease and desist or other final orders issued by a court, state or federal regulatory agency related to financial matters, Shareholders, securities violations, fraud, or misrepresentation.

Shareholders or other covered persons who do not wish to be subject to this requirement should: a) acquire less than twenty percent (20%) of the voting Shares in the Company (or ensure that the Shares they acquire are non-voting), and b) abstain from participating in management or fundraising for the Company. Covered persons have a continuing obligation to disclose disqualifying event both: a) at the time they are admitted to the Company, and b) when such disqualifying event occurs (if later), for so long as they are participating in the Company. Failure to do so may cause the Company to lose its Rule 506 securities exemption.

RISK FACTORS INVOLVING INCOME TAXES:

Lack of Board of Directors Rights

The Company will be managed exclusively by the Board of Directors. Shareholders will have no opportunity to control the day-to-day operation, including investment and disposition decisions, of the Company. The Board of Directors will have sole and absolute discretion in structuring, negotiating, purchasing, financing, and eventually divesting investments on behalf of the Company. The Board of Directors and its affiliates will make all acquisition decisions and the Shareholders will not have the right to evaluate for themselves the merits of particular investments prior to the Company's making such investments.

Lack of Operating History

Although members of the Board of Directors' management team and other key personnel of the Board of Directors have had extensive experience investing in the cacao aggregation and export industry market, the Company, the Board of Directors is newly formed entities with no operating history upon which to base an investment decision or evaluate the Company's likely performance. In addition, the Company is subject to all of the business risks and uncertainties associated with any new business, including the risk that it will not achieve its investment objectives and that the value of an interest in the Company could decline substantially or even result in a total loss.

Litigation

In the ordinary course of its business, the Company may be subject to litigation from time to time. The outcome of such proceedings may materially adversely affect the value of the Company and may continue without resolution for long periods of time. Any litigation may consume substantial amounts of the Board of Directors' time and attention, and such time and resources devoted to such litigation may, at times, be disproportionate to the amounts at stake in such litigation.

Liability for Return of Distributions

If the Company is otherwise unable to meet its obligations (including Company tax and indemnification obligations), the Partners may, under applicable laws or applicable provisions of the Company Agreement, be obligated to return cash distributions previously received by them to the extent such distributions are deemed to constitute a return of their capital contributions or are deemed to have been wrongfully paid to them. In addition, a Partner may be liable under applicable U.S. federal and state bankruptcy or insolvency laws to return a distribution made by the Company with respect to an investment that becomes subject to bankruptcy or insolvency proceedings.

Risks Related To Co-Investments and Joint Ventures

The Company will seek to expand the number of assets/projects it can acquire by enlisting financial partners who co-invest with the Company or alternatively by investing with other sponsors (collectively, "co-investors"). If the Company is unable to find other suitable equity co-investors, the Company will either choose to make a different investment or restructure the amount of its equity investment in a given project. Lack of co-investors may reduce the number of projects that Company can acquire or invest into, which in turn would result in less diversification and more uncertainties associated with any new business, including the risk that it will not achieve its investment objectives and that the value of an interest in the Company could decline substantially or even result in a total loss in the event of underperformance by any one of the projects.

Delayed Execution

Working with co-investors or joint venture partners may create timing issues related to the acquisition, dis- position or management of the Company's investments. The internal decision-making process of co-investors or joint venture partners may result in delays that cause lost opportunities and hamper the Company's performance. A failure to perform by a co-investor or joint venture partner may cause the Company to incur meaningful Broken Deal Expenses. A failure to perform by a co-investor or joint venture partner, whether due to bankruptcy of the co-investor or joint venture partner or otherwise, may lead to a failure to perform by the Company. Such a result may reduce the Company's credibility in the market and make it more difficult to acquire desirable properties with negative consequence for the returns associated with an investment in the Company. In addition, the bankruptcy of a co-investor or joint venture partner would likely adversely affect the Company's ability to implement its investment strategy with respect to affected properties due to, among other things, the difficulties and delays associated with dealing with a bankruptcy trustee and failures by such co-investor or joint venture partner to make its share of capital contributions.

Limited Control

The Company and any co-investor or joint venture partner would likely form a special purpose entity to own any co-investment. The Company may have limited management authority with respect to such entity and therefore limited ability to affect the success or failure of such investment undertaken with co-investors or joint venture partners. The Board of Directors expects that appropriate rights will be negotiated to protect the Company's interests. Nevertheless, such co-investor or joint venture partner may be in a position to take (or block) action in a manner contrary to the Company's investment objectives. Such investments may also give potential risk of impasse on decisions because neither the Company nor the co-investor or joint venture partner would have certain controls over the Company or joint venture.

Loss of Promoted Interest

The Company expects to receive 50% of any carried interest earned on a co-investor's or joint venture partner's investment. There are no guarantees, however, that such carried interests will be realized.

Co-investors or joint venture partners may have the right to remove the Company as a co-manager or sponsor for "cause" events. In the event of the Company's removal, the Company would lose its promoted interest in the co-investors' or joint venture partners' investment with potentially adverse economic consequences to the Company.

Disagreements with Co-Investors and Joint Venture Partners

The Company, on the one hand, and its co-investors or joint venture partners, on the other hand, may not be able to agree on matters relating to the assets/projects owned by the co-investment or joint venture vehicle. Although dispute resolution mechanisms may be in place, including buy-sell provisions, the Company may not have sufficient resources to exercise its purchase rights or other remedies, which may have negative consequences for the Company.

Senior Equity

From time-to-time the Company may co-invest with a provider of senior equity. In this structure the Company equity and return of investment will be subordinate to the senior equity. If the investment does not perform as expected the Company may be adversely affected.

Additional Liabilities

Actions by co-investors or joint venture partners might, among other things, result in subjecting property owned by a co-investment or joint venture vehicle to liabilities in excess of those contemplated by the terms of the agreement governing the co-investment or joint venture exposing the Company to liabilities of the co-investment or joint venture vehicle in excess of its proportionate share of such liabilities or having other adverse consequences for the Company.

RISKS AT THE INVESTMENT LEVEL

Uncertain Nature of Commodities Investments

The Company will be subject to all of the risks incident to ownership and financing of cacao aggregation and export operations. These risks include, but are not limited to:

•changes in general or local economic conditions;

•changes in interest rates and the availability of permanent financing which may render the purchase, sale or refinancing of a project difficult or unattractive, and which may make debt service burdensome;

•federal or local economic or controls; and

•floods, earthquakes, hurricanes, and other acts of God, acts by terrorists, and other factors beyond the Company’s control.

The Company can provide no assurance that any project will be successful. Problems may be encountered after the purchase, including increased capital costs, delayed development schedules and operational problems or delays.

It is possible the Company would not control cacao plantations on the property it purchases. The value of assets/projects owned by the Company may be adversely affected if the owner of such rights chooses to exercise them.

Failure to complete a contemplated transaction may incur Broken Deal Expenses and a loss of capital that may be substantial. The Company may risk its capital in an attempt to acquire assets/projects, including non-refundable "earnest money" deposits and/or loan commitment fees. Failure to complete a transaction may be due to many factors, including information discovered during due diligence, failure to obtain debt or equity financing, and other events both within the Company's knowledge and control and out of the Company's knowledge or control.

Interest Rate and Hedging Risks

The Company's performance may be adversely affected by a fluctuation in interest rates if it utilizes variable rate financing and fails to employ an effective hedging strategy to mitigate such risks, including engaging in interest rate swaps, caps, collars, floors and other interest rate contracts, and buying and selling interest rate futures and options on such futures. Should the Company elect to borrow at a variable interest rate and to employ such a hedging strategy (and it will be under no obligation to do so), the use of these instruments to hedge a portfolio carries certain risks, including the risks that losses on a hedge position will reduce the Company's earnings and funds available for distribution to Partners and that such losses may exceed the amount invested in such instruments. Even if used, hedges may not perform their intended purposes of minimizing and offsetting losses on Company investments.

Portfolio Acquisition and Multi-Step Transaction Risks

The Company may acquire multiple assets in a single transaction. Portfolio acquisitions are more complex and expensive, however, than single asset acquisitions, and the risk that a multiple asset acquisition will not close may be greater than in a single asset acquisition. A seller may require that a group of assets be purchased as a package, even though one or more of the assets in the portfolio does not meet the Company's investment criteria. In such cases, the Company may attempt to make a joint bid with another buyer that may default on its obligations, or the Company may purchase a portfolio of assets with the intent to dispose subsequently of those assets that do not meet its criteria. There is no guarantee, however, that the Company will successfully dispose of such assets not meeting its investment criteria or that it will be able to dispose of them on terms favorable to the Company.

In the event that the Company chooses to effect a transaction by means of a multi-step acquisition, there can be no assurance that all of such required steps can be successfully consummated. This could possibly result in the Company owning a significant real estate investment without having working control over the assets or access to its cash flow to service debt incurred in connection with the acquisition and without being able to dispose of such position at prices equal to or greater than its purchase price.

Follow-on Investments

The Company may be called upon to provide follow-on funding for its investments or have the opportunity to increase its investment in an investment. There can be no assurance that the Company will wish to make follow-on investments or that it will have sufficient funds to do so. Any decision by the Company not to make follow-on investments or its inability to make them may have a substantial negative impact on the Company's investments in need of such additional funding and/or may diminish the Company's ability to influence such investment's future development.

Losses from Uninsured Liabilities or Casualty

Certain types of insurance (covering events of a catastrophic nature, such as earthquakes, floods, acts of terrorism or relating to soils movement or subsidence due to cacao aggregation activity) may not be available or may only be available at rates that, in the Company's opinion, are prohibitive. In the event that an uninsured disaster occurs, the Company could suffer a loss of the capital invested in, as well as anticipated profits from, the damaged or destroyed property. If the loss involves a liability claim, the loss may extend to the other assets of the Company.

Minority Investments

Although the Company expects to originate most, if not all, of its investment opportunities, attractive opportunities may be brought to the Company by other sponsors. These sponsors may have economic or business interests or goals that are inconsistent with or diverge from the Company. When co-investing with other sponsors, the Company's control over an investment may be limited. Consequently, the Company may have limited ability to protect the value of the Company's investment. See also "Risks Related to Co-Investments and Joint Ventures" above.

Investments Longer than Term

The Company may make investments that may not be advantageously disposed of prior to the date the Company is required to be dissolved, either by expiration of the Company's term or otherwise. Although the Board of Directors may extend the term of the Company, the Company may have to sell or otherwise dispose of investments at a disadvantageous time.

RISK FACTORS INVOLVING THIS OFFERING

Authority of the Board of Directors

Shareholders will not have any rights as lenders or creditors of the Company and only limited rights as Shareholders of the Company. In addition, under the Company Agreement, except through representatives on the Advisory Committee (which will have limited voting authority on certain matters), Shareholders will have no voting rights on any matter concerning the Company other than potential amendments to the Company Agreement.

Subject to limited oversight by the Advisory Committee, the Board of Directors is vested with complete and exclusive authority to control and manage the Company (although it will engage the Investment Manager to manage certain aspects of the Company's business), including: authority to purchase, lease and sell cacao aggregation projects; borrow and repay loans on behalf of the Company; enter into joint ventures and relationships with co-investors; establish cash reserves; make cash distributions to Shareholders; and other functions, all without consulting with or obtaining the approval of any Shareholder, but in all cases, subject to the terms of the Company Agreements.

Timing of Distributions

The Board of Directors has absolute discretion in determining whether there is cash available for distributions. The Board of Directors may determine that some or all of the amounts received by the Company are needed to pay expenses and liabilities of the Company or to establish and maintain cash reserves for other purposes, including subsequent re-investment in assets/projects. Accordingly, there is no assurance that sufficient cash will be available to make distributions. In addition, the Board of Directors may, in its sole discretion, retain cash otherwise available for distribution for any purpose for which the Board of Directors is then permitted to call capital. The Company's income will be taxable to Shareholders in the year earned, even if cash or gold is not distributed. While the Company intends to make distributions sufficient to cover the tax liability associated with an investment in the Company, there can be no assurance that the Company will have sufficient cash or gold reserves to make such distributions. Consequently, Shareholders may owe taxes with respect to income generated by investment in the Company even though the Company has not made any distributions related to such income.

Restrictions on Transferability; No Market for Shares

The Shares are subject to substantial restrictions on transferability. A Shareholder may not transfer Shares without the consent of the Board of Directors. Transferees must be "accredited investors" as defined in Rule 501(a) of Regulation D under the Securities Act and "qualified clients" as defined in Rule 205-3 under the Advisers Act. A Shareholder may not transfer Shares if such transfer would have a material adverse effect on the Company or any of the portfolio investments, including adverse tax or regulatory consequences. In addition, no Shareholder may transfer Shares, if such transfer might violate the terms of the loans secured by the property in which the Company will invest.

The Company is a private company and there is no public market for the Shares, and it is unlikely that any such market will develop in the future. Additionally, the Company Agreement of the Company contains significant restrictions on the transferability of Shares. Therefore, a potential investor must consider the Shares as a long-term investment lacking in liquidity and should provide for his, her or its financial needs independent of this investment. A potential investor should read the Company Agreement carefully to understand all of its provisions and restrictions on the transferability of Shares. Because it is likely that no market for the Shares will develop, a potential investor must expect to bear the economic risk of an investment in the Shares for an indefinite period.

Limitation of Liability of the Board of Directors

The Company Agreements will set forth the circumstances under which the Indemnified Parties are to be excused from liability to the Company or the Shareholders for damages or losses that the Company or the Partners may incur by virtue of any such person's performance of services for the Company. As a result of these provisions, the Company and the Shareholders may have a more limited right of action in certain cases against these persons than they might otherwise have.

Additionally, in the event that a claim is made against any of the Indemnified Parties, such persons may be entitled to be indemnified by the Company, in which case the assets of the Company would have to be used to indemnify such persons for amounts incurred in connection with such claim.

Required Withdrawal

The Board of Directors, in its sole and absolute discretion, may require a Shareholder to withdraw from the Company if such Shareholder's continued participation in the Company would: (a) result in a violation of the Securities Act or any comparable state law by the Company; (b) require the Company to register as an investment company under the Investment Company Act; (c) result in a termination of the Company's status as a Company for tax purposes; (d) result in a violation of any law, rule or regulation by the Company, the Board of Directors, the Investment Manager, their respective officers, directors, employees, shareholders, partners, managers, members or any affiliate thereof; (e) cause the Company to be deemed a "publicly-traded Company" as such term is defined in Section 7704(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (f) cause the Company to hold "plan assets" as described under the regulations issued by the Department of Labor at Section 2510.3-101 of the Code of Federal Regulations; or (g) likely result in a material adverse effect on the Company or any of its affiliates, any investment or any prospective investment due to any law or governmental regulation to which the Company is subject.

Dilution from Subsequent Closings

Shareholders that are admitted or increase their Commitments after the Initial Closing will generally participate in existing investments of the Company, thereby diluting the Shares of existing Partners therein. Although such Shareholders will contribute their pro rata share of previously made Capital Contributions (plus interest thereon), there can be no assurance that this payment will reflect the fair value of the investments at the time such additional subscriptions for Shares are made.

Securities Act Considerations

The Shares are offered hereby as a private placement and have not been registered with the SEC under the Securities Act in reliance upon the exemptions contained in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. As a result, the Shares may not be resold or otherwise transferred without registration with the SEC or the availability of an exemption therefrom.

Pursuant to recent amendments to Rule 506 of Regulation D, if certain "covered persons" (which includes the issuer, any affiliated issuers, certain officers of the issuer, any beneficial owners of 20% or more of the Company's outstanding voting equity securities (calculated on the basis of total voting power rather than on the basis of ownership of any single class of securities), the investment manager, any compensated solicitors and certain other persons) become subject to a "disqualifying event" (as described in Rule 506(d)(1) of Regulation D), the Company may be subject to certain adverse consequences. In the event that a Shareholder that is a covered person is subject to a disqualifying event that occurred after September 23, 2013, the Board of Directors may take such equitable measures as it may determine, such as the mandatory transfer of all or a portion of such Shareholder's Interest in the Company.

Investment Company Act Considerations

The Company intends to operate so as not to be required to register as an investment company under the In- vestment Company Act and, accordingly, investors in the Company will not generally be afforded the protections of the Investment Company Act applicable to registered investment companies. The Company intends to rely on the exclusion from the definition of "investment company" under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, but may, from time to time, seek to qualify under other exclusions or exemptions to the Investment Company Act, which may require the Company to impose additional transfer restrictions or other restrictions on the Company to satisfy the requirements of such other exclusions or exemptions. If the Company is deemed to be an investment company and therefore is required to register as such under the Investment Company Act, such requirement could prohibit the Company from operating in its intended manner and could have a material adverse effect on the Company.

Compliance with Anti-Money Laundering Rules and Regulations

As part of the Board of Directors' responsibility for the prevention of money laundering under the Uniting and Strengthening America by Providing Appropriate Tools Required to Interrupt and Obstruct Terrorism Act of 2001 (the "PATRIOT Act") and similar laws in effect in foreign countries and in response to increased regulatory concerns with respect to the sources of funds used in investments and other activities, the Board of Directors may request prospective and existing Shareholders to provide documentation verifying, among other things, such Shareholder's identity and the source of funds used to purchase such Shareholder's Interest in the Company. The Board of Directors may decline to accept a subscription if this information is not provided or on the basis of such information that is provided. Requests for documentation and additional information may be made at any time during which a Shareholder holds an Interest in the Company. The Board of Directors may be required to provide this information, or report the failure to comply with such requests, to appropriate governmental authorities, in certain circumstances without notifying the Shareholders that the information has been provided.

The Board of Directors will take such steps as it determines are necessary to comply with applicable law, regulations, orders, directives, or special measures. Governmental authorities are continuing to consider appropriate measures to implement at this point and it is unclear what steps the Board of Directors may be required to take; however, these steps may include prohibiting a Shareholder from making further contributions to the Company, depositing distributions to which a Shareholder would otherwise be entitled into an escrow account or causing the mandatory withdrawal of a Shareholder's Interest in the Company.

U.S. Commodity Exchange Act

None the Board of Directors nor any of its affiliates has registered with the Commodity Futures Trading Com- mission ("CFTC") as a commodity pool operator ("CPO") and will operate the Company as an "exempt pool" in accordance with CFTC Rule 4.13(a)(3) because of the Company's limited trading in commodity interests. As such, the Board of Directors would not be required to deliver a Disclosure Document (as defined in, and required under, CFTC regulations) or a certified annual report to investors in the Company or to comply with most of the other disclosure, reporting and recordkeeping requirements of the U.S. Commodity Exchange Act.

This Memorandum will not be required to be, and will not be, filed with the CFTC. The CFTC does not pass upon the merits of participating in the Company or upon the adequacy or accuracy of this Memorandum. Consequently, the CFTC will not review or approve this offering, this Memorandum, or any other offering memorandum relating to the Company.

FCPA Considerations

The Board of Directors and the Company intend to comply with the U.S. Foreign Corrupt Practices Act ("FCPA") and other anti-corruption laws, anti-bribery laws and regulations, as well as anti-boycott regulations, to which they are subject. As a result, the Company may be adversely affected because of its unwillingness to participate in transactions that present undue risk under such laws or regulations.

In recent years, the U.S. Department of Justice and the SEC have devoted greater resources to enforcement of the FCPA. In addition, the United Kingdom has recently significantly expanded the reach of its anti-bribery laws. Despite the Board of Directors’ efforts to ensure compliance with the FCPA, such efforts may not in all instances prevent violations. In addition, an issuer, seller, or other counterparty with which the Board of Directors transacts business, or their affiliates may engage in activities that could result in FCPA violations that implicate the Company. Any determination that the Board of Directors, the Investment Manager or the Company has violated the FCPA or other applicable anti-corruption laws or anti-bribery laws could subject it to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation and a general loss of investor confidence, any one of which could adversely affect the Company's business prospects and/or financial position, as well as the Company's ability to achieve its investment objective and/or conduct its operations.

AIFMD

The Company is an "alternative investment fund" ("AIF") and the Investment Manager is an "alternative investment fund manager" ("AIFM") for the purposes of the European Union's Alternative Investment Company Managers Directive ("AIFMD").

AIFMD imposes restrictions upon the marketing of Shares to prospective investors domiciled or with a registered office in a jurisdiction which is in the European Economic Area ("EEA"). If Shares in the Company are marketed to such investors, the Investment Manager will have to comply with certain provisions of AIFMD, as well as any additional obligations imposed by individual jurisdictions of the EEA into which Shares in the Company are marketed. Compliance with such obligations will increase the costs and expenses associated with operating the Company.

Prospective investors domiciled or with a registered office in the EEA should be aware that AIFMD may re- strict the extent to which such an investor would be able to make a "secondary" sale of a Share to a third party that is also domiciled or with a registered office in the EEA.

Risk Factors Involving Income Taxes

The Board of Directors Will Not Obtain an IRS Ruling. The Company will elect to be treated as a Company for Federal income tax purposes. The Board of Directors has determined not to obtain a ruling from the Internal Revenue Service (IRS) as to the tax status of the group.

Registration as a Tax Shelter. The Company may be required to register with the Internal Revenue Service as a "tax shelter."

Tax Liability May Exceed Cash Distributions from Operations. As a result of decisions of the Board of Directors in operating the Company, which may require the suspension of Cash Distributions due to a need to maintain a higher level of cash Reserves, along with other events, there is a risk that, in any tax year, the tax liability owed by a Shareholder will exceed its Cash Distribution in that year. As a result, some or all of the payment of taxes may be an out-of-pocket expense of the Shareholder.

Tax Liability May Exceed Cash Distribution on Property Disposition. There is a risk that on the disposition of a Property, the tax liability of the Shareholder may exceed the Distributable Cash available. In the event of an involuntary disposition of the Company, there is the possibility of a Shareholder having a larger tax liability than the amount of cash available for Distribution at the time of the event, or at any time in the future.

Risk of Audit of Shareholder’s Returns. There is a risk that an audit of the Company’s records could trigger an audit of the individual Shareholder’s tax records.

Risk That Federal or State Income Tax Laws Will Change. There is a risk associated with the possibility that the Federal or State income tax laws may change affecting the projected results of an investment in the Company. There is a possibility that in the future Congress may make substantial changes in the Federal tax laws that apply to the Company and its Shareholders.

Risk That Income Tax Returns May Not Be Timely Prepared. If the Company is unable to prepare and deliver its Federal or State income tax returns in a timely manner the Shareholders may be forced to file an extension on their individual income tax returns and may incur a cost to do so, including possible penalties to the Federal and State governments. If the Company is unable to prepare and deliver the Federal or State income tax returns at all, the Shareholders may be required to incur additional expenses in employing independent accountants to complete the returns.

Losses Limited to Amounts at Risk. The extent to which a Shareholder may utilize losses from the Company will be limited to the amount the Shareholder is found to be "at risk" with respect to the Company.

Limitations on Use of Passive Losses. Losses from a passive activity are not allowed to offset other types of income, such as salary, active business income, and "portfolio income," and may offset income only from other passive activities. The Company anticipates that most of the net income (if any) allocated to the Shareholders may be used by the Shareholders to offset the "passive activity losses," if any, of the Shareholders.

Risk of Including Foreign Shareholders. The Company may accept Subscriptions from Non-U.S. Persons, in which case there is a risk that: the proper tax withholding amounts will not be withheld or paid by the Non-U.S. Person as required by the Foreign Investor in Real Property Tax Act of 1980 (FIRPTA) and that the Company could remain liable for a Non-U.S. Person’s individual tax liabilities to the IRS. There is a further risk that a Non-U.S. Person Investor could be named on the list of Specially Designated Nationals, Blocked Persons, or Sanctioned Countries or Individuals, which, if undiscovered, could result in an enforcement action against the Company by the U.S. Department of the Treasury and/or other federal agencies. In order to mitigate these possibilities, the Board of Directors will conduct due diligence on each Non-U.S. Person it considers admitting to the Offering and will attempt to determine whether there are any security restrictions on its admission at the time of its Subscription. Further, if the Board of Directors admits Non-U.S. Persons to the Offering, the Board of Directors will employ a C.P.A. versed in international investments on which it will rely to calculate and remit the appropriate withholding amounts. At the time of publication of this Memorandum, the Board of Directors was not contemplating including any specific Non-U.S. Persons as Shareholders in the Offering.

Duties of Board of Directors to the Shareholders; Indemnification

The duties the Board of Directors owes to the Company and the other Shareholders include the duty of care, the duty of disclosure and the duty of loyalty, and the fiduciary duties of a partner to a Company and its other partners, as set forth in the LPA. This is a rapidly developing and changing area of the law and the Shareholders who have questions concerning the duties of the Board of Directors should consult with their legal counsel.

A Shareholder has a right to expect that the Board of Directors will do the following:

•Use its best efforts when acting on the Shareholder’s behalf,

•Not act in any manner adverse or contrary to the Shareholder’s interests,

•Not act on its own behalf in relation to its own interests, and

•Exercise all of the skill, care, and due diligence at its disposal.

In addition, the Board of Directors is required to make truthful and complete disclosures so that the Shareholders can make informed decisions. The Board of Directors is forbidden to obtain an advantage at the expense of any of the Shareholders, without prior disclosure to the Company and the Shareholders.

This indemnification will provide the Shareholders with a more limited right of action against the Board of Directors than they would have if the indemnification were not in the Agreement. This provision does not include indemnification for liabilities arising under the Securities Act of 1933, as, in the opinion of the Securities and Exchange Commission (“SEC”), such indemnification is contrary to public policy.

Insofar as the forgoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act of 1933, as amended, or the Securities Act, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RISKS RELATED TO THE MARKET FOR OUR SHARES:

There has been only a limited public market for our Shares and an active trading market for our Shares may not develop following this offering.

There has not been any broad public market for our Shares, and an active trading market may not develop or be sustained. Shares of our Shares may not be able to be resold at or above the initial public offering price. The initial public offering price of our Shares has been determined arbitrarily by management without regard to earnings, book value, or other traditional indication of value. Our Shares may trade below the initial public offering price following the completion of this offering. The market value of our Shares could be substantially affected by general market conditions, including the extent to which a secondary market develops for our Shares following the completion of this offering, the extent of institutional investor interest in us, the general reputation of companies in the IT industry and the attractiveness of their equity securities in comparison to other equity securities, our financial performance and general stock and bond market conditions.

At such time as determined by our management after the initial closing of this Offering we intend to contact market makers and apply to have the Shares quoted on the NASDAQ Capital Market or OTCQB. The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB does not have any listing requirements per se; to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for or continue quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings may be removed following a 30 to 60-day grace period if they do not make their required filing during that time. We cannot assure that our OTCQB application will be accepted or approved and the Shares listed and quoted. As of the date of this Offering Circular, there have been no discussions or understandings between us or anyone acting on our behalf, with any market maker regarding participation in a future trading market for the Shares. If we are not able to list the Shares, we intend to apply to have such securities listed on the OTC Pink marketplace, an interdealer quotation system. There is no assurance that the Shares will be listed on the OTC Pink marketplace and that such application, if filed, will be accepted. If no market ever develops for the Shares, it will be difficult for investors to sell any Shares purchased in this Offering. In such a case, investors may find that they are unable to achieve any benefit from their investment or liquidate the purchased Shares without considerable delay, if at all. In addition, if the Shares fail to be quoted on a public trading market, they will not have a readily discernable quantifiable value and it may be difficult, if not impossible, to ever resell the Shares, resulting in investors not being able to realize any value from their investments.

The market price and trading volume of our Shares may be volatile following this offering.

Even if an active trading market develops for our Shares, the trading price of our Shares may be volatile. In addition, the trading volume in our Shares may fluctuate and cause significant price variations to occur. If the trading price of our Shares declines significantly, you may be unable to resell your Shares at or above the public offering price.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our Shares include:

•actual or anticipated variations in our quarterly operating results or dividends;

•changes in our funds from operations or income estimates;

•publication of research reports about us or the cacao aggregation and export industry;

•changes in market valuations of similar companies;

•adverse market reaction to any additional debt we incur in the future;

•additions or departures of key management personnel;

•actions by institutional stockholders;

•speculation in the press or investment community;

•the realization of any of the other risk factors presented in this offering circular;

•the extent of investor interest in our securities;

•investor confidence in the stock and bond markets, generally;

•changes in tax laws;

•future equity issuances;

•failure to meet income estimates; and

•general market and economic conditions.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the price of their Shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and trading price of our Shares.

Our Shares are “Penny Stock,” which impairs trading liquidity.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our Shares and investors may find it difficult to sell their Shares. Trades of our Shares will be subject to Rule 15g-9 of the SEC which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established operators and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the operator with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the operator’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the operator orally or in writing prior to effecting the transaction and must be given to the operator in writing before or with the operator’s confirmation.

If you invest in this offering, you will experience immediate dilution.

We expect the initial public offering price of our Shares to be higher than the pro forma net tangible book value per share of our outstanding Shares. Accordingly, if you purchase Shares of the Company in this offering, you will experience immediate dilution of approximately $2.00 in the pro forma net tangible book value per share of Shares. This means that investors who purchase Shares of the Company will pay a price per share that exceeds the pro forma net tangible book value of our assets after subtracting our liabilities.

Future issuances of debt securities and equity securities may negatively affect the market price of Shares of our Company and, in the case of equity securities, may be dilutive to existing stockholders.

In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends and Shares that may be issued in exchange for common units and equity plan Shares/units. Upon liquidation, holders of our debt securities and other loans and preferred stock will receive a distribution of our available assets before common Company shareholders. We are not required to offer any such additional debt or equity securities to existing stockholders on a preemptive basis. Therefore, additional Shares issuances, directly or through convertible or exchangeable securities (including common units and convertible preferred units), warrants or options, will dilute the holdings of our existing limited Company shareholders and such issuances or the perception of such issuances may reduce the market price of Shares of our Shares. Any convertible preferred units would have, and any series or class of our preferred stock would likely have, a preference on distribution payments, periodically or upon liquidation, which could eliminate or otherwise limit our ability to make distributions to limited Company shareholders.

As an “Emerging Growth Company” any decision to comply with the reduced disclosure requirements applicable to emerging growth companies could make our Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

•In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt into the extended transition period for complying with the revised accounting standards.

Our status as an “Emerging Growth Company” under the JOBS Act of 2012 may make it more difficult to raise capital.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D.

So long as our common Shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common Shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common Shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) offering circular, and periodic reports we file there under.

Our reporting obligation to file reports following this offering will be suspended if, on the first day of any fiscal year (other than a fiscal year in which the offering circular under the Securities Act has been qualified), we have fewer than 300 shareholders of record and we file Form 1-Z with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. Our common Shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common Shares under the Exchange Act for the foreseeable future, provided that, we will register our common Shares under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common Shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules.

In addition, so long as our common Shares are not registered under the Exchange Act, our Company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which requires the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than five (5%) of the class.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s Shares for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their Shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Offering Circular includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to the Company and its management and management’s interpretation of what is believed to be significant factors affecting the business, including many assumptions regarding future events. Such forward-looking statements include statements regarding, among other things:

•potential governmental regulations relating to or that may impact our industry segments;

•increased costs or exposure to liability as a result of changes in laws or regulations applicable to the cacao aggregation and export industry;

•general volatility of the capital and credit markets and the market price of our Shares;

•exposure to litigation or other claims;

•loss of key personnel;

•the risk that we may experience future net losses;

•risks associated with breaches of our security;

•failure to obtain necessary outside financing on favorable terms, or at all;

•risks associated with future sales of our Shares by existing shareholders or the perception that they intend to sell substantially all of the Shares of our Company that they hold;

•risks associated with the market for our Shares; or

•any of the other risks included in this offering circular, including those set forth under the headings “Risk Factors,” “Board of Directors’ Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.”

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “will,” “shall,” “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects, and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties, and other factors, including the ability to raise sufficient capital to continue the Company’s operations. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Offering Circular generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Registration Statement will in fact occur.

Prospective investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about the Company include financial projections and future estimates and expectations about the Company’s business. The projections, estimates and expectations are presented in this Offering Circular only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on the officers of the Company’s own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

Prospective investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

USE OF PROCEEDS

Our offering is being made on a best-efforts basis. A minimum number of 1,000,000 Shares must be sold. The offering price per share is $5.00 per share. We expect to use the funds of this offering for working capital and marketing (70%) and for general and administrative expenses (30%).

No proceeds will be used to compensate or make payments to any officers or directors, except for salaries and ordinary business expenses incurred in the normal course of business, or as set forth under the caption “Executive Compensation.” We reserve the right to change the intended use of proceeds if necessitated by business conditions or unexpected events.

We intend to use the net proceeds for the following purposes in the following order:

(a) first towards the fees and expenses associated with qualification of this Offering under Regulation A, including legal, auditing, accounting, transfer agent, printing, and other professional fees;

(b) second towards the implementation of our business plan, including but not limited to, (i) strengthening our operating position in Lain America, (ii) acquisition of the requisite cacao plantations and entities, (iii) ongoing legal and regulatory interaction and relations (iv) community building/development and (v) a national marketing campaign, and

(c) the balance towards operating capital and reserves.

No proceeds will be used to compensate or otherwise make payments to officers except for ordinary payments under employment, consulting, or retainer agreements. We reserve the right to use a portion of the proceeds to pay director fees.

Prospective investors in the cash offering may submit subscription agreements through our website at www.GoldenCacao.com that will be available within two calendar days of the qualification of this offering circular. Each investor in this offering will be provided with access to an electronic version of the offering circular. We will also enlist the services of Blockchain Triangle Systems, Ltd. to provide anti-money laundering, know-your-customer and other investor verification services.

We will accept payment of purchase price in U.S. dollars, as well as Bitcoin and Ether (valued in U.S. dollars by https://bitcoinaverage.com/). The https://bitcoinaverage.com/ valuation will be updated every three hours starting at 9 am Eastern Time each day, and payments will be valued based on the most recent update at the time when we receive payment from the investor. If at any time in the future, https://bitcoinaverage.com/ is no longer operational or operates with limited functionality such that the procedures set forth herein could not be applied (such as the inability to determine an accurate trading price of the applicable cryptocurrency at a precise time), or ceases to be a significant and/or reputable exchange platform or aggregator of exchange platforms for U.S. holders of Bitcoin or Ether, such that use of https://bitcoinaverage.com/ is, in our determination, no longer a reliable method of determining the fair value of Bitcoin or Ether, we shall select a replacement source that, in the good faith judgment of management, is recognized in the market at such time, as a reputable and reliable source for such reporting purposes. The considerations to be used in selecting a replacement source shall include, whether such source has all applicable regulatory approvals to operate, the volume of cryptocurrency sales that are effected on such platform or aggregator by U.S. investors, the reputation of such platform, and the requirement under Rule 251(a) under the Securities Act that the source be an “accepted standard,” which determination will likely be made on the basis of the foregoing factors and taking into account any guidance from the SEC that may exist at the time such replacement is made. In the event we select a replacement source, investors and holders of the Shares will be notified of such change via electronic communication and the filing of an offering circular supplement via Rule 253(g)(2) of Regulation A. Subscription amounts received in Bitcoin or Ether shall be held by the Escrow Agent in a digital wallet until the closing of the cash offering. For further details on how to subscribe, see the section of this offering circular titled “Plan of Distribution.”

If the Maximum Amount of Shares offered hereunder and through the Offering are purchased, we expect to receive net proceeds from this Offering of approximately $18,000,000 after deducting estimated maximum Selling Agent commissions and expenses in the amount of $2,000,000 (10% of the gross proceeds of this Offering). However, we cannot guarantee that we will sell all of the Shares being offered by us. The following table summarizes how we anticipate using the net proceeds of this Offering, depending upon whether we sell the Minimum Amount, 50% of the Maximum Amount, or 100% of the Shares being offered in the Offering:

We will adjust roles and tasks based on the net proceeds of the Offering. We plan to use these proceeds as described below.

Offering Expenses

The use of proceeds for expenses related to the Combined Offering is as follows:

●If the Company raises the Minimum Amount, it will use 8% of the proceeds, or $400,000, towards offering expenses;

●If the Company raises 50% of the Maximum Amount, it will use 9% of the proceeds, or $900,000, towards offering expenses;

●If the Company raises 75% of the Maximum Amount, it will use 9% of the proceeds, or $1,300,000, towards offering expenses

●If the Company raises the Maximum Amount, it will use 10% of the proceeds, or $2,000,000, towards offering expenses

The proceeds remaining after meeting offering expenses will be used as follows:

The above table of the anticipated use of proceeds is not binding on the Company and is merely a description of its current intentions.

We reserve the right to change the above use of proceeds if management believes it is in the best interests of the Company.

In the event that we do not raise the entire amount we are seeking, then we may attempt to raise additional funds through private offerings of our securities or by borrowing funds. We do not have any committed sources of financing.

We believe that if we sell the Maximum Amount of Shares in this Offering, the net proceeds together with our current resources will allow us to operate for at least the next 36 months.

We also reserve the right to change the use of the proceeds if our business plans change in response to market, financing and/or regulatory   conditions. Accordingly, our management will have significant flexibility in allocating the net proceeds of this Offering.

DETERMINATION OF OFFERING PRICE

The offering price of the Shares has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources, and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the Shares or the fairness of the offering price used for the Shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DESCRIPTION OF BUSINESS AND PLAN OF OPERATION

INVESTMENT OBJECTIVES AND POLICIES

Acquire and Dispose of Shares

The investment objectives and policies of the Company include the advancing operations in such a manner as to produce a return on investment for its Shareholders.

Provide Shareholders with Investment Opportunities

The Company policy is to advance and grow operations on behalf of its Shareholders.

Provide Shareholders with Limited Liability

One of the specific investment Company objectives is to provide the Shareholders with limited liability for events and/or actions of the Board of Directors. The Company policy is to form and operate the Company in such a manner as to afford liability protection to the outside assets of the Shareholders to the extent allowed under the company laws of Bermuda and the United States.

Anticipated Holding Periods

The investment objective is to grow the Company for at least five years prior to sale or initial public offering, at which time it will be sold, and the proceeds distributed. However, the Board of Directors will continually explore opportunities for resale, which may occur earlier than the projected hold time. If market conditions preclude favorable disposition of the Company at the projected time, the life of the Company may be extended, and operations of the Company will need to continue until more favorable market conditions occur and the Company can be sold.

Provide Cash Distribution to Shareholders

An investment objective of the Company is to generate Distributable Cash from operations, in USD at the option of the Shareholder, for Distribution to the Shareholders. The Board of Directors anticipates that Cash Distributions will be made from the operations or sale of the Company and held in respective USD accounts.

Allow Shareholders Minimal Involvement in Board of Directors

An investment objective of the Company is to provide the Shareholders an investment that requires minimal involvement. The Company policy will be for the Board of Directors to make all decisions on behalf of the Company.

Martin Gallon, Julian Rosero, and John Bolanos are the Board of Directors members of the Company and shall manage all business and affairs of the Company unless it is removed for Good Cause (as defined in the Bylaws) or resigns. The Board of Directors shall direct, manage, and control the Company to the best of its ability and shall have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that the Board of Directors shall deem to be reasonably required to accomplish the business and objectives of the Company. The rights and duties of the Board of Directors are described in the Bylaws.

Keep Shareholders Apprised of Company Affairs

The Board of Directors intends to furnish Shareholders periodic financial status reports for the Company. The Board of Directors will prepare an annual information package that it will attempt to deliver by December 31st each year. The annual information package may include such things as an annual operations update, financial statements, and a copy of the Company tax return, as applicable.

The Board of Directors intends to conduct periodic teleconferences and/or email updates with the Shareholders, as the Board of Directors deems necessary, to keep them apprised about affairs involving the Company. The Board of Directors will be available to answer questions during normal business hours via telephone or email.

DESCRIPTION OF THE COMPANY

Background

▪In mid-2019, several local and international entrepreneurs formed Golden Cacao Corporation (“GCC”) and launched GCC to participate in the global cacao marketplace.

▪GCC’s primary goals are to sell, source and provide premium cacao to Europe, United States, and emerging BRIC markets including China, SE Asia and India.

▪Sustainability/Farmer Fund: We will enhance and improve the state of the cacao farmer through education, micro-financing, agricultural R&D, and by establishing best processing and fermentation practices throughout the Latin American region.

▪Funding and Launch opportunities opened this 3rd quarter, 2020. Please review more industry and market data at www.goldencacao.io and www.goldencacao.com.

Executive Summary

▪Golden Cacao Corporation (GCC) consists of a highly experienced team seeking to enhance and sustain the cacao industry in Nicaragua, Ecuador, and other Latin American countries. GCC was established with a mission, vision and core values, to encourage and facilitate the production, processing and marketing of premium quality cacao, in all forms, in the most efficient and cost-effective manner while maintaining best mutual industrial relations with its workers.

▪In our effort to achieve the mission and objectives, we uphold social conscience, including our whole purpose of treating our farmers fairly and maintaining a mutually beneficial relationship with all stakeholders. Our Corporate Social Responsibility initiatives are aimed at embracing responsible actions and encouraging a positive impact through our activities for our farmers, the environment, consumers, employees, communities, and all other stakeholders and members of the public sphere who are directly or indirectly involved.

▪We at GCC recognize the effort of the thousands of cacao farming families whose relentless hard work has helped move the cacao industry this far. The farmers are often faced with challenges of pests and diseases that lead to high mortality rates each year. We aim to help farmers solve their farm management problems in a sustainable manner by implementing several programs that ensure good agronomic practices, including training farmers on how to preserve the fragile ecosystem through pest and disease control measures which do not have such a heavy footprint on the environment.

▪Environmental programmes include working with cacao farmers to encourage planting of timber trees – thereby providing an extra source of income, limiting soil erosion, and discouraging the removal of established tropical trees. Furthermore, GCC plans to implement various corporate social responsibility initiatives that ensure the welfare of cacao farmers: solar energy, transferring technology, education, general health, etc.

▪GCC believes in creating value for the communities and for the company. The company intends to obtain certifications that will guarantee our commitments as a socially responsible company including FSC, RFA and Fair Trade. We are committed to leaving our favourable fingerprint on this world.

The Mission

•GCC intends to become the dominant aggregator and supplier of premium Latin American cacao across the region.

•In addition to our sourcing practices, we also strive to offer advice, counsel and to develop programmes that enhance the well-being of indigenous communities, allowing them to thrive in the global marketplace.

•Beginning in Nicaragua, and with an acquisition program targeted at plantations scattered across Latin America, we seek to be part of a grand picture that grows, harvests, and creates super-premium, delicious, gourmet cacao for our strategic partners.

The Vision

•GCC’s programmes in training and farming techniques will be the gold standard in cacao production and processing for years to come, not only benefiting the local indigenous cultures, but becoming a beacon in cacao advancements across the world.

•We intend to drive GCC to the helm of the region’s global cacao production and fulfilment, becoming a global supplier in super-premium beans and by-products within the next three years.

•Our provenance in supply, our talents in marketing and brand creation plus our fulfilment capabilities, will ensure our predominance in the global cacao commodities’ business.

All the above business will be serviced and maintained from United States with the help of in-country management.

Golden Cacao’s advantages over other companies?

Competitive advantage:

The global cacao sector is currently facing limited financing alternatives and Golden Cacao aims to capitalize on the opportunity, especially in light of CV-19 impacts:

➢Current System of ‘Exclusives’ perpetuates the incentives for middlemen in the region.

➢Nestle, Mars, Hershey and Godiva continue to receive highly negative press with poor human resource and supply chain management deployment strategies

➢Current Practices Rigged against the individual farmer because:

(i) Middleman agrees to purchase beans at a set price/ﬁxed price

(ii) Pre-payment does not correlate in any way to what the ﬁnal value of the product or what happens to the farmer

(iii) If the farmer has 25 tons of conventional cacao to sell, middleman oﬀers set price

(iv) The farmer has no say in true value if he does not have proof of Grade A certiﬁcations, organic or additional papers

(v) In turn, farmer must grow the heaviest, least quality bean

Business Development and Traction

▪Seed Funding:  A combined fund-raising effort will secure $1m in operating launch capital through Regulation CF of the U.S. Securities Act of 1933, alongside a Regulation A offering of up to $20m through the sale of common stock, debt, & convertible digital equity investment.

▪Research and Development: Continued efforts into better agricultural practices and mechanical, disruptive modeling for improved production, fermentation and scalability emerge in Q4 2019 and Q1 2020 under GCC’s directives.

ROI-REVENUE GENERATION

Imperfect Supply Chain Logistics

▪Current System of ‘Exclusives’ perpetuates the incentives for middlemen in the region.

▪Current Practices Rigged against the individual farmer because:

•Middleman agrees to purchase a set price/fixed price for beans

•Pre-payment does not correlate in any way to what the final value of the product or what happens to the farmer

•If he has 25 tons of conventional cacao to sell, middleman offers set price

•He (farmer) has no say in true value if he does not have proof of Grade A certifications, organic or additional papers.

•In turn, farmer must grow the heaviest, least quality bean

•Game: Quantity vs. Quality

Leaseback Options for Cacao Farmers

▪GCC buys land on which a farm sits, not the operational rights

▪GCC leases back the land to farmer

▪Lease price is directly linked to the spot market price the farmer receives on the market for cacao

▪Better price = higher lease rate with a built-in cap at a certain watermark

▪Develop a lease algorithm that links market performance—better quality, better yields

▪With every year, and with an increase in better quality beans, the farmer earns more money

▪Farmer gets longer lease terms and money is re-invested

▪GCC land option increases in value

▪GCC is a holding company that creates contractual systems that provide the farmer a larger share of the true sale price of the cacao and incentivizes him financially to grow inherently better products

Milestones

1.Land Acquisition: Within three years; acquire, manage and plant an additional 4 million cacao trees over the Company’s internal land portfolio totaling upwards of 10,000 hectares/24,600 acres from 8 Latin American Countries

▪i.e., Nicaragua: 1.9 million hectares of land are suitable for cocoa production but only 11,000 hectares are actually being used to grow the fruit.

▪i.e., Ecuador: It is estimated that 77% of the world’s premium chocolate is sourced from Ecuador. The Napo River Basin is viewed as a premier spot within the country.

2.Re-Forestation Efforts: With our strategic partners, actively engage in rainforest conservation, carbon credit utilization, and environmentally sound tactics to enhance this region’s biosphere

3.Farmers Program Fund: Directly impact the Latin American cacao farmer’s livelihoods with one-on-one micro-farming consultant services; ‘best practice’ tools that bring their crops into the 21st century

4.Change Agent: GCC expects that within 5 years, a total of 30,000 farmers and their families will be directly affected by our operations.

Striving for a Vertically Integrated Asset Model to Maximize Ultimate Exit Strategy

▪Golden Cacao will own its land

▪Golden Cacao will work closely with local and regional farmers/co-ops

▪Golden Cacao plans to put capital into its strategic efforts; purchasing cacao-aggregation properties; investing in cacao farmers throughout the region and reinvesting in the industry’s people, planet and profits

▪At the exit-stage for the Company, we believe an acquirer will want Golden Cacao’s premium brand market share, its re-forested lands and abundant opportunity to serve the global marketplace although there can be no assurances that an acquiror/purchaser will emerge.

Aggregation Scalability & Capabilities

•Executive and Experienced Latin American team on the ground

•Land Acquisition:  Within year one, secure lands totaling ~3000 hectares

•Cacao/Cocoa Farmer Partnerships

•Clear path to profit with aggregation execution plan in place

•R.O.S.I (Return on Social Investment)

GCC Market Analysis and Strategy

Overall Global Cacao Market: $139.94 Billion Chocolate Market - Global Growth, Trends, and Forecast 2019-2024 - The global chocolate market is forecasted to reach USD 139.94 billion by 2024 growing at a CAGR of 4.5% during the forecast period (2019 - 2024).

Overall Global Confectionery Market: $102 Billion

▪Approximately 70% of the world’s cacao is sourced from North Africa

▪Latin America produces 15% of the world’s supply: under-utilized, scattered; no unified system

5 million + farmers in the world:  most have 2-5 hectares only, small harvests = small gains

Current Commodities system is rigged against the farmer; increases risk, unfair advantage to middlemen

▪The global shortage of cacao is outpacing global supply. An expected fallout is anticipated by 2022

▪Expected 20% increase in price for 2020: Cocoa bean future price, US $3118.87 per metric ton (U.S. spot)

▪Average growth rate of the cacao tree is 5 years, 40 pods p/tree

▪Plantings per hectare equate to ~400 lb. per harvest @ 2 harvests per year

▪1:2 Ratio: For every dollar of cocoa imported, $2.00 of domestic agricultural products are used in making chocolate

Golden Cacao Track Record

Our current management team has a combined experience of over 100 years in agricultural and commodities aggregation, supply chain logistics and acquisitions and Golden Cacao has recently hired a strong Advisory Board of Directors composed of senior agronomists, supply chain logistics experts, exporters, M&A experts and finance managers who have decades of experience in the financing and investment management of agricultural and commodities projects.  The company plans to leverage the strong local Latin American presence it has and the experience from its Advisory Board of Directors and will bring several accomplished members into a managerial role.

Market and Aggregation

Growth Opportunity

Cacao market highlights

UNITED STATES
CARIBBEAN
MEXICO
VENEZUELA
COSTA RICA
PANAMA
COLOMBIA
ECUADOR
PERU
SOUTH AMERICA
BRAZIL
AFRICA
COTE D'IVOIRE
GHANA
NIGERIA
CAMEROON
MADAGASCAR
ASIA
MALAYSIA
PAPUA
NEW GUINEA
INDONESIA
AUSTRALIA
WORLD CACAO PRODUCTION
O TONS
1,000 + TONS
5,000 + TONS
30,000 + TONS
100,000 + TONS
400,000 + TONS
SOURCE: FOOD AND HEALTH ORGANIZATION 2010 RESULTS (PROJECTED)

Confectionery
Market Size
Retail Value RSP, USD million, Current 2016, YOY 2016 Ex. Rates, 2016
Currency
Highlight Countries
A
2,166.9 - 33,732.3
651.7 - 1,967.2
349.9 - 642.8
0.0 - 317.2
Not Illustrated
Global Figure
C
2016, USD million
176,718.1
Regional Comparison
2016, USD million
Asia Pacific
Australasia
Eastern Europe
Latin America
Middle East & Africa
North America
Western Europe
D
B
Argentina
Explore In Detail
Market Size
2016, USD million
2,166.9
Per Capita
2016, USD
49.4
Growth
2016–21 CAGR
2.7%
© Euromonitor International 2017

Growth Strategy

The Company’s growth strategy is to increase revenue by:

From Bean to Chocolate

“Cacao" is the product of beans harvested from the cacao tree. Several times a year, farmers harvest “pods” from their cacao trees. The farmer places the wet beans in a pile, so that they ferment naturally before drying.

Once dried, the beans travel from the farm via a complex, multi-step process, during which beans from many diﬀerent trees and farms are combined. Increasingly, larger quantities are sold from one buyer to the next, until the beans reach the port of export.

Literally thousands of villages are combined into large shipments throughout the world, which then move across oceans to destinations in Europe, North America and Asia.

Low Income - Crucial Consequences The consequences of price volatility, together with increasing production costs, represent economic insecurity and impoverishment for thousands of cacao farmers.

Demand for cocoa will rise by nearly 20% in the coming years and many farmers cannot cover their living costs anymore. With limited income and lack of information on market developments, the cacao farmers and their families are the losers in a lucrative industry.

Low and insecure income of farmers leads to serious social and environmental problems.

Farmers stop investing in their farms, they cut salaries, cannot provide workers with proper working conditions, and in the worst cases are prone to use child labour.

Golden Cacao Track Record

Our current management team has a combined experience of over 100 years in agricultural and commodities aggregation, supply chain logistics and acquisitions and Golden Cacao has recently hired a strong Advisory Board of Directors composed of senior agronomists, supply chain logistics experts, exporters, M&A experts and finance managers who have decades of experience in the financing and investment management of agricultural and commodities projects.  The company plans to leverage the strong local Latin American presence it has and the experience from its Advisory Board of Directors and will bring several accomplished members into a managerial role.

Board of Directors

The entity named below is the “Board of Directors.” The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by the Board of Directors, and therefore, no accurate forecast can be made as to the number of securities that will be held by the Board of Directors upon termination of this offering.

The Board of Directors listed in the table will have sole voting and powers with respect to the securities indicated and has never been one of our officers or directors. We will not receive any proceeds from the sale of the securities by the Board of Directors. The Board of Directors is not a broker-dealer or affiliated with a broker-dealer. The Board of Directors may be deemed to be an underwriter.

BOARD OF DIRECTORS, PROMOTERS AND CONTROL PERSONS

The Board of Directors of the Company are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years.

Federal Regulation and Our Business

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change /on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Critical Accounting Policies and Estimates Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with ASC 718, Compensation — Stock Compensation, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors to be recognized in the financial statements, based on their fair value. The Company measures share-based compensation to consultants in accordance with ASC 505-50, Equity-Based Payments to Non-Employees, and recognizes the fair value of the award over the period the services are rendered, or goods are provided.

Timing

Proceeds from this Offering, and from a concurrent Regulation D, Rule 506(c), Regulation S and Regulation CF offering that we will conduct, will be used to fund the operations of the Golden Cacao platform.

We expect that during the 6-month period from September 15, 2020 to December 31, 2020, our efforts will be focused upon raising funds in the Regulation D and S offering, initial development efforts and qualification of the Offering Circular filed under Regulation A of which this Form 1-A Offering Statement is a part.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims against the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We may list our Shares on the NASDAQ Capital Market or OTC Link under the symbol Golden Cacao.

As of the date of this Offering Circular, we had approximately 4 record holders of our Shares, that is owned by the Board of Directors and several other individual holders as more fully described below.

We do not have a stock option plan in place and have not granted any stock options at this time. We have a warrant plan for our Board of Directors of Advisors and currently there are outstanding warrants to purchase up to five percent (5%) of our Shares of our Shares at prices ranging from $4.00 to $5.00 per share.

DILUTION

Purchasers of our Shares offered in this Offering Statement will experience an immediate and substantial dilution of the net tangible book value of their Shares from the initial public offering price.

Assumed initial public offering price per share	$ 5.00
Net tangible book value per share before this offering (1)	$ 1.00
Increase in pro forma net tangible book value per share attributable to this offering (2)	$(4.00)
Pro forma net tangible book value per share after this offering	$ 5.00
Dilution in pro forma net tangible book value per share to new investors	$ 1.00

Net tangible book value per share of our Shares before this offering is determined by dividing net tangible book value based on September 30, 2020 net book value of the tangible assets (consisting of total assets less intangible assets) of the Company by the number of Shares of our Shares issued.

(1)(2)The increase in pro forma net tangible book value per share attributable to this offering is determined by subtracting (a) the sum of (i) the pro forma net tangible book value per share before this offering (see note above) and (ii) the decrease in pro forma net tangible book value per share divided by (ii) the number of outstanding Company after this offering.

(2)

25% or $5,000,000	Shares Purchased	Total Consideration
	NumberPercent	AmountPercent	Avg Price Per Share
Board of Directors	4,000,000 80.63%	$0.00180.63%	$0.001
Regulation D/S Investors	441,620 5.93%	$ 441,620 5.93%	$1.000
New Investors	1,000,000 13.44%	$5,000,000 13.44%	$5.000
TOTAL	7,441,620 100.00%	$ 100.00%	$

50% or $10,000,000
	Shares Purchased	Total Consideration
	NumberPercent	AmountPercent	Avg Price Per Share
Board of Directors	4,000,000 71.08%	$0.00171.08%	$0.001
Regulation D/S Investors	441,620 5.23%	$ 441,620 5.23%	$1.000
New Investors	2,000,000 23.69%	$10,000,000 23.69%	$5.000
TOTAL	8,441,620 100.00%	$ 100.00%	$
75% or $15,000,000
	Shares Purchased	Total Consideration
	NumberPercent	AmountPercent	Avg Price Per Share
Board of Directors	4,000,000 63.55%	$0.00163.55%	$0.001
Regulation D/S Investors	441,620 4.68%	$ 441,620 4.68%	$1.000
New Investors	3,000,000 31.77%	$15,000,000 31.77%	$5.000
TOTAL	9,441,620 100.00%	$ 100.00%	$

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes thereto of the Company, as well as the financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Overview

The Board of Directors launched Company initial operations in the summer of 2019 and then incorporated in Colorado on August 15, 2019 and commenced global operations shortly thereafter. We are still in the early-growth stage and looking to expand research and development and the growth marketing stage of our business.

Trend Information

Revenue Trends

Because Golden Cacao characterizes the proceeds of its research and development arrangements as revenue, Golden Cacao’s revenue can vary significantly based on demand for Golden Cacao Shares, the timing of revenue recognition under ASC 730 and whether Golden Cacao Shares’ sales are effected through consolidated funds. See the section titled “—Critical Accounting Policies and Estimates— Revenue Recognition” below for details. If we complete this offering of Golden Cacao Shares, Golden Cacao may recognize revenue in 2019 in connection with such sales under its current accounting policy, or under an appropriate future accounting policy. In addition, the Company may occasionally purchase assets using Golden Cacao Shares, valued at a discount to the then current fair value, which will result in a loss (or a lower gain) to the Company.

Costs and Expenses Trends

Golden Cacao expects operating expenses to increase for the fiscal year ending December 31, 2020 primarily due to an increase in general and administrative costs associated with the addition of personnel to support Golden Cacao’s growth and legal, accounting and audit expenses due to costs associated with this offering, and an increase in research and development costs, primarily due to the addition of personnel and contractors to support the development of the Company, in each case since December 31, 2020. Golden Cacao does not expect any significant amount of other expenses.

Operating Results

We generated no revenues during the year ended December 31, 2019 or the period ended September 30, 2020.

Plan of Operations

We were incorporated in the U.S. on August of 2019 and since that date our operations have consisted solely of developing our Company’s business model and expanding the Golden Cacao businesses.

We believe that the proceeds from this Offering will be sufficient to fund our developmental operations for a period of 24 months. We also intend to raise additional funds within the next 12 months in a concurrent private offering of Shares pursuant to Rule 506(c) of Regulation D, Regulation CF, and Regulation S.

Liquidity and Capital Resources

To date, we have generated no revenue from operations in 2019-20 from operating activities.

Our future expenditures and capital requirements will depend on numerous factors, including: the success of this Offering, the progress of our research and development efforts and the rate at which we can get the Golden Cacao products up and running.

We believe that if we raise the Minimum Amount in this Offering, we will have sufficient capital to finance our operations for expansion globally over the next 24 months, however, if we do not sell the Maximum Amount or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. Further, we expect that after such 24-month period, we will be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities.

Sources of Funds

Golden Cacao has funded operations almost entirely through sales of its Common Shares.  Golden Cacao’s unrestricted cash on hand as of September 30, 2020 was $19,000 and believes that its unrestricted cash balance will be sufficient to meet its projected operating cash requirements through at least the next 12 months.

Golden Cacao continues to fund its operations and capital funding needs through equity and/or debt financing, as well as through our sales of Shares from our treasury. The sale of additional equity would result in additional dilution to Golden Cacao’s stockholders. The incurrence of debt financing would result in debt service obligations and the instruments governing such debt could provide for operating and financing covenants that would restrict Golden Cacao’s operations. The sale of additional Golden Cacao Shares may result in dilution of the existing supply of Golden Cacao Shares. If Golden Cacao is not able to secure adequate additional funding Golden Cacao may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, or suspend or curtail planned programs. The occurrence of any of these events could affect the value of the Golden Cacao Shares, our ability to deliver them, or the timing of their delivery.

To the extent that Golden Cacao raises additional capital through collaborations, strategic alliances, or licensing arrangements with third parties, Golden Cacao may have to relinquish valuable rights to its proprietary software, future revenue streams, research programs or applications or to grant licenses on terms that may not be favorable to Golden Cacao. Any of these actions could harm Golden Cacao’s business, results of operations and future prospects. Golden Cacao may never become profitable, or if it does, it may not be able to sustain profitability on a recurring basis. The occurrence of any of these events could affect the value of the Golden Cacao Shares, our ability to deliver them, or the timing of their delivery.

Net Cash From Operating Activities

The use of cash in all periods resulted primarily from Golden Cacao’s net income/loss adjusted for non-cash charges and changes in operating assets and liabilities.

Net cash from operating activities during the period ended September 30, 2020 was ($0.00).

Net Cash From Investing Activities

None

Net Cash From Financing Activities

Net cash from financing activities during the period ended September 30, 2020 was $32,350.

Material Capital Commitments

We currently have no material commitments for capital expenditures.

Off-Balance Sheet Arrangements

Golden Cacao did not have any off-balance sheet arrangements during any of the periods presented.

Internal Control over Financial Reporting

During the periods covered by the financial statements, Golden Cacao was an early-stage private company and has relied primarily upon external accounting and financial reporting personnel and other resources with which to address our internal controls and procedures.

Critical Accounting Policies and Estimates

Golden Cacao’s management’s discussion and analysis of Golden Cacao’s financial condition and results of operations is based on Golden Cacao’s financial statements, which have been prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP. The preparation of these financial statements requires Golden Cacao to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenue generated and expenses incurred during the reporting periods. Golden Cacao’s estimates are based on its historical experience and on various other factors that Golden Cacao believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Golden Cacao believes that the accounting policies discussed below are critical to understanding Golden Cacao’s historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

Revenue Recognition

Golden Cacao accounts for its issuances as research and development arrangements under ASC 730, Research and Development Arrangements (“ASC 730”). At the time of the issuances, all of Golden Cacao’s development costs will be expensed.

With respect to any SAFT development arrangements, non-refundable consideration received (20% of total proceeds received from these purchasers) was recognized over the estimated development period in proportion to development costs incurred over total estimated costs. 80% of the total proceeds received was potentially refundable

PLAN OF DISTRIBUTION

The Company is offering a maximum of 4,000,000 Shares of its Shares on a best-efforts basis at a fixed price of $5.00 per share and any funds raised from this offering will be immediately available to us for our use. There will be no refunds. The offering will terminate upon the earlier of the sale of all 4,000,000 Shares or one year from the date of this Offering Statement. There is a 1,000,000, minimum number of Shares that we have to sell in this offering and funds we receive will be held in escrow at CVEX Group, 5000 Plaza On The Lake, Suite 305, Austin, TX  78746, Phone: (512) 838-6363, info@cvexgroup.com until 1,000,000 Shares are subscribed.  Upon the closing of the minimum offering, funds will be  appropriated by us for the uses set forth in the Use of Proceeds section of this Offering Statement. No money will be returned once the subscription has been accepted by us and the minimum number of 1,000,000 Shares have been fully subscribed.

We intend to sell the Shares in this offering through registered broker-dealers or through our Board of Directors, John Vogel, Christopher Werner and Raul Lacayo and their affiliates. They will not receive any compensation for offering or selling the Shares.

Once the offering statement is effective, the Board of Directors will contact individuals with whom he has an existing or past pre-existing business or personal relationship and will attempt to sell them the Shares.

The Board of Directors are relying on Rule 3a4-1 of the Securities Act of 1934 to offer the company’s Shares without registering as brokers. The Board of Directors are able to rely on Rule 3a4-1 of the Securities Act of 1934 due to the fact that they are: (a) not subject to statutory disqualification pursuant to section 3(a)(39) of the Securities Act of 1933; (b) not compensated in connection with his participation by the payment of commissions or other payments based either directly or indirectly on the offering; (c) not an associated person of a broker dealer; (d) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; (e)not a broker or dealer, or has been a broker or dealer, within the preceding 12 months; and (f) does not participate in selling an offering of securities for any issuer more than once every 12 months.

The Shares will be offered and sold by our officers and directors who will not receive any direct compensation for selling the Shares. The Shares will be offered on a “best efforts” basis with a minimum investment amount of $2,000 (10,000 Shares), and a minimum amount of 1,000,000 Shares that must be sold before we can hold a closing.

We reserve the right to reject, in whole or in part, any subscriptions for Shares made in this Offering, in our discretion.

Selling Agents and Expenses

We may engage broker-dealers registered under Section 15 of the Exchange Act (“Selling Agents”), and who are FINRA members to participate in the offer and sale of the Shares and to pay to such persons, if any, cash commissions of up to 6% of the gross proceeds from the sales of Shares placed by such persons and agent warrants (“Agent Shares”) to purchase that number of Shares equal to 6% of the Shares placed by such persons. The Agent Shares shall have an exercise price equal to 110% ($1.10) of the price of the Shares sold to investors in this Offering. Our directors, officers, employees, and affiliates (as defined in the Securities Act) may, but have no obligation to, purchase Shares in this Offering and all such Shares so purchased shall be counted toward the Maximum Amount.

We have not entered into selling agreements with any broker-dealers to date.

We will be responsible for and pay all expenses relating to this Offering, including, without limitation, (a) all filing fees and expenses relating  to the qualification of this Offering with the SEC and the filing of the offering materials with FINRA, as applicable; (b) all fees and expenses relating to the application to list of our Shares on the OTCQB; (c) all fees and expenses relating to the registration or qualification of the Shares as required under State Blue Sky laws, including the fees of counsel selected by us; (d) the costs of all preparing and printing of the offering documents; (e) the costs of preparing, printing and delivering certificates representing Shares; (f) fees and expenses of the transfer agent for the Shares; and (g) the fees and expenses of our accountants and the fees and expenses of our legal counsel and other agents and representatives. We expect the total expenses to be paid by us will be at least $500,000.

Offering Period

We expect to commence the sale of the Shares within two days following the Qualification Date. This Offering will terminate on the Termination Date.

Offering Documents

This Offering Statement and the offering documents specific to this Offering will be available to prospective investors for viewing 24 hours per day, 7 days per week on our website at www.Golden Cacao.com. Before committing to purchase Shares, each potential investor must consent to receive the final Offering Statement and all other offering documents electronically. In order to purchase Shares, a prospective investor must complete and electronically sign and deliver to us a Subscription Agreement, the form of which is an exhibit to the Offering Statement of which this Offering Statement is a part and send payment to us as described in the Subscription Agreement. Prospective investors must also have agreed to the Terms of Use and Privacy Policy of our website.  This investment limitation does not apply to “accredited investors,” as that term is defined in Rule 501 of Regulation D under the Securities Act.

Prospective investors must read and rely on the information provided in this Offering Statement in connection with any decision to invest in the Shares.

For general information on investing, we encourage you to refer to www.investor.gov.

Application for Listing

We intend to file an application to have the Shares quoted on the NASDAQ Capital Market or OTCQB at such time as determined by management after we hold the initial closing.

State Blue Sky Information

If we fail to comply with State securities laws where our securities are sold, we may be subject to fines and other regulatory actions against us. We intend to take the steps necessary to help insure that offers and sales in this Offering are in compliance with State Blue Sky laws, provided, however, there can be no assurance that we will be able to achieve such compliance in all instances, or avoid fines or other regulatory actions if we are not in compliance.

Foreign Restrictions on Purchase of Shares

Other than the Company’s reliance on Regulation S, CF, and D of the Act, we have not taken any action to specifically offer the Shares outside the United States or to permit the possession or distribution of this Offering Statement outside the United States. Our securities may not be offered or sold, directly or indirectly, nor may this Offering Statement or any other offering material or advertisements in connection with the offer and sale of the Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons outside the United States who come into possession of this Offering Statement must inform themselves about and observe any restrictions relating to this Offering and the distribution of this Offering Statement in the relevant jurisdictions.

BENEFICIAL SECURITY HOLDERS

The entity named below is the “Beneficial Security Holder.” The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by the Security Holder, and therefore, no accurate forecast can be made as to the number of securities that will be held by the Security Holder upon termination of this offering.

Except as noted, upon conversion of the convertible promissory note that the selling security holder listed in the table will have sole voting and powers with respect to the securities indicated and has never been one of our officers or directors. We will not receive any proceeds from the sale of the securities by the Security Holder. The Security Holder is not a broker-dealer or affiliated with a broker-dealer. The Security Holder may be deemed to be an underwriter.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members, officers, and managers of the Board of Directors are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years.

Name	Positions and Offices Held at the Company	Principal Occupation and Employment Responsibilities for the Last Three (3) Years
John Vogel	President and Director	Agronomy, Commercial
Christopher Werner	CEO and Director	Commercial
Raul Lacayo	Vice President and Secretary	Agronomy, Commercial

Indemnification

Indemnification is authorized by the Company to managers, officers or controlling persons acting in their professional capacity pursuant to Colorado law. Indemnification includes expenses such as attorney’s fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

Employees

The Company currently has six employees.

Board Leadership Structure and Risk Oversight

The following provides an overview of the leadership structure of the Board and the Board’s oversight of the Company’s risk management process. In addition, the Board also has two standing committees, the Audit Committee and Governance Committee (the “Committees”) (discussed below), each comprised of all of the Directors named above, to which the Board has delegated certain authority and oversight responsibilities.

The Board’s role in management of the Company is oversight, including oversight of the Company’s risk management process. The Board meets regularly on at least a quarterly basis and at these meetings the officers of the Company report to the Board on a variety of matters. The Board reviews its leadership structure periodically and believes that its structure is appropriate to enable the Board to exercise its oversight of the Company.

The Company has retained the Board as the Company’s investment adviser. The Board is responsible for the Company’s overall administration and operations, including management of the risks that arise from the Company’s investments and operations. The Board provides oversight of the services provided by the Project and the Company’s officers, including their risk management activities. On an annual basis, the Company’s Chief Executive Officer, John Vogel, conducts a compliance review and risk assessment and prepares a written report relating to the review that is provided to the Board for review and discussion. The assessment includes a broad-based review of the risks inherent to the Company, the controls designed to address those risks, and selective testing of those controls to determine whether they are operating effectively and are reasonably designed. In the course of providing oversight, the Board and the Committees receive a wide range of reports on the Company’s activities, including regarding each Company’s investment portfolio, the compliance of the Company with applicable laws, and the Company’s financial accounting and reporting.

The Company Board’s leadership structure and risk oversight is identical.

Board Committees

As described below, the Board has two standing Committees, each of which is chaired by a Director. The Board has not established a formal risk oversight committee. However, much of the regular work of the Board and its standing Committees addresses aspects of risk oversight.

Finance and Audit Committee

The Board has an Audit Committee consisting of all of the Directors. Raul Lacayo serves as the chairman of the Audit Committee. Under the terms of its charter, the Audit Committee (a) acts for the Directors in overseeing the Company’s financial reporting and auditing processes; (b) receives and reviews communications from the independent registered public accounting firm relating to its review of the Company’s financial statements; (c) reviews and assesses the performance, approves the compensation, and approves or ratifies the appointment, retention or termination of the Company’s independent registered public accounting firm; (d) meets periodically with the independent registered public accounting firm to review the annual audits of the series of the Company, including the audits of the Company, and pre-approves the audit services provided by the independent registered public accounting firm; (e) considers and acts upon proposals for the independent registered public accounting firm to provide non-audit services to the Company or the Project or its affiliates to the extent that such approval is required by applicable laws or regulations; (f) considers and reviews with the independent registered public accounting firm, periodically as the need arises, but not less frequently than annually, matters bearing upon the registered public accounting firm’s status as “independent” under applicable standards of independence established from time to time by the SEC and other regulatory authorities; and (g) reviews and reports to the full Board with respect to any material accounting, tax, valuation or record keeping issues of which the Audit Committee is aware that may affect the Company, the Company’s financial statements or the amount of any dividend or distribution right, among other matters. The function of the Audit Committee of the Company is the same.

Governance Committee

The Board has a Governance Committee consisting of all of the Directors. John Vogel serves as the chairman of the Governance Committee. Under the terms of its charter, the Governance Committee is empowered to perform a variety of functions on behalf of the Board, including responsibility to make recommendations with respect to the following matters: (i) individuals to be appointed or nominated for election as Directors; (ii) the designation and responsibilities of the chairperson of the Board (who shall be an Independent Director) and Board committees, such other officers of the Board, if any, as the Governance Committee deems appropriate, and officers of the Company; (iii) the compensation to be paid to Directors; and (iv) other matters the Governance Committee deems necessary or appropriate. The Governance Committee is also empowered to: (i) set any desired standards or qualifications for service as a Director; (ii) conduct self-evaluations  of the performance of the Directors and help facilitate the Board’s evaluation of the performance of the Board at least annually; (iii) oversee the selection of independent legal counsel to the Directors and review reports from independent legal counsel regarding potential conflicts of interest; and (iv) consider and evaluate any other matter the Governance Committee deems necessary or appropriate. It is the policy of the Governance Committee to consider nominees recommended by shareholders. Shareholders who would like to recommend nominees to the Governance Committee should submit the candidate’s name and background information in a sufficiently timely manner (and in any event, no later than the date specified for receipt of shareholder proposals in any applicable proxy statement of the Company) and should address their recommendations to the attention of the Board of Directors of GOLDEN CACAO®, Inc.’s Governance Committee, at Christopher Werner, 8400 East Prentice Avenue, Greenwood Village, CO 80111 USA, 920-

207-0100 and C/O James R. Simmons, Esq., Simmons Associates, Ltd., 155 Main Street, Suite 301, Providence, RI 02903, Phone: (401) 272-5800. The function of the Governance Committee of the Company is the same.

Codes of Ethics

Each of the Company, the Board, the Board, and the Advisors/Sponsors have adopted a code of ethics under Rule 17j-1 of the 1940 Act (collectively the “Ethics Codes”). Rule 17j-1 and the Ethics Codes are designed to prevent unlawful practices in connection with the purchase or sale of securities by covered personnel (“Access Persons”). The Ethics Codes apply to the Company and permit Access Persons to, subject to certain restrictions, invest in securities, including securities that may be purchased or held by the Company. Under the Ethics Codes, Access Persons may engage in personal securities transactions, but are required to report their personal securities transactions for monitoring purposes. In addition, certain Access Persons are required to obtain approval before investing in initial public offerings, private placements or certain other securities. The Ethics Codes can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. The Codes are available on the EDGAR database on the SEC’s website at www.sec.gov, and also may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549-0102.

Identification of Directors, Executive Officers and Significant Employees.

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals.

Our directors, executive officers and significant employees their ages, positions held, and durations of such are as follows:

Business Experience

The following is a brief account of the education and business experience of our directors, executive officers and significant employees during at least the past five years, indicating their principal occupations and employment during the period, and the name and principal business of the organization in which such occupations or employment were carried on.

Organizational Structure

Five teams will be allocated for research and development. Three teams will be allocated for sales and support upon closing of the minimum required number of 1,000,000 Shares.

Golden Cacao Staff Headcount
FYE December 31st,	Current	Year 1	Year 2	Year 3
CEO	1	1	1	1
CTO	1	1	1	1
CIO	1	1	1	1
CFO	1	1	1	1
Senior Deployment Officer	1	1	1	1
Head of Business Development	1	1	1	1
Head of Finance & Accounting	0.5	1	2	3
Executive Assistant		2	3	3
Staff - Operations
Local Lawyer		1	1	1
Staff – Legal	1	1	1	1
Europe Business Developer		1	1	2
US Market Business Developer		2	5	8

China Business Developer		3	3	3
Sales Team	1	1	2	2
Other - Auditor	1
Total Staff	9.5	17	24	29

The table above presents the Company’s staff and partner staff per year. Golden Cacao plans on increasing the staff headcount after funding, reaching 30+ employees within 12 to 18 months.

BOARD OF DIRECTORS AND EXECUTIVES

Biographies

John Vogel, CEO and Director

Mr. Vogel has been recognized throughout his career for being a visionary leader, having held various positions managing anything from large groups to corporations. He has vast experience in the areas of agribusiness and seafood production, as well as their pertaining markets in the US and Latin America.

He has worked for American and European multi- national agro-industrial companies in 52 different countries, from the Dominican Republic to the Philippines. He has successfully leveraged in-depth knowledge of the agricultural and seafood industries in the global landscape to significantly increase revenue and operational efficiency and has relied heavily on solid organizational, communication and time management skills.

Mr. Vogel has expertise in leadership with extensive scope on creating teams of qualified people and delegating tasks in order to deliver optimal results in a high growth environment that exceed operational goals. He is adept at bridging performance gaps to complete business interests and developing process improvement initiatives.

Mr. Vogel has received various honors and awards by political and business leadership entities throughout the world.  He is always involved in promoting progress and helping communities develop and prosper in under privileged areas of the world, mainly in Latin America, the Caribbean and Asia.  His dedication to quality in all areas has been the guiding principle throughout his career.

Christopher Werner – CEO and Director

Mr. Werner started his business career with First Wisconsin Bank while attending Marquette University. Mr. Werner later became a Chief Financial Officer of a publicly listed company that was the fastest growing NASDAQ Company in 1991.

Chris became Senior Partner of Newport Capital Partners in 1993 where he specialized in arranging financings for small growth companies. In 1996 he co- founded Emerging Securities Group which continued to focus on financing start-up and early-stage growth companies and in 2003, he was appointed CEO of Ascendant Holdings Ltd, a Bermuda based holding company and assisted in structuring the initial public offering of two newly created subsidiaries.

In 2006, Chris founded River Hills Resource Corporation which is a privately held mineral exploration company. It was while he was working in the mineral industry in South America that Chris became a cacao farmer in Ecuador by purchasing Palma Dorada.

Raul Lacayo – Vice President and Secretary

Mr. Lacayo is the founding and current President of the Nicaraguan Securities Exchange, Institution dedicated to developing the capital markets in Nicaragua, and to serve as a vehicle for financial inclusion and financial creativity.  Raul is also a member of PMF’s Board, a Panamanian subsidiary of the Nicaragua-based Prodel Foundation.  Established in 2014, PMF’s mission is to develop a network of Central American microfinance institutions and to provide access for them to Panama’s capital markets.  Two institutions, in Panama and Nicaragua, have been developed so far.

In the early 90s, as President of the Central Bank, Raul played a key role in stabilizing the country’s macroeconomic framework, liberalizing the economy, and facilitating the rebirth of the private banking sector.  He was a Senior Consultant at Deloitte Haskins and Sells’ International Capital Markets Group, based in Washington D.C.  and is an Economist with a B.A. from Duke University and postgraduate degrees from Yale, and Cornell universities.

NON-EXECUTIVE TECHNICAL ADVISORS

Technical Advisors will be compensated on an “as needed” basis and will receive limited stock options, provided they are engaged for consultant-based work.

James R. Simmons – U.S.A. Counsel

James received his law degree from George Washington University in 1988. Before joining N&S, Jim practiced with Tillinghast Collins & Graham in its corporate, commercial and real estate departments. Jim serves on the Banks and Trusts Committee of the Rhode Island Bar Association and his practice is concentrated in the areas of corporate law, banking and commercial law, mortgage lending, venture capital, private placements and real estate, bankruptcy, and creditors' rights. He is admitted to practice law in both Rhode Island and Massachusetts.

Dana Nicholas Hunsinger – Sales and Marketing

Ms. Nicholas Hunsinger is a sales, marketing, and business development specialist with over 25 years in the industry. She has represented companies throughout the APAC, MENA, European and North American markets with commodities, energy, textile, fashion design, human resource, supply chain logistics and import/export expertise.

Dana is the Co-Founder and Vice Chairman of American Standard Commodities Energy Resources, a company creating commodities brokerage strategies, solar energy farms, oil and gas exploration, and drilling in the South Western United States and abroad.

Jim Harlow – B.Eng. (Hons) – Digital Asset and Technical Advisor

Jim achieved advanced degrees in both Mechanical and Electrical Engineering from Fife College of Technology, Dundee University and Cranfield University; he has a background in executive business management for both private and public organisations. A founder of several software and technology companies (from start-up thru to exit.) His background and track record enable him to effectively develop the TURUM™ solution into a successful business.

Joseph Rubenstein, Cybersecurity and Distributed Ledger/Blockchain Advisor

Joseph is the mastermind of the technology behind UMBRA Technologies and Golden Cacao’s collaboration, Joseph is a key technology visionary of the future. He has been programming since the age of seven and began his first business at nine. He has a proven track record of successful start-ups and technical innovation, as well as bringing technology to marketability.

https://patents.google.com/?inventor=Joseph+E.+RUBENSTEIN

Jorn Knutsen, Cybersecurity and Distributed Ledger Advisor

Jorn has intimate knowledge of the blockchain marketplace, current solution availability to end users, their needs and wants. His grasp of SD-WAN technology has made him instrumental in Golden Cacao’s collaboration with UMBRA. He has a proven track record as a business leader, with strong focus on clients and market responsive organizations.

Anthony Short, Capital Formation Advisor

Anthony has a background in corporate and personal finance and taxation. He began at Citibank Limited with foreign exchange and significant corporate accounts. Anthony specialises in financial risk management and advises on funding structures for private and corporate clients.

Anthony has over 20 years of experience in the administration and management of listed public companies, including at board level, in formation and management. He is a Founding Director of GCP Capital Pty Ltd (Cabbel), a Perth based investment banking group.

Steve Graceffa, Technical Advisor

Stephen Graceffa has successfully delivered hundreds of web solutions for clients including Ariba, Analog Devices, Carbonite, Citizens Bank, Dell, Denon, GTECH, Imation, Major League Baseball, Textron, Schneider, and Xerox, to name only a few. A dynamic and energetic entrepreneur, Steve draws from his diverse background in the fields of business strategy and analysis, user experience design, computer science and marketing to provide clients with highly strategic, business-driven web counsel.

Alex Bussey, Website and Technical Advisor

Alex brings a multitude of talents to the Golden Cacao team, with a BA in product design and an in-depth knowledge of the entire architecture of the Golden Cacao website and portal application.

Alex has created multiple channels of early development, media, and web applications for Golden Cacao and occasionally designs complex products for customers of Metal Wizards.

SIMMONS ASSOCIATES, LTD., Counsel (www.simmonsltd.com)

Simmons Associates, Ltd. provides the highest quality legal services in a number of areas of practice including securities, banking and commercial law, investment banking and financial markets, venture capital, private placements, finance, commercial mortgage lending, real estate, business, government relations, insurance defense, corporate and commercial litigation as well as consumer issues. The firm has attorneys admitted to the practice of law in Colorado, Rhode Island, Massachusetts and the District of Columbia.

REGISTERED OFFICE

155 Main Street, Suite 301

Providence, RI 02903

TELEPHONE

+1 401 272 5800

WEBSITE

www.simmonsltd.com

ADVISOR

Simmons Associates, Ltd.

ACCOUNTANTS & BACK OFFICE AFFILIATES ATTORNEYS

Simmons & Associates

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between our directors' executive officers, or significant employees other business interests and their involvement in the Company.

None of them has been the subject of the following events:

(1)He has not been convicted, within ten years before the filing of the offering circular (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(2)He is not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the offering circular, that, at the time of such filing, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(3)He is not subject to a final order (as defined in Securities Act Rule 261 of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:(i) At the time of the filing of the offering circular, bars the person from:(A) Association with an entity regulated by such commission, authority, agency, or officer;(B) Engaging in the business of securities, insurance or banking; or(C) Engaging in savings association or credit union activities; or(ii) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such filing of the offering circular;

(4)He is not subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or section 203(e) or (f) of the Investment Advisers Act of 1940 or (f)) that, at the time of the filing of this offering circular:(i) Suspends or revokes such person's registration as a broker, dealer, municipal securities dealer or investment adviser;(ii) Places limitations on the activities, functions or operations of such person; or(iii) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(5)He is not subject to any order of the Commission entered within five years before the filing of the offering circular that, at the time of such filing, orders the person to cease and desist from committing or causing a violation or future violation of:(i) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933, section 10(b) of the Securities Exchange Act of 1934 and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 and section 206(1) of the Investment Advisers Act of 1940, or any other rule or regulation thereunder; or(ii) Section 5 of the Securities Act of 1933.

(6)He is not suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(7)He has not filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or offering circular filed with the Commission that, within five years before the filing of the offering circular, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(8)He is not subject to a United States Postal Service false representation order entered within five years before the filing of the offering circular, or is, at the time of such filing, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers hold their offices until they resign, are removed by the Board of Directors, or their successor is elected and qualified.

EXECUTIVE COMPENSATION

The Company has made no provisions for paying cash or non-cash compensation to its Shares and Board of Directors for services. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us for their appointment for the period ended December 31, 2019 and September 30, 2020, respectively.

% Before% After
Name and AddressAnnual CompensationNo. of SharesOffering Offering
John Vogel(1)$150,0001,000,000 25.00%12.50%
Christopher Werner(1)$150,0001,000,00025.00%12.50%
Raul Lacayo(1)$150,0001,000,00025.00%12.50%
Emerging Securities Group$ 50,0001,000,00025.00%12.50$
All officers and directors as a group (3 persons)$500,0004,000,000100.00%50.00%

(1)Our directors are not compensated for their services. The Board of Directors has not implemented a plan to award options to our director. There are no contractual arrangements with any member of the Board of Directors of directors. We have no director's service contracts. No compensation is paid to directors for acting as such.

Employment Contracts and Employees

We have no employment contracts with any of our officers or directors. We currently employ our CEO as a full-time officer, and we have a part time general counsel and a full-time chief technology officer. We plan to add up to five administrative personnel, including a full time Chief Financial Officer and VP of Business Development.

Indemnification

Under our Articles of Incorporation and Bylaws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Colorado.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Colorado law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF THE BOARD OF DIRECTORS

The following table sets forth certain information as of September 30, 2020 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Shares; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the Shares set forth therein has sole voting power and sole investment power with respect to such Shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company. The percentages are based on 4,000,000 Shares of our Shares outstanding as of the date above.

% Before% After
Name and AddressAnnual CompensationNo. of SharesOffering Offering
John Vogel(1)$150,0001,000,000 25.00%12.50%
Christopher Werner(1)$150,0001,000,00025.00%12.50%
Raul Lacayo (1)$150,0001,000,00025.00%12.50%
Emerging Securities Group$ 50,0001,000,00025.00%12.50$
All officers and directors as a group (3 persons)4,000,000100.00%50.00%

Regardless of the success of this offering, our officers and director and current stockholders will continue to own the majority of our Shares after the offering. Since they may continue control the Company after the offering, investors may be unable to change the course of the operations. Thus, the Shares we are offering may lack the value normally attributable to voting rights. This could result in a reduction in value of the Shares you own because of their ineffective voting power. None of our Shares is subject to outstanding options, warrants, or securities convertible into Shares.

We estimate that the net proceeds we will receive from this offering will be between $4.5 million to $18 million, after deducting the estimated transaction fees and expenses payable by us. The following table sets forth our estimated sources and uses of funds related to the offering. The actual amounts of such sources and uses are expected to differ upon the actual issuance of the notes.

(in millions)
Sources
Shares/Shares offered hereby	$20.0

Total sources	$20.0

Uses
Repayment of existing short-term loan (1)	$0.0
Transaction fees and expenses	2.0
Cash on hand	18.0

Total uses	$20.0

(1)	Our existing private offering might include a short-term bridge financing loan provided by a related party to the Company. This loan will be terminated in connection with this offering.

LEGAL STRUCTURE

There are three (3) Board of Directors who are also current shareholders. The Board of Directors are active in the business and are officers and/or directors of the Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND

CERTAIN CONTROL PERSONS AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Other than the issuance of 4,000,000 Company to our Board of Directors, we do not have any transactions with related persons to report.

The following table sets forth the numbers and percentages of our outstanding voting securities as of September 30, 2020 (as qualified in the footnotes thereto) by:

●each person known to the Company to be the beneficial owner of more than 10% of any class of the Company’s outstanding voting securities;

●each of the Company’s directors;

●each of the Company’s executive officers; and

●all of the Company’s directors and executive officers as a group.

The Company’s voting securities consist of Common Shares and Preferred Stock. Beneficial ownership is determined in accordance with SEC rules and generally includes sole or shared voting or investment power with respect to voting securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any voting securities that such person or any member of such group has the right to acquire within 60 days of the date of this Offering Statement. For purposes of computing the percentage of the Company’s outstanding voting securities held by each person or group of persons named above, any securities that such person or persons has the right to acquire within 60 days of the date of this Offering Statement are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership as determined under SEC rules is not necessarily indicative of beneficial or other ownership for any other purpose. The inclusion herein of any securities listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated below, the business address of each person or entity listed is c/o Golden Cacao Corporation at 8400 E. Prentice Avenue, Denver, CO 80111, Tel: 920-207-0100 and 155 Main Street, Suite 301, Providence, Rhode Island, 02903, info@GoldenCacao.com and www.GoldenCacao.com.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with any independent registered public accountant. As mentioned elsewhere herein, our financial statements have not been reviewed by an independent registered public accountant.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering Circular as having prepared or certified any part of this Offering Circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Law Offices of Simmons Associates, Ltd. will pass on the validity of the Shares being offered pursuant to this Offering Circular.

DESCRIPTION OF SHARES

Our Articles of Incorporation provides that we may issue up to 50,000,000 shares of common stock, $0.001 par value per share, referred to as common stock, and 50,000,000 shares of preferred stock, $0.001 par value per share, including up to 10,000,000 shares of Series A Convertible Preferred Stock. As of the date of this Offering Circular, there are 4,000,000 outstanding shares of common stock. Upon completion of the maximum offering, 8,000,000 shares of our common stock will be issued and outstanding, and 0 shares of Series A Convertible Preferred Stock will be issued and outstanding.

Under Colorado law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All of the shares of our common stock offered hereby will be duly authorized, validly issued, fully paid and non- assessable and all of the shares of our common stock have equal rights as to earnings, assets, dividends and voting. Subject to the preferential rights of holders of any other class or series of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors out of funds legally available therefor. Shares of our common stock generally have no preemptive, appraisal, preferential exchange, conversion, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our Articles of Incorporation. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time, and our Articles of Incorporation restrictions on the transfer and ownership of our stock.

Except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a plurality of all of the votes cast in the election of directors.

Under Colorado law, a Colorado corporation generally cannot dissolve, amend its Articles of Incorporation, merge, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s Articles of Incorporation. Our Articles of Incorporation provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on such matters. Colorado law also permits a Colorado corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to an entity if all of the equity interests of the entity are owned, directly or indirectly, by the corporation. Because substantially all of our assets will be held by our operating partnership or its subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Preferred Stock

Our Articles of Incorporation authorizes our board of directors to classify any unissued shares of preferred stock into one or more classes or series of preferred stock. Prior to the issuance of shares of each class or series, our board of directors is required by Colorado law and by our Articles of Incorporation to set, subject to the provisions of our Articles of Incorporation regarding the restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of each such class or series. As a result, our board of directors could authorize the issuance of shares of preferred stock that have priority over shares of our common stock with respect to dividends or other distributions or rights upon liquidation or with other terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests. As of the date hereof, no authorized shares of Series A Convertible Preferred Stock are outstanding, and we have no present plans to issue any additional shares of preferred stock. Holders of the Series A Convertible Preferred Stock has the same voting and liquidation rights as the common stock on an as-converted basis. Each share of Series A Convertible Preferred Stock is convertible into one share of common stock.

General

Common Stock: 50,000,000

Preferred Shares:50,000,000

The aggregate number of Shares of all classes of capital stock which this corporation (the “Corporation”) shall have authority to issue is 100,000,000 Shares, of which 50,000,000 Shares shall be Shares of common stock, par value of $0.0001 per share (the “Common Stock”), and 10,000,000 Shares shall be Shares of preferred stock, par value of $0.0001 per share (the “Preferred Stock”).

The holders of Common Stock and Preferred Stock shall have and possess all rights as shareholders of the Corporation, including such rights as may be granted elsewhere by these Articles of Incorporation below.

Dividends on the Common Stock and Preferred Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and nonassessable. Shareholders of the Corporation do not have a preemptive right to acquire unissued Shares of the Corporation’s capital stock.

INDEMNIFICATION

The Corporation shall indemnify, to the fullest extent permitted by applicable law, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation also shall indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

LIMITATION OF DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(i)for any breach of the director's duty of loyalty to the Corporation or to its shareholders,

(ii)(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii)(iii) for acts specified under Section 7-108-403 of the Colorado Business Corporation Act or any amended or successor provision thereof, or (iv) for any transaction from which the director derived an improper personal benefit. If the Colorado Business Corporation Act is amended after this Article is adopted to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act, as so amended.

Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

MEETINGS OF SHAREHOLDERS

Meetings of shareholders shall be held at such time and place as provided in the bylaws of the Corporation. At all meetings of the shareholders, one-third of all votes entitled to be cast at the meeting shall constitute a quorum.

NO CUMULATIVE VOTING

There shall be no cumulative voting for the election of directors.

ACTION BY SHAREHOLDERS

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by the shareholders having the minimum number of votes necessary to authorize or take such action at a meeting at which all of the Shares entitled to vote thereon were present and voted.

Golden Cacao is a corporation organized and existing under the Colorado Business Corporation Act (the “CBCA”), hereby certifies that, pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) by its Articles of Incorporation and pursuant to the provisions of the CDTA ad CBCA effective as of January 30, 2020, the Board duly adopted the following resolution providing for the authorization of 50,000,000 Shares of the Corporation's Convertible Share Stock (the “Share Stock”):

RESOLVED, that pursuant to the authority vested in the Board by the Corporation’s Articles of Incorporation, the Board hereby establishes from the Corporation’s authorized class of preferred stock a new series to be known as “Convertible Share Stock,” consisting of 50,000,000 Shares, and hereby determines the designation, preferences, rights, qualifications, limitations and privileges of the Convertible Share Stock of the Corporation to be as follows:

1. Designation and Amount. Of the 50,000,000 Shares of the Company’s authorized Preferred Stock, $0.0001 par value per share, 10,000,000 are designated as “Convertible Share Stock,” with the rights and preferences set forth below.

2. Voting Rights. Each holder of Shares of Share Stock shall be entitled to the number of votes equal to the number of Shares of Common Stock into which such Shares of Share Stock could be converted (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent and shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company.

Except as otherwise provided herein or as required by law, the Share Stock shall vote together with the Common Stock at any annual or special meeting of the shareholders and not as a separate class and may act by written consent in the same manner as the Common Stock.

3. Dividends.

(a) 8% Dividend. The holders of the Share Stock shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available for such purpose, dividends of 8% per annum of the Original Purchase Price (the “Share Dividend”). Such dividends shall be non-cumulative, and in preference to the holders of Common Stock.

(b) Common Stock Dividends. In the event any dividends are paid or set aside on any share of Common Stock, the corporation shall simultaneously pay or set aside an additional dividend on all outstanding Shares of Share Stock in a per share amount equal (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of common Stock.

(c) Other Dividends. The holders of the Share Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such other dividends as may be declared from time to time by the Board of Directors.

4. Liquidation Rights. The Share Stock shall have liquidation preference over the Corporation’s Common Stock. Accordingly, upon any liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the Share Stock shall receive preference over the holders of the Common Stock and holders of Shares of capital stock that rank junior to the Share Stock. Holders of the Share Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Share Stock an amount equal to $1.00 per share of the Share Stock (as adjusted for stock splits and combinations, stock dividends, reclassifications and the like) plus any declared but unpaid dividends (the “Share Liquidation Preference”) before any distribution or payment shall be made to the holders of any Common Stock, equity equivalent securities of the Corporation that rank pari passu with the Common Stock or any Shares of stock capital stock that rank junior to the Share Stock. If the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets shall be distributed to the Shareholders, pro rata in accordance with the respective amounts that would be payable on such Shares if all amounts payable thereon were paid in full. After payment of the Share Liquidation Preference to the holders of the Share Stock, any remaining proceeds thereafter shall be distributed ratably to holders of the Common Stock, and the Share Stock shall not participate in distributions to holders of Common Stock. The Corporation shall provide 10 days’ notice to Shareholders prior to the record date for any Deemed Liquidation Event to allow the holders to convert and therefore participate as Common Shareholders in lieu of participating as Shareholders.

For the purpose of this Certificate of Designation, a “Deemed Liquidation Event” means each of the following events:

(A) a sale, lease or other disposition of all or substantially all of the assets (including goodwill and intangible assets) of the Corporation and, if any, its subsidiaries on a consolidated basis;

(B) any consolidation or merger of the Corporation with or into any other person that is not a shareholder, an affiliate of a shareholder, or an affiliate of the Company, or

(C) any other Corporation reorganization, in which the shareholders immediately prior to such consolidation, merger or reorganization own equity Shares of the entity surviving such merger, consolidation or reorganization representing less than 50% of the combined voting power or economic Shares of the outstanding securities of such entity immediately after such consolidation, merger or reorganization.

5. Conversion Rights. The holders of the Share Stock shall have the following rights with respect to the conversion of the Share Stock into Shares of Common Stock:

(a) Optional Conversion. Subject to and in compliance with the provisions of this Section 5, any Shares of Share Stock may, at the option of the holder, be converted at any time into fully-paid and non-assessable Shares of Common Stock. The number of Shares of Common Stock to which a holder of Share Stock shall be entitled upon conversion (the “Conversion Ratio”) shall be determined by dividing (x) the Original Purchase Price by (y) the Conversion Price in effect at the close of business on the conversion date.

(b) Conversion Price. The Conversion Price for the Share Stock shall initially be the Original Purchase Price, subject to adjustment pursuant to this Section 5 (the “Conversion Price”).

(c) Automatic Conversion. Each share of Share Stock shall automatically convert at the then current Conversion Ratio into fully paid non-assessable Shares of Corporation Common Stock, (i) immediately upon the written consent of holders of a majority of the issued and outstanding Share or (ii) immediately prior to the closing of a public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Shares of Common Stock of the Corporation at a per share price not less than five times the Original Purchase Price (as adjusted for stock splits and combinations, stock dividends, reclassifications and the like) per share and for a total offering of not less than $20 million (before deduction of underwriters commissions and expenses) (a “Qualified IPO”).

(d) Mechanics of Conversion. No fractional Shares of Common Stock shall be issued upon the conversion of the Share Stock. If the number of Shares to be issued to the holders of the Share Stock is not a whole number, then the number of the Shares shall be rounded up to the nearest whole number. Before any holder of Share Stock shall be entitled to convert the same into full Shares of Common Stock, and to receive certificates therefor, he shall either (xx) surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or (yy) notify the Corporation that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that on the date of an automatic conversion event (being that set forth in Section 5(c) hereof), the outstanding Shares of Share Stock shall be converted automatically without any further action by the holders of such Shares and whether or not the certificates representing such Shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the Shares of Common Stock issuable upon such automatic conversion event unless either the certificates evidencing such Shares of Share Stock are delivered to the Corporation, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. On the date of the occurrence of an automatic conversion event, each holder of record of Shares of Share Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such Shares of Share Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of Shares of Share Stock, or that the certificates evidencing such Shares of Common Stock shall not then be actually delivered to such holder.

(e) Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding Shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of Shares of Common Stock, the Conversion Price of the Share Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of Shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(f) Certificate of Adjustment. In each case of an adjustment or readjustment of the conversion Price for the number of Shares of Common Stock or other securities issuable upon conversion of the Share Stock, the Corporation shall compute such adjustment or readjustment in accordance herewith and the Corporation’s Chief Financial Officer (or other proper officer) shall notify each registered holder of the Share Stock. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

(g) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued Shares of Common Stock, solely for the purpose of effecting the conversion of the Shares of the Share Stock, such number of its Shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Shares of Share Stock, and if at any time the number of authorized but unissued Shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Shares of Share Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Shares of Common Stock to such number of Shares as shall be sufficient for such purpose.

6. Share Protective Provisions. Except as otherwise required by law, at any time when at least 5,000,000 Shares of Convertible Share Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Convertible Share Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law) the written consent or affirmative vote of the holders of at least a majority of the then outstanding Shares of Convertible Share Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(i)Except for filing a Certificate of Designation to create or issue any new class or series of Shares having rights, preferences or privileges junior to the Convertible Share, amend, alter, waive or repeal any provision of the Articles of Incorporation of the Corporation, including this Certificate of Designation of the Convertible Share Stock;

(ii)increase or decrease the authorized number of Shares of Preferred Stock of the Corporation;

(iii)create or issue any new class or series of Shares having rights, preferences or privileges senior to or on parity with the Convertible Share;

(iv)repurchase or redeem any Shares of the Common Stock of the Corporation other than (i) the repurchase or redemption from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or other relationship, (ii) the repurchase of Shares of Common Stock of the Corporation pursuant to that certain Shareholders Agreement between the Corporation and certain founders dated March 15, 2019, and (iii) the repurchase of

Shares of Common Stock of the Corporation pursuant to that certain Share Holders Agreement of an even date herewith;

(v)liquidate, dissolve or wind-up the business and affairs of the Corporation, or effect a Deemed Liquidation Event of the Corporation;

(vi)effect a reclassification, reorganization or recapitalization of the outstanding capital stock of the Company; or

(vii)pay or declare any dividend or make any distribution on, any Shares of capital stock of the Corporation other than (i) dividends or distributions on the Convertible Share Stock as expressly authorized herein or (ii) dividends or other distributions payable on the Common Stock solely in the form of additional Shares of Common Stock.

7. Reissuance of Preferred Stock. Any Shares of Convertible Share Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be canceled, retired and eliminated from the Shares of Share Stock that the Corporation shall be authorized to issue. All such Shares shall upon their cancellation become authorized but unissued Shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation.

8. Severability. If any right, preference or limitation of the Share Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

9. Amendment and Waiver. This Certificate of Designation shall not be amended, either directly or indirectly or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Convertible Share Stock so as to affect them materially and adversely without the consent of a majority of the outstanding Shares of Convertible Share Stock. Any amendment, modification or waiver of any of the terms or provisions of the Convertible Share Stock shall be binding upon all holders of Convertible Share Stock.

10. Notices. Any notice required by the provisions of this Certificate of Designation shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by email, on the next business day; (iii) five days after having been sent by U.S. mail; or (iv) one day after deposit with a recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to the Corporation shall be addressed to the Corporation’s President at the Corporation’s principal place of business on file with the Secretary of State of the State of Colorado. All notices to stockholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

* * * * *

Transfer Agent and Registrar

Our transfer agent and registrar for our Company is Action Stock Transfer Corporation, its address is 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121, and its telephone number is (801) 274-1088.

Our Escrow Agent is CVEX Group, 5000 Plaza on The Lake, Suite 305, Austin, TX  78746, Phone: (512) 838-6363 Info:  info@cvexgroup.com, as escrow agent, for the benefit of the investors.

SHARES ELIGIBLE FOR FUTURE SALE

General

Upon completion of the formation transactions and this offering, we will have outstanding 8,000,000 Shares of our Shares. Of these Shares, the 4,000,000 Shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act, subject to the limitations on ownership set forth in our Articles of Incorporation, except for any Shares purchased in this offering by our “affiliates,” as that term is defined by Rule 144 under the Securities Act. The remaining 4,000,000 Company will be “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if the sale is registered under the Securities Act or qualifies for an exemption from registration, including an exemption under Rule 144, as described below.

Prior to this offering, there has been no active public market for our Shares. We can provide no assurance as to:

(i) the likelihood that an active market for our Company will develop;

(ii) the liquidity of any such market;

(iii) the ability of the stockholders to sell the Shares; or

(iv) the prices that stockholders may obtain for any of the Shares.

We cannot make any prediction as to the effect, if any, that future sales of Shares, or the availability of Shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of our Shares (including Shares issued upon the exchange of common units in our operating Company tendered for redemption), or the perception that such sales could occur, may adversely affect prevailing market prices of our Shares. See “Risk Factors—Risks Related to the Market for Our Common Shares”. For a description of certain restrictions on transfers of our Company held by our stockholders, see “Description of Shares.”

Rule 144

Rule 144(b)(1) provides a safe harbor pursuant to which certain persons may sell Shares of our stock that constitute restricted securities without registration under the Securities Act. “Restricted securities” include, among other things, securities acquired directly or indirectly from the issuer, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering. In general, the conditions that must be met for a person to sell Shares of our stock pursuant to Rule 144(b)(1) are as follows: (1) the person selling the Shares must not be an affiliate of ours at the time of the sale, and must not have been an affiliate of ours during the preceding three months, and (2) either (A) at least one year must have elapsed since the date of acquisition of the restricted securities from us or any of our affiliates or (B) if we satisfy the current public information requirements set forth in Rule 144, at least six months have elapsed since the date of acquisition of the restricted securities from us or any of our affiliates.

Rule 144(b)(2) provides a safe harbor pursuant to which persons who are affiliates of ours may sell Shares of our stock, whether restricted securities or not, without registration under the Securities Act if certain conditions are met. In general, the conditions that must be met for a person who is an affiliate of ours (or has been within three months prior to the date of sale) to sell Shares of our stock pursuant to Rule 144(b)(2) are as follows (1) at least twelve months must have elapsed since the date of acquisition of the Shares of stock from us or any of our affiliates, (2) the seller must comply with volume limitations, manner of sale restrictions and notice requirements and (3) we must satisfy the current public information requirements set forth in Rule 144. In order to comply with the volume limitations, a seller may not sell, in any three-month period, more than 1% of the Shares of our Shares then outstanding as shown by the most recent report or statement published by us, which will equal approximately 500,000 Shares immediately after this offering.

Restrictions on Transfer

Shares will be subject to the limitations of Rule 144, other than the holding period requirement. In addition, various State Blue Sky laws may restrict transfer of Shares until such time we have qualified the Shares for secondary trading.

Ability to Void a Sale of Shares

We have the right to void a sale of Shares in the Offering and compel an investor to return them to us, if we have reason to believe that such  investor acquired the Shares as a result of a misrepresentation, including with respect to such shareholder’s representation that it is a “qualified purchaser” or an “accredited investor” as defined pursuant to Regulation A or Regulation D promulgated under the Securities Act, respectively, or if the investor or the sale to the investor is otherwise in breach of the requirements set forth in our certificate of incorporation, as amended, or bylaws, copies of which are exhibits to the Offering Statement in which this Offering Statement has been filed with the SEC.

Rights as a Stockholder

Except as otherwise provided in the Shares or by virtue of such holder’s ownership of Shares of Common Shares, the holder of a Share does not have the rights or privileges of a holder of Common Shares, including any voting rights.

Governing Law

The Shares are governed by and construed in accordance with the laws of the State of Colorado.

The foregoing is a brief summary of certain terms and conditions of the Shares to be issued in connection with this Offering and are subject in all respects to the provisions contained in the Shares. See “Plan of Distribution” for additional information about Agent Shares to be issued to any Selling Agents in connection with this Offering.

Tax Considerations

COMPLIANCE WITH ANTI-MONEY LAUNDERING

Rules and Regulations

As part of the Company's responsibility for the prevention of money laundering under the Uniting and Strengthening America by Providing Appropriate Tools Required to Interrupt and Obstruct Terrorism Act of 2001 (the "PATRIOT Act") and similar laws in effect in foreign countries and in response to increased regulatory concerns with respect to the sources of funds used in investments and other activities, the Company may request prospective and existing Investors to provide documentation verifying, among other things, such Investor's identity and the source of funds used to purchase such Investor’s Share in the Company. The Company may decline to accept a subscription if this information is not provided or on the basis of such information that is provided. Requests for documentation and additional information may be made at any time during which an Investor holds a Share in the Company. The Board of Directors may be required to provide this information, or report the failure to comply with such requests, to appropriate governmental authorities, in certain circumstances without notifying the Investors that the information has been provided.

In addition, each Investor will be required to represent and warrant to the Company, among other things, that (a) the proposed investment by such prospective Investor will not directly or indirectly contravene U.S. federal, state, international or other laws or regulations, including the PATRIOT Act, (b) no capital contribution to the Company by such prospective Investor will be derived from any illegal or illegitimate activities; (c) such prospective Investor is not a country, territory, person or entity named on a list promulgated by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") prohibiting, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals, nor is such prospective Investor or any of its affiliates a natural person or entity with whom dealings are prohibited under any OFAC regulations; and (d) such prospective Investor is not otherwise prohibited from investing in the Company pursuant to other applicable U.S. anti-money laundering, anti-terrorist and foreign asset control laws, regulations, rules or orders. Each Investor will be required to promptly notify the Company if any of the foregoing will cease to be true with respect to such Investor.

The Company will take such steps as it determines are necessary to comply with applicable law, regulations, orders, directives, or special measures. Governmental authorities are continuing to consider appropriate measures to implement at this point and it is unclear what steps the Company may be required to take; however, these steps may include prohibiting an Investor from making further contributions to the Company, depositing distributions to which an Investor would otherwise be entitled into an escrow account or causing the mandatory redemption of an Investor's Share in the Company.

FCPA Considerations

The Company intends to comply with the U.S. Foreign Corrupt Practices Act ("FCPA") and other anti-corruption laws, anti-bribery laws and regulations, as well as anti-boycott regulations, to which they are subject. As a result, the Company may be adversely affected because of its unwillingness to participate in transactions that present undue risk under such laws or regulations.

In recent years, the U.S. Department of Justice and the SEC have devoted greater resources to enforcement of the FCPA. In addition, the United Kingdom has recently significantly expanded the reach of its anti-bribery laws. Despite the Company’s efforts to ensure compliance with the FCPA, such efforts may not in all instances prevent violations. In addition, an issuer, seller, or other counterparty with which the Company transacts business, or their affiliates may engage in activities that could result in FCPA violations that implicate the Company. Any determination that the Company has violated the FCPA or other applicable anti-corruption laws or anti-bribery laws could subject it to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation and a general loss of investor confidence, any one of which could adversely affect the Company's business prospects and/or financial position, as well as the Company's ability to achieve its investment objective and/or conduct its operations.

The following summary of the Federal income tax consequences to Shareholders is based upon the Code, the regulations and rulings promulgated thereunder and judicial decisions, any of which are subject to change with prospective or retroactive application. A description of all of the aspects of Federal, state and local tax laws that may affect the tax consequences of investing in the Company is beyond the scope of this Offering Circular. The Board has not, did not seek, nor receive an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) concerning any aspect of the Company. Therefore, a potential investor should seek advice from its own tax counsel.

CERTAIN ERISA CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit, among other things, certain transactions that involve: (i) certain pension, profit-sharing, employee benefit or retirement plans or individual retirement accounts, including any entity that is deemed to hold the assets of such plans or accounts, (as discussed below, each, a "Plan") and (ii) any person who is a "party in interest" or "disqualified person" with respect to a Plan. Consequently, the fiduciary of a Plan contemplating an investment in the Shares should consider whether the Company, the Company, any other person associated with the issuance of the Shares, or any affiliate of the foregoing is or might become a "party in interest" or "disqualified person" with respect to the Plan and, if so, whether an exemption from such prohibited transaction rules is applicable. In addition, Department of Labor regulations provide that, subject to certain exceptions, the underlying assets of an entity in which a Plan holds an equity interest may be considered assets of an investing Plan, in which event, the underlying assets of such entity (and trans- actions involving such assets) would also be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code. The Company intends to qualify for one or more of the exceptions available under such regulations and thereby prevent the underlying assets of the Company from being considered assets of any investing Plan.

The following is a summary discussion of certain considerations associated with an investment in the Company by an "employee benefit plan" as defined in and subject to Title I of ERISA, or by a "plan" as defined in and subject to Section 4975 of the Code, including tax-qualified retirement plans described in Section 401(a) of the Code, tax-qualified annuity plans described in Section 403(b) of the Code and individual retirement ac- counts or individual retirement annuities described in Section 408 of the Code. Each such "employee benefit plan" under ERISA and each such "plan" under Section 4975 is hereinafter referred to as a "Plan," and, as an investor in the Company, an "ERISA Partner." Employee benefit plans that are "governmental plans" (as defined in Section 3(32) of ERISA) and certain "church plans" (as defined in Section 3(33) of ERISA) are not subject to ERISA or to Section 4975 of the Code but may be subject to other laws that impose restrictions on their investments.

This discussion is necessarily general and does not address all aspects of issues that may arise under ERISA or the Code. No assurance can be given that future legislation, administrative rulings, court decisions or regulatory action will not modify the considerations set forth in this discussion.

General Fiduciary Matters

ERISA imposes certain duties on persons who are fiduciaries of a Plan. Under ERISA, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of the assets of a Plan (including entities whose underlying assets include "plan assets" under the Plan Assets Regulation, as defined below), or who renders investment advice to the Plan for a fee or other compensation, is generally considered to be a fiduciary of the Plan.

Before purchasing Shares with the assets of a Plan, a fiduciary of any Plan subject to ERISA should con- sider, among other things, particularly in light of the risks and lack of liquidity inherent in an investment in the Company: (i) whether investment in the Company satisfies the prudence, diversification and liquidity requirements of ERISA; and (ii) whether the investment is in accordance with the Plan's investment policies and governing documents and is otherwise an appropriate investment. A fiduciary of any Plan should also consider whether the purchase or ownership of Shares would constitute or give rise to a prohibited transaction under ERISA or the Code (as discussed below). A fiduciary can be personally liable for losses incurred by a Plan resulting from a breach of fiduciary duties.

Prohibited Transactions

Certain provisions of ERISA and Section 4975 of the Code prohibit specific transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" under ERISA and "disqualified persons" under Section 4975 of the Code).

The Company or other entities involved in this offering of Shares, or their respective affiliates, may be a fiduciary, a "party in interest" or a "disqualified person" with respect to Plans that purchase, or whose as- sets are used to purchase, Shares. Absent an available prohibited transaction exemption, the fiduciaries of a Plan should not purchase Shares with the assets of any Plan if the Company or any affiliate thereof is a fiduciary with respect to such assets of the Plan unless such fiduciaries of such Plan have otherwise concluded that no prohibited transactions would arise. Plan fiduciaries should consult their own legal advisors as to whether such purchases could result in liability under ERISA or the Code.

Plan Assets

Prospective Plan investors should also consider whether an investment in Shares would cause the under- lying assets of the Company to be deemed to be "plan assets" (as discussed below) with respect to the Plan. If the underlying assets of the Company were deemed to be "plan assets," then, among other results, (i) the prudence and other fiduciary standards of ERISA would apply to investments made by the Company, (ii) certain transactions that the Company might enter into in the ordinary course of business and operation might constitute "prohibited transactions" under ERISA and the Code, (iii) those with discretion over (or who provide investment advice with respect to) the investment or administration of the Company could become Plan fiduciaries and (iv) various reporting and other obligations under Parts 1 and 4 of Subtitle B of ERISA might be expanded. Other possible effects are also further discussed below.

Certain regulations (the "Plan Assets Regulation") promulgated by the United States Department of Labor generally provide that when a Plan subject to Title I of ERISA or Section 4975 of the Code acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exemption or exception applies. Exceptions to this so-called "look-through" rule apply if: (i) equity participation in the entity by "benefit plan investors" is not "significant" or (ii) the entity is an "operating company," in each case as defined in the Plan Assets Regulation. For purposes of the Plan Assets Regulation, an equity interest includes any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Under the Plan Assets Regulation, as modified by Section 3(42) of ERISA, equity participation in an entity is not "significant" if less than 25% of the value of each class of equity interests in the entity is held by Benefit Plan Investors, disregarding equity interests held by persons with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates (within the meaning of Section 2510.3-101(f)(3) of the Plan Assets Regulation) thereof (any such person, a "Controlling Person"). For purposes of this so-called "25% test", "Benefit Plan Investors" include: (i) all Plans (but does not include, for example, governmental plans and foreign employee benefit plans) and (ii) any entity whose underlying assets are deemed for purposes of ERISA or the Code to include "plan assets" by reason of such Plan investment in the entity or otherwise for purposes of Section 3(42) of ERISA. The Plan Assets Regulation defines an "operating company" as "an entity that is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital."

As indicated above, if the assets of the Company or of any underlying entities were to be deemed to be "plan assets," then the prohibited transaction restrictions on the operating and administration of the Company, and the duties, obligations and liabilities of ERISA, as discussed above, could apply to transactions entered into by such entities as though such transactions were directly entered into by Plan investors. If a prohibited transaction occurs for which no exemption is available, the transaction may be subject to rescission, and among other things, the Company and any other fiduciary that has engaged in the prohibited trans- action could be required: (i) to restore to the Plan any profit realized on the transaction; and (ii) to reimburse the Plan for any losses suffered by the Plan as a result of the investment. In addition, each disqualified per- son (within the meaning of Section 4975 of the Code) involved could, among other things, be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within required periods, to an additional tax (or fine) of 100%. Plan fiduciaries that decide to invest in the Company could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Company or as co-fiduciaries for actions taken by or on behalf of the Company or the Company. With respect to an IRA that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, could cause the IRA to lose its tax-exempt status.

The application of ERISA (including the corresponding provisions of the Code and other relevant laws) may be complex and dependent upon the particular facts and circumstances of the Company and of each Plan, and it is the responsibility of the appropriate fiduciary of the Plan to ensure that any investment in the Company by such Plan is consistent with all applicable requirements. Each investor, whether or not subject to ERISA or Section 4975 of the Code, should consult its own legal and other advisors regarding the considerations discussed above and all other relevant ERISA and other considerations before purchasing Shares.

Changes in Tax, and Other Laws

Compliance with changes in laws may result in significant unanticipated expenditures. Any changes in laws applicable to the Company's operations can result in significant additional costs and expenses to the Company and/or otherwise materially adversely affect the Company's operations.

Forward-Looking Statements

This Offering Circular contains forward-looking statements and descriptions of goals and objectives. Although these forward-looking statements and stated goals and objectives are based upon assumptions and research which the Company believes are reasonable, actual results of operations and achievements may differ materially from the statements, goals and objectives set forth in this Agreement. Prospective investors are cautioned not to place undue reliance on any forward-looking statements or examples included in this Agreement. None the Company or any of their affiliates or principals nor any other individual or entity assumes any obligation to update any forward-looking statements as a result of new information, subsequent events or any other circumstances. Such statements speak only as of the date that they are originally made.

Side Letters

The Company, on behalf of the Company, may from time to time enter into letter agreements or other similar arrangements (collectively, "Side Letters") with one or more Investors that have the effect of establishing rights under, or altering or supplementing the terms of the Company Agreement or any subscription agreement. As a result of such Side Letters, certain Investors may receive additional benefits that other Investors will not receive. The Company on behalf of the Company will not be required to notify any or all of the other Investors of any such Side Letters or any of the rights or terms or provisions thereof, nor will the Company be required to offer such additional or different rights or terms to any or all of the other Investors absent an agreement to do so. The Company, on behalf of the Company, may enter into such Side Letters with any Investor as the Company may determine in its sole and absolute discretion at any time. The other Investors will have no recourse against the Company or any of its affiliates in the event that certain Investors receive additional or different rights or terms as a result of such Side Letters.

No Independent Counsel

Simmons Associates, Ltd. and other counsel (each, "Counsel") represent the Company and its affiliates from time-to-time in a variety of matters. Counsel does not represent any or all of the Investors in connection with the Company. Counsel represents the Company and its affiliates, including with respect to the Company's role in relation to the Company. It is not anticipated that, in connection with the organization or operation of the Company, the Company would have the Company engage counsel separate from counsel to the Company and its affiliates. Any such counsel would not, however, be acting as counsel for the Investors. Furthermore, in the event a conflict of interest or dispute arises between the Board and the Company or any Investor, it will be accepted that Counsel is counsel to the Board and not counsel to the Company or Investors, notwithstanding the fact that, in certain cases, Counsel's fees are paid through or by the Company (and therefore, in effect, by the Investors).

By acquiring Shares in the Company, each Investor will be deemed to have waived any conflict and agreed that Counsel may act for the Company, affiliates of the Company or any or all of them in matters adverse to such Investor and/or the Company.

CERTAIN REGULATORY, TAX AND ERISA CONSIDERATIONS

Investment Company Act of 1940

The Company will not be registered as an investment company under the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act") in reliance upon one or more exclusions or exemptions there- from, including, but not limited to, Section 3(c)(7) of the Investment Company Act. The Company will therefore not be subject to the obligations of a registered investment company and investors in the Company will not receive the protections afforded by the Investment Company Act to investors in a registered investment company. Investors' subscription agreements and the Company Agreement will contain certain representations and restrictions on transfer designed to assure that the conditions for the Company's exclusion or exemption from registration under the Investment Company Act will be met and the Company will not make a public offering of the Shares to comply with such conditions.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relevant to an investment in the Company.  This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations issued thereunder and published administrative rulings (including administrative interpretations and practices expressed in private letter rulings which are binding on the Internal Revenue Service (the "IRS") only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as of the date of this Offering Circular. No assurance can be given that future legislation, administrative rulings, court decisions or regulatory action will not modify the summary set forth herein, possibly with retroactive effect. This summary addresses only U.S. federal income tax matters and does not address any other U.S. federal, state, local or non-U.S. tax considerations, including, but not limited to U.S. federal estate and gift tax considerations and the Medicare tax on net investment income, except to the extent discussed below. This summary is necessarily general, and the actual tax consequences for each prospective investor of the purchase and ownership of Shares in the Company will vary depending upon such investor's particular circumstances.

This summary does not consider the specific tax circumstances of any prospective investor and is not in- tended to be applicable to all categories of investors, including those subject to special tax treatment under the Code, such as banks, thrifts, insurance companies, U.S. expatriates, investors subject to the U.S. federal alternative minimum tax, real estate investment trusts, regulated investment companies, governmental investors, private foundations, charitable remainder trusts, dealers in securities, persons who adopt a mark- to-market method of accounting, or investors who hold their Shares as other than capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary does not discuss the specific tax consequences of any investment that the Company may make. No assurance can be provided that the IRS will not challenge any position set forth in this summary or that the Company may take, or that a court would not sustain any such challenge.

For purposes of this summary, a "U.S. Person" is (i) an individual who is a citizen or a resident of the United States for U.S. federal income tax purposes, (ii) a corporation that is organized in or under the laws of the United States, any state or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust that (x) is subject to the supervision of a court within the United States and the control of a U.S. Person as described in Section 7701(a)(30) of the Code or (y) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. Person. A "U.S. Investor" is an Investor that is a U.S. Person.

This summary does not address tax consequences applicable to partners that are partnerships, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, or to persons who are partners in partnerships that own interests in the Company. If a partnership owns a Share, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership that owns an interest, you should consult your tax advisor with regard to the U.S. federal, state, local and non-U.S. tax consequences to you of such partnership's ownership of a Share.

Each prospective investor is urged to consult his or her tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of Shares in the Company.

General Discussion of Tax Effects

COMPLIANCE WITH ANTI-MONEY LAUNDERING

Rules and Regulations

As part of the Company's responsibility for the prevention of money laundering under the Uniting and Strengthening America by Providing Appropriate Tools Required to Interrupt and Obstruct Terrorism Act of 2001 (the "PATRIOT Act") and similar laws in effect in foreign countries and in response to increased regulatory concerns with respect to the sources of funds used in investments and other activities, the Company may request prospective and existing Investors to provide documentation verifying, among other things, such Investor's identity and the source of funds used to purchase such Investor’s Share in the Company. The Company may decline to accept a subscription if this information is not provided or on the basis of such information that is provided. Requests for documentation and additional information may be made at any time during which an Investor holds a Share in the Company. The Board may be required to provide this information, or report the failure to comply with such requests, to appropriate governmental authorities, in certain circumstances without notifying the Investors that the information has been provided.

In addition, each Investor will be required to represent and warrant to the Company, among other things, that (a) the proposed investment by such prospective Investor will not directly or indirectly contravene U.S. federal, state, international or other laws or regulations, including the PATRIOT Act, (b) no capital contribution to the Company by such prospective Investor will be derived from any illegal or illegitimate activities; (c) such prospective Investor is not a country, territory, person or entity named on a list promulgated by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") prohibiting, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals, nor is such prospective Investor or any of its affiliates a natural person or entity with whom dealings are prohibited under any OFAC regulations; and (d) such prospective Investor is not otherwise prohibited from investing in the Company pursuant to other applicable U.S. anti-money laundering, anti-terrorist and foreign asset control laws, regulations, rules or orders. Each Investor will be required to promptly notify the Company if any of the foregoing will cease to be true with respect to such Investor.

The Company will take such steps as it determines are necessary to comply with applicable law, regulations, orders, directives or special measures. Governmental authorities are continuing to consider appropriate measures to implement at this point and it is unclear what steps the Company may be required to take; however, these steps may include prohibiting an Investor from making further contributions to the Company, depositing distributions to which an Investor would otherwise be entitled into an escrow account or causing the mandatory redemption of an Investor's Share in the Company.

FCPA Considerations

The Company intends to comply with the U.S. Foreign Corrupt Practices Act ("FCPA") and other anti-corruption laws, anti-bribery laws and regulations, as well as anti-boycott regulations, to which they are subject. As a result, the Company may be adversely affected because of its unwillingness to participate in transactions that present undue risk under such laws or regulations.

In recent years, the U.S. Department of Justice and the SEC have devoted greater resources to enforcement of the FCPA. In addition, the United Kingdom has recently significantly expanded the reach of its anti-bribery laws. Despite the Company’s efforts to ensure compliance with the FCPA, such efforts may not in all instances prevent violations. In addition, an issuer, seller or other counterparty with which the Company transacts business, or their affiliates may engage in activities that could result in FCPA violations that implicate the Company. Any determination that the Company has violated the FCPA or other applicable anti-corruption laws or anti-bribery laws could subject it to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation and a general loss of investor confidence, any one of which could adversely affect the Company's business prospects and/or financial position, as well as the Company's ability to achieve its investment objective and/or conduct its operations.

No IRS Rulings

The Company will not seek rulings from the Internal Revenue Service (the "IRS") with respect to any of the U.S. federal income tax considerations discussed in this Offering Circular. Thus, positions to be taken by the IRS as to tax consequences could differ from the positions taken by the Company.

TAX RETURNS AND REPORTING REQUIREMENTS

Investors are urged to consult their tax advisors with regard to applicable U.S. federal, state, local, and non-U.S. reporting requirements resulting from an investment in the Company.

BACKUP WITHHOLDING

Backup withholding of U.S. federal income tax may apply to distributions made by the Company to Investors who fail to provide the Company with certain identifying information (such as the Investor's tax identification number). U.S. Investors may comply with these identification procedures by providing the Company a duly completed and executed IRS Form W-9 (Request for Taxpayer Identification Number and Certification).

FOREIGN ACCOUNT TAX COMPLIANCE

The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (commonly known as "FATCA") generally impose a new reporting regime and potentially a 30% withholding tax with respect to certain U.S. source income (including dividends and interest) and beginning January 1, 2019, proceeds from the sale or other disposition of property that can produce U.S. source interest or dividends and certain other payments. As a general matter, the new rules are designed to require U.S. Persons' direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership.

Investor will be required to provide the Company with any information required in order to comply with FATCA. Under certain circumstances, investors could be subject to reporting obligations under FATCA, and could be subject to the withholding tax described above, to the extent they do not comply with such requirements. In certain circumstances, the Company also may require a non-compliant investor to withdraw from the Company under disadvantageous terms. Prospective investors are urged to consult their tax advisors regarding the consequences of FATCA in connection with an investment in the Company.

POSSIBLE LEGISLATIVE OR OTHER ACTIONS

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the tax law, which may have retroactive application, could adversely affect the Company and its investors. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax laws applicable to the Company or its investors will be changed.

IMPORTANCE OF OBTAINING PROFESSIONAL ADVICE

THE FOREGOING SUMMARY IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

Allocation of Company Income and Loss

The Company’s Articles and Bylaws provides that the Board will have unilateral authority to amend the provisions of the agreement dealing with allocations of profits and losses for tax purposes, with respect to a tax year ending after the date of any such amendment or for which a Company tax return has not yet been filed, in any manner deemed necessary to comply, with the Code and the regulations-and to promote equitable treatment of the shareholders.

Current Distributions of Common Shares

Common Stock: 50,000,000 Shares

Preferred Stock:50,000,000 Shares

The aggregate number of Shares of all classes of capital stock which this corporation (the “Corporation”) shall have authority to issue is 100,000,000 Shares, of which 50,000,000 Shares shall be Shares of common stock, par value of $0.0001 per share (the “Common Stock”), and 50,000,000 Shares shall be Shares of preferred stock, par value of $0.0001 per share (the “Preferred Stock”).

The holders of Common Stock and Preferred Stock shall have and possess all rights as shareholders of the Corporation, including such rights as may be granted elsewhere by these Articles of Incorporation below.

Dividends on the Common Stock and Preferred Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and nonassessable. Shareholders of the Corporation do not have a preemptive right to acquire unissued Shares of the Corporation’s capital stock.

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Exempt Organizations - Unrelated Business Taxable Income

The following is a brief summary of the Federal income tax consequences of ownership of Shares by organizations otherwise exempt from taxation (hereinafter “Exempt Organizations”).

An Exempt Organization (including an IRA qualified under Section 408 of the Code and a trust forming part of a Keogh: profit-sharing or pension plan qualified under Section 401 of the Code or an organization described in Section 50 1(c) or Section 50 1(d) of the Code) is not subject to Federal income tax except to the extent that it has “unrelated business taxable income.” Unrelated business taxable income includes the gross income derived by an exempt organization from any unrelated trade or business regularly carried on by it or by a partnership of which it is a member. Interest and dividends and gains and losses from the sale, exchange or other disposition of property, unless properly includable in inventory or held primarily for sale in the ordinary course of a trade or business, are excluded from the computation of unrelated business taxable income. In computing the unrelated business taxable income of an Exempt Organization, deductions are allowed for expenses, depreciation and similar items that are directly connected with carrying on the unrelated business. In addition, the Code provides a $ 1,000 annual specific deduction except for computation of net operating losses.

Moreover, under Section 514(a) of the Code, an Exempt Organization will be taxed on its allocable share of any income from the Company to the extent that either the Exempt Organization’s investment in the Company, or the Company’s investment in the asset from which such income is derived, is debt-financed. Such an investment will be debt-financed if the investment is made with the use of borrowed funds, or if reasonably foreseeable that as a result of such investment future borrowings would be necessary to meet anticipated cash requirements.

EXEMPT ORGANIZATIONS SHOULD CONSIDER CAREFULLY WHETHER AN INVESTMENT IN WARRANTS IN THE COMPANY IS AN APPROPRIATE IN VESTMENT.

Foreign Shareholders

A Share Holder who is a nonresident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a “Foreign Person”) generally is not subject to taxation by the United States on United States source capital gains from trading in capital assets for a taxable year, provided that such Foreign Person is not engaged in a trade or business within the United States during its taxable year, and provided further that such Foreign Person, in the case of an individual, does not spend more than 182 days in the United States during its taxable year. A Foreign Person is not subject to United States tax on certain original issue discount and certain interest income from United States sources provided that such Foreign Person is not engaged in a trade or business within the United States during such taxable year. However, a Foreign Person is generally subject to United States tax on United States source dividend income. As explained below, an investment in the Company could cause a Foreign Person to be engaged in a trade or business within the United States for the foregoing purposes if the Company is so engaged. If a Foreign Person is engaged in a trade or business within the United States during a taxable year by reason of owning a Share, such Foreign Person will be required to file a United States income tax return for such year and pay tax at regular United States rates on its net income which is effectively connected with the trade or business conducted within the United States.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules, as modified by the PATH Act. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our Shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our Shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. A non-U.S. stockholder that is a corporation and receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our Shares is deemed to be not “effectively connected” with a U.S. trade or business.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the IRS:

• 35% of designated capital gain dividends or, if greater, 35% of the amount of any dividends that could be designated as capital gain dividends; and

• 30% of ordinary income dividends (i.e., dividends paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the IRS for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

If the gain on the sale of Shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of Shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our Shares may be required to withhold 10% of the purchase price and remit this amount to the IRS.

Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains. Our non-U.S. stockholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our Shares.

The American Taxpayer Relief Act of 2012, among other things, permanently extended most of the reduced rates for U.S. individuals, estates and trusts with respect to ordinary income, qualified dividends and capital gains that had expired on December 31, 2012. The Act, however, did not extend all of the reduced rates for taxpayers with incomes above a threshold amount. Beginning January 1, 2013, in the case of married couples filing joint returns with taxable income in excess of $450,000, heads of households with taxable income in excess of $425,000 and other individuals with taxable income in excess of $400,000, the maximum rates on ordinary income will be 39.6% (as compared to 35% prior to 2013) and the maximum rates on long-term capital gains and qualified dividend income will be 20% (as compared to 15% prior to 2013).

Under the Health Care and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.

State, Local and Other Taxes

In addition to Federal income taxes, Shareholders may be subject to other taxes, such as state or local income taxes and estate, inheritance or intangible property taxes that may be imposed by various jurisdictions. Each prospective investor should consult its own tax counsel with regard to such state, local and other taxes.

In preparing the foregoing “TAX CONSIDERATIONS” the Board has relied upon generally available information, for the foregoing discussion of material tax issues relating to the Federal income tax treatment of the Company and its partners.

Q: Will any distributions I receive be taxable as ordinary income?

A: Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year received because depreciation expense reduces taxable income but does not reduce cash available for distribution. In addition, we may make distributions using offering proceeds. We are not prohibited from using offering proceeds to make distributions by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. The portion of your distribution that is not subject to tax immediately is considered a return of investors’ capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you would be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”

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CORPORATE GOVERNANCE

Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our shareholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and code of business conduct and ethics, together with our Articles of Incorporation, Bylaws and the charters for each of our Board committees, form the basis for our corporate governance framework. We also are subject to certain provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC.

Our Board of Directors

Our Board currently consists of three members. The number of directors on our Board can be determined from time to time by action of our Board.

Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management  of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders   and a dedication to enhancing stockholder value.

Risk Oversight

Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The Board also is provided updates by the CEO and other executive officers of the Company on a regular basis.

Shareholder Communications

Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at Golden Cacao, Inc., C/O Simmons Associates, Ltd., Attorneys and Counselors at Law, 155 Main Street, Suite 301, Providence, Rhode Island 02903 or Golden Cacao, Inc., Dukes Place, Aldgate, London, England EC3A, United Kingdom, UK:+44 (0)7917 170092, info@GoldenCacao.com, www.GoldenCacao.com, Attention: Investor Relations or via e-mail communication at: mark.thatcher@comcast.net.

Board Committees

None.

Limitations on Liability and Indemnification of Officers and Directors

Colorado law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Articles of

Incorporation and Bylaws include provisions that eliminate, to the extent allowable under Colorado law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our Articles of Incorporation and Bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Colorado law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities. We currently do not maintain directors’ and officers’ insurance.

The limitation of liability and indemnification provisions in our Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our Articles of Incorporation and Bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

TRANSFER AGENT

Our transfer agent and registrar for our Company is Action Stock Transfer Corporation, its address is 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121, and its telephone number is (801) 274-1088.

Our Escrow Agent is CVEX Group, 5000 Plaza on The Lake, Suite 305, Austin, TX  78746, Phone: (512) 838-6363 Info:  info@cvexgroup.com, as escrow agent, for the benefit of the investors.

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by Simmons Associates, Ltd.

REPORTS

As a Tier 1, Regulation A filer, we are not required to file any reports.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby will be passed upon by Simmons Associates, Ltd., Providence, Rhode Island. James R. Simmons, our Compliance Officer, was Of Counsel to Simmons Associates, Ltd.   See “Conflicts of Interest” on page 57.

EXPERTS

The valid issuance of Shares of Company appearing throughout  this Offering Circular has been opined upon by the law firm of Simmons Associates, Ltd., Providence, Rhode Island, and upon the authority of that firm as experts in corporate, banking and securities laws.

HOW TO SUBSCRIBE

Subscription Procedures (Cash Offering)

Investors seeking to purchase our Golden Cacao Shares should visit our website at www.GoldenCacao.com. All investors must meet the “qualified purchaser” standards described in this offering circular, and should proceed as follows:

•Read this entire offering circular and any supplements accompanying this offering circular.

•Electronically complete and execute a copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as an exhibit to this offering circular, and will be available. As outlined in the subscription agreement, each investor will need to electronically complete a Form W-9 prior to the Cash Offering Closing.

By executing the subscription agreement, as applicable, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a “qualified purchaser,” and that for investors who do not qualify as “accredited investors” under Rule 501(a) of Regulation D, such subscription for common Shares does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year- end (for non-natural persons). Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part.

Subscriptions will be accepted or rejected by us as soon as reasonably practicable, but in any event no later than the end of the period of the cash offering. If we accept your subscription, we will email you a confirmation.

Minimum Purchase Requirements

If you are purchasing in the cash offering, you must initially purchase at least $2000 of Shares in this offering based on the applicable per Share price. In our discretion, we may in the future increase or decrease the minimum investment amount for all new purchasers. We will disclose any new investment amount on our website www.Golden Cacao.com at least two days in advance of that new minimum amount taking effect. Factors that we may consider in modifying the minimum investment amount include, but are not limited to, our need for additional capital, the success of our prior capital-raising efforts, and the amount of money raised from our investors who invest the minimum amount versus the amount of money we have raised from investors contributing greater amounts. Any change to the minimum investment amount will apply to all new purchasers.

Maximum Purchases Permitted

In our discretion, we may in the future increase or decrease the maximum investment amount for all new purchasers. We will disclose any new investment amount on our website www.GoldenCacao.com at least two days in advance of that new maximum amount taking effect. Factors that we may consider in modifying the maximum investment amount include, but are not limited to, our need for additional capital, the success of our prior capital-raising efforts, and the amount of money raised from our investors who invest the maximum amount versus the amount of money we have raised from investors contributing lesser amounts. Any change to the maximum investment amount will apply to all new purchasers.

Form of Payment

We will accept payment of purchase price in U.S. dollars, as well as Bitcoin and Ether (valued in U.S. dollars by https://bitcoinaverage.com/. The https://bitcoinaverage.com/ valuation will be updated every three hours starting at 9:00 am Eastern time each day, and payments will be valued based on the most recent update at the time of payment. If at any time in the future, https://bitcoinaverage.com/ is no longer operational or operates with limited functionality such that the procedures set forth herein could not be applied (such as the inability to determine an accurate trading price of the applicable cryptocurrency at a precise time), or ceases to be a significant and/or reputable exchange platform or aggregator of exchange platforms for U.S. holders of Bitcoin or Ether, such that use of https://bitcoinaverage.com/ is, in our determination, no longer a reliable method of determining the fair value of Bitcoin or Ether, we shall select a replacement source that, in the good faith judgment of management, is recognized in the market at such time, as a reputable and reliable source for such reporting purposes. The considerations to be used in selecting a replacement source shall include, whether such source has all applicable regulatory approvals to operate, the volume of cryptocurrency sales that are effected on such platform or aggregator by U.S. investors, the reputation of such platform, and the requirement under Rule 251(a) under the Securities Act that the source be an “accepted standard,” which determination will likely be made on the basis of the foregoing factors and taking into account any guidance from the SEC that may exist at the time such replacement is made. In the event we select a replacement source, holders of Golden Cacao Shares will be notified of such change via electronic communication and the filing of an offering circular supplement via Rule 253(g)(2) of Regulation A.

AVAILABLE INFORMATION

We have filed with the SEC an offering circular on Form 1-A under the Securities Act with respect to the Shares offered hereby. This offering circular, which constitutes part of the offering circular, does not contain all of the information set forth in the offering circular and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our Shares and our Company, please review the offering circular, including exhibits, schedules and reports filed as a part thereof. Statements in this offering circular as to the contents of any contract or other document filed as an exhibit to the offering circular, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the offering circular, each such statement being qualified in all respects by such reference.

A copy of the offering circular and the exhibits and schedules that were filed with the offering circular may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the offering circular may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Financial Statements for Year Ended 2019 and

the Period Ended September 30, 2020

Balance Sheet, December 31, 2019F–2

Income Statements of Expenses, December 31, 2019F–3

Statement of Stockholders’ Equity, December 31, 2019F–4

Statements of Cash Flows, December 31, 2019F-5

Balance Sheet, September 30, 2020F–6

Income Statements of Expenses, September 30, 2020F–7

Statement of Stockholders’ Equity, September 30, 2020F–8

Statements of Cash Flows, September 30, 2020F-9

Notes to the Financial StatementsF–14

Golden Cacao Corporation

8400 East Prentice Avenue

Suite 1360

Denver, Colorado 80111

920-207-0100

admin@GoldenCacao.com

Golden Cacao Corporation

Financial Statements

BALANCE SHEET

DECEMBER 31,  2019

(Unaudited)

CURRENT ASSETS:

Cash and cash equivalents	$250
Depreciable Assets
IP/Goodwill	63,500
Accounts Receivable
Temporary investment
Other Current Assets	17,500

LONG TERM ASSETS

Total assets	$81,250

Current Liabilities

Notes Payable
Deferred Income
Long Term Liabilities
-Notes Payable
Other Current Liabilities

Total Liabilities	0

STOCKHOLDER'S EQUITY:
Preferred stock, $.001 par value, no shares issued or outstanding
Common stock, $.001 par value, 50,000,000 shares authorized,	2,000
2,000,000 shares issued and outstanding

Additional Paid-In Capital	145,000

Stock subscription receivable	51,455

Accumulated deficit / income	(117,205)

Total Stockholders' equity	81,250

Total liabilities and stockholders' equity	$81,250

See accompanying notes and independent accountants’ review report.

GOLDEN CACAO CORPORATION

Financial Statements

For the Year Ended December 31, 2019

(UNAUDITED)

STATEMENT OF INCOME AND RETAINED EARNINGS FOR THE PERIOD ENDED SEPTEMBER 30, 2020

December 31, 2019

Revenues	$0

Gross income	0

Operating expenses
Bank Fees	10,691.00
IT/Web Payroll	20,302.00
Payroll and Consulting Fees	43,000.00
Legal & Accounting Payroll	12,075.00
Commissions	0.00
Marketing Expense	11,500.00
Investment Expenses	10,268.00
Seminar Expense	2,663.00
Rent Expense	3,100.00
Travel Expense	2,440.00
Office Supplies	1,166.00

Income from operations	(117,205)

Other income(expense)

Other expense
Total other expense	0

Net income before provision (benefit) for income taxes	(117,205)

Provision (benefit) for income taxes	-

Net Income	(117,205)

Retained Earnings - beginning of period	0

Accumulated deficit - end of period	$(117,205)

GOLDEN CACAO CORPORATION

STATEMENT OF STOCKHOLDERS’ (DEFICIT) EQUITY

FOR THE PERIOD ENDED SEPTEMBER 30, 2020

(UNAUDITED)

	Common Stock
			Paid-in
			Capital		Stockholders'
			in Excess of	Accumulated	Equity
	Shares	Amount	Par	Deficit/ Income	(Deficit)
Balance at December 31, 2019	2,000,000	$2,000		$0	$2,000
Issuance of additional shares for cash	0	$0			$0
Net loss				($117,205)	($117,205)

GOLDEN CACAO CORPORATION

Financial Statements

For the Period Ended September 30, 2020

(UNAUDITED) STATEMENT OF CASH FLOWS

FOR THE PERIOD ENDED SEPTEMBER 30, 2020

Cash Flows from Operating Activities

Gross Income	(117,500)
Non-cash item-issuance of shares for services
Adjustments to reconcile net income to net cash used in operations activities:
Depreciation
Changes in operating Assets and Liabilities:
Assets:
Decrease (Increase) in other current assets	(117,500)
Liabilities:
Increase (decrease) in related party payable
Increase (decrease) in accounts payable
Increase (decrease) in accrued interest

Uncategorized Income (Income not categorized elsewhere)
Net cash provided by (used in) operating activities	(235,000)

Cash Flows from Investing Activities

Stock Investment
Net cash used by investing activities	0

Cash Flows from Financing Activities

Payment on long-term debt	(20,000)
Proceeds from related party advances
Issuance of shares for cash/contributions	45,000
Net cash used by financing activities	25,000

Net increase (decrease) in cash	(210,000)

Cash beginning of period	$0
Cash end of period	$6,078

Supplemental Disclosure of non-cash transactions
Interest paid	$0
Taxes paid	$0

See accompanying notes and independent accountants’ review report.

GOLDEN CACAO CORPORATION

Financial Statements

BALANCE SHEET

SEPTEMBER 30, 2020

(Unaudited)

ASSETS	September 30, 2020

CURRENT ASSETS:

Cash and cash equivalents	$1,500
Depreciable Assets
IP/Goodwill	60,000
Accounts Receivable
Temporary investment	50,000
Other Current Assets	0

LONG TERM ASSETS

Total assets	$111,500

Current Liabilities

Notes Payable	75,000
Deferred Income
Long Term Liabilities
-Notes Payable	43,500
Other Current Liabilities	12,000

Total Liabilities	130,500

STOCKHOLDER'S EQUITY:
Preferred stock, $.001 par value, no shares issued or outstanding
Common stock, $.001 par value, 50,000,000 shares authorized,	4,000
4,000,000 shares issued and outstanding

Additional Paid-In Capital	96,108

Stock subscription receivable	75,000

Accumulated deficit / income	(194,108)

Total Stockholders' equity	100,108

Total liabilities and stockholders' equity	$111,500

See accompanying notes and independent accountants’ review report.

GOLDEN CACAO CORPORATION

Financial Statements

For the Period Ended September 30, 2020

(UNAUDITED)

STATEMENT OF INCOME AND RETAINED EARNINGS FOR THE PERIOD ENDED SEPTEMBER 30, 2020

September 30, 2020

Revenues	$0

Gross income	0

Operating expenses
Bank and Admin Fees	12,991.00
IT/Web Payroll	18,230.00
Payroll and Consulting Fees	46,500.00
Legal & Accounting Payroll	67,250.00
Commissions	18,000.00
Marketing Expense	11,500.00
Investment Expenses	10,268.00
Seminar Expense	2,663.00
Rent Expense	3,100.00
Travel Expense	2,440.00
Office Supplies	1,166.00

Income from operations	(194,108)

Other income(expense)

Other expense

Total other expense	0

Net income before provision (benefit) for income taxes	(194,108)

Provision (benefit) for income taxes	-

Net Income	(194,108)

Retained Earnings - beginning of period	0

Accumulated deficit - end of period	$(194,108)

GOLDEN CACAO CORPORATION

STATEMENT OF STOCKHOLDERS’ (DEFICIT) EQUITY

FOR THE PERIOD ENDED SEPTEMBER 30, 2020

(UNAUDITED)

	Common Stock
			Paid-in
			Capital		Stockholders'
			in Excess of	Accumulated	Equity
	Shares	Amount	Par	Deficit/ Income	(Deficit)
Balance at December 31, 2019	4,000,000	$4,000		$0	$4,000
Issuance of additional shares for cash	0	$0			$0
Net loss				($194,108)	($194,108)

Balance at September 30, 2020	4,000,000	$4,000	$0	($194,108)	($190,108)

GOLDEN CACAO CORPORATION

Financial Statements

For the Period Ended September 30, 2020

(UNAUDITED) STATEMENT OF CASH FLOWS

FOR THE PERIOD ENDED SEPTEMBER 30, 2020

September 30, 2020

Cash Flows from Operating Activities

Gross Income	(194,108)
Non-cash item-issuance of shares for services
Adjustments to reconcile net income to net cash used in operations activities:
Depreciation
Changes in operating Assets and Liabilities:
Assets:
Decrease (Increase) in other current assets	0
Liabilities:
Increase (decrease) in related party payable	(25,000)
Increase (decrease) in accounts payable
Increase (decrease) in accrued interest

Uncategorized Income (Income not categorized elsewhere)
Net cash provided by (used in) operating activities	(219,108)

Cash Flows from Investing Activities

Stock Investment
Net cash used by investing activities	0

Cash Flows from Financing Activities

Payment on long-term debt	(20,000)
Proceeds from related party advances
Issuance of shares for cash/contributions	75,000
Net cash used by financing activities	55,000

Net increase (decrease) in cash	(164,108)

Cash beginning of period	$0
Cash end of period	$500

Supplemental Disclosure of non-cash transactions
Interest paid	$0
Taxes paid	$0

See accompanying notes and independent accountants’ review report.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GOLDEN CACAO CORPORATION was incorporated in the State of Colorado on September 15, 2019.

Unaudited Financial Statements. - These financial statements have been prepared by management and have not been reviewed or audited by any outside accounting firm.

Fiscal Year - The Company’s fiscal year-end is December 31.

Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Basis of Presentation - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Use of Estimates - The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements' estimates or assumptions could have a material impact on the Company's financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. The Company's financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Property, Plant and Equipment - Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Lives

Office Equipment5-10 years

Copier5-7 years

Vehicles5-10 years

Website / Software3-5 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method. Since the refinery and engineering investment has not yet been placed in service, no depreciation has commenced.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Advertising - Advertising expenses are recorded as general and administrative expenses when they are incurred. There was no advertising expense for the periods presented.

Research and Development - All research and development costs and software development costs are expensed as incurred. There was no research and development expense for the periods presented.

Income tax - We are subject to income taxes in the U.S. Significant judgment is required in evaluating our uncertain tax positions and determining our provision for income taxes. In accordance with FASB ASC Topic 740, “Income Taxes,” we provide for the recognition of deferred tax assets if realization of such assets is more likely than not.

Non-Cash Equity Transactions - Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

Offering costs - The Company has elected to expense offering costs as incurred, rather than capitalizing them.

Fair Value Measurements - Effective beginning second quarter 2010, the FASB ASC Topic 825, Financial Instruments, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports. For the Company, this statement applies to certain investments and long-term debt. Also, the FASB ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt. The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities. These inputs are summarized in the three broad levels listed below.

•Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

•Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc.)

•Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s adoption of FASB ASC Topic 825 did not have a material impact on the Company’s consolidated financial statements.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial instruments, pricing inputs are less observable in the market and may require management judgment. As of September 30, 2020, the Company had no assets other than cash or prepaid deposits.

Basic and diluted earnings per share - Basic earnings per share are based on the weighted-average number of shares of common stock outstanding. Diluted Earnings per share is based on the weighted-average number of shares of

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

common stock outstanding adjusted for the effects of common stock that may be issued as a result of the following types of potentially dilutive instruments:

•Shares,

•Employee stock options, and

•Other equity awards, which include long-term incentive awards.

The FASB ASC Topic 260, Earnings Per Share, requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

Diluted earnings per share is based on the assumption that all dilutive options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Basic and diluted earnings per share are the same as there were no potentially dilutive instruments for the period presented.

Concentrations, Risks, and Uncertainties - The Company did not have a concentration of business with suppliers or customers constituting greater than 10% of the Company’s gross sales during the period presented.

Stock Based Compensation - For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “Equity” and FASB ASC Topic 718, “Compensation — Stock Compensation,” we perform an analysis of current market data and historical company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, we use these estimates as variables in the Black- Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in our Consolidated Statement of Income. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on our financial statements.

NOTE 2 - RECENTLY ENACTED ACCOUNTING STANDARDS

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle-based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2016; however, the FASB has proposed a one-year deferral. Early adoption is not permitted, and either full retrospective adoption or modified retrospective adoption is permitted. The Company is in the process of evaluating the impact of ASU 2014-09 on the Company’s financial statements and disclosures.

In August 2014, the FASB issued ASU No. 2014-15 (ASU 2014-15), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which provides guidance on determining when and how to disclose going- concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity’s ability to continue as a going concern. The ASU applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter, with early adoption permitted. The Company is currently evaluating the impact the adoption of ASU 2014-15 on the Company’s financial statement presentation and disclosures.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

In February 2015, the FASB issued ASU No. 2015-02 (ASU 2015-02), Consolidation (Topic 810): Amendments to the Consolidation Analysis. ASU 2015-02 provides guidance on the consolidation evaluation for reporting organizations that are required to evaluate whether they should consolidate certain legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions). ASU 2015- 02 is effective for periods beginning after December 15, 2015. Early adoption is permitted. The adoption of ASU 2015-02 is not expected to have a material effect on the Company’s consolidated financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its business plan and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company's foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with OTC Markets, and the payment of expenses associated with software development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, the Company has relied upon internally generated funds and funds from the sale of securities to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company's stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company's failure to do so could have a material and adverse effect upon its and its shareholders.

*****

Golden Cacao Corporation 4,000,000

SHARES OF COMMON STOCK

OFFERING CIRCULAR

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of this Offering Circular is December 11, 2020

PART III - INFORMATION NOT REQUIRED IN THE OFFERING CIRCULAR

NumberDescription of Exhibit

2.1 Certificate/Articles of Incorporation*

2.2Bylaws*

3.1Form of BOD Nomination Agreement*

3.2Form of BOD Indemnification Agreement*

4.1 Form of Subscription Agreement**

6.1 Employment Agreement with President, CEO, CFO and Secretary**

6.2 Employment Agreement with COO and CDO**

6.3 Employment Agreement with Vice President and CTO**

6.4 Board of Directors Service Agreement with _________________**

6.7 Stock Incentive Plan**

6.8 Stock Option Plan**

6.12 Investor Relations Agreement with _________________ **

10.1Convertible Promissory Note**

11.1Consent of Simmons Associates, Ltd.**

12.1Form of Opinion Simmons Associates, Ltd.**

*Filed herewith.

** To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering circular to be signed on its behalf by the undersigned, thereunto duly authorized in Providence, Rhode Island, on the 11th of December, 2020.

GOLDEN CACAO CORPORATION

By:/s/ Christopher Werner

_____________________________________________

CHRISTOPHER WERNER

Chairman and CEO

This offering circular has been signed by the following person in the capacities indicated on December 11, 2020.

By:/s/ James R. Simmons

_____________________________________________

James R. Simmons

U.S. Counsel

(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

GOLDEN CACAO CORPORATION

Disclaimer

No money or consideration is being solicited by the information in this Offering Circular or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of this offering by the SEC. A potential investor’s indication of interest does not create a commitment to purchase the securities Golden Cacao is offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met   after the offering qualification date.

The Company’s Reg A+ Offering, after qualification by the SEC, will be made only by means of the Offering Circular. Any information in this Offering Circular or any other communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction.

You may obtain a copy of the Preliminary Offering Circular and the Offering Statement in which such Preliminary Offering Circular was filed with the SEC by visiting:

https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001742808&owner=exclude&count=40.

All information contained in this Offering Circular is subject to change.